As filed with the Securities and Exchange Commission on November 12, 2001

                                                     Registration  No. 333-_____
________________________________________________________________________________

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C.  20549
                            _________________________

                                    FORM SB-2
                             REGISTRATION STATEMENT
                                    UNDER THE
                             SECURITIES ACT OF 1933
                            _________________________

                            THE FEMALE HEALTH COMPANY
                 (Name of Small Business Issuer in its Charter)
                            _________________________

        Wisconsin                     3069                      39-1144397
(State or Other Jurisdiction   (Primary Standard            (I.R.S.  Employer
   of Incorporation or          Industrial Classification    Identification No.)
       Organization)             Code  Number)

                                                  O.B. Parrish, Chairman
               515 North State Street             of the Board and Chief
                     Suite 2225                      Executive Officer
              Chicago, Illinois 60610             515 North State Street
                   (312) 595-9123                       Suite 2225
                                                  Chicago, Illinois 60610
                                                      (312) 595-9123
         (Address and Telephone Number
         of Principal Executive Offices and     (Name, Address and Telephone
          Principal Place of Business)           Number of Agent for Service)

                                   Copies to:

                              James M. Bedore, Esq.
                        Reinhart Boerner Van Deuren s.c.
                       1000 North Water Street, Suite 2100
                              Milwaukee, WI  53202
                                 (414) 298-1000

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective
registration  statement  for  the  same  offering.   [  ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement
for  the  same  offering.   [  ]

If  delivery  of  the  prospectus  is  expected to be made pursuant to Rule 434,
please  check  the  following  box.   [  ]

                         CALCULATION OF REGISTRATION FEE

==================================================================================================================
                               PROPOSED MAXIMUM
TITLE OF EACH CLASS OF           AMOUNT TO BE     PROPOSED MAXIMUM OFFERING      AGGREGATE          AMOUNT OF
SECURITIES TO BE REGISTERED       REGISTERED           PRICE PER SHARE         OFFERING PRICE    REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------
Common Stock, $0.01 par value         6,950,000  $                  0.44 (1)  $  3,058,000 (1)  $          765 (1)
                                        200,000                                                                (2)
                                      4,025,844                                                                (3)
                                      1,075,000                                                                (4)
                               ----------------
                                     12,250,844
==================================================================================================================

(1)     Calculated  in  accordance with Rule 457(c) based on the average of the bid and asked prices of the Common
        Stock  as  reported on the Over the Counter Bulletin Board on November 5, 2001, solely for the purposes of calculating  the  amount  of  the  registration  fee.

(2)     Paid  previously  with  the  filing  of  Registration  Statement  File  No.  333-68515.

(3)     Paid  previously  with  the  filing  of  Registration  Statement  File  No.  333-89273.

(4)     Paid  previously  with  the  filing  of  Registration  Statement  File  No.  333-46314.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said section 8(a), may determine.

Pursuant to Rule 429 under the Securities Act, this Registration Statement is related to (i) the registrant's Registration Statement File No. 333-68515 on Form SB-2, originally filed on December 8, 1998, with respect to 200,000 shares,
(ii) the registrant's Registration Statement File No. 333-89273, originally filed on October 19, 1999, with respect to 4,025,844 shares, and (iii) the registrant's Registration Statement File No. 333-46314, originally filed on September 21, 2000, with respect to 1,075,000 shares.

PROSPECTUS               PRELIMINARY  PROSPECTUS
                         SUBJECT TO COMPLETION-DATED NOVEMBER 9, 2001

                         THE  FEMALE  HEALTH  COMPANY

                         12,250,844  SHARES  OF  COMMON  STOCK

     This prospectus may be used only by the stockholders listed under the section entitled "Selling Stockholders" in the prospectus for their resale of up to 12,250,844 shares of our common stock. We will not receive any proceeds from the sale of the shares by the selling stockholders.

     Our common stock is quoted on the Over the Counter Bulletin Board under the symbol "FHCO." On November 8, 2001, the closing sale price of the common stock was $0.60 per share.

YOU SHOULD CONSIDER THE "RISK FACTORS" BEGINNING ON PAGE 6 BEFORE PURCHASING OUR COMMON STOCK.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

_______,  2001

                                TABLE OF CONTENTS

                                                       PAGE
                                                       ----
Prospectus Summary. . . . . . . . . . . . . . . . . .     3
Risk Factors. . . . . . . . . . . . . . . . . . . . .     6
Forward-Looking Statements May Prove to be Inaccurate    11
Use of Proceeds . . . . . . . . . . . . . . . . . . .    11
Price Range of Common Stock . . . . . . . . . . . . .    11
Dividend Policy . . . . . . . . . . . . . . . . . . .    11
Determination of Offering Price . . . . . . . . . . .    12
Capitalization. . . . . . . . . . . . . . . . . . . .    13
Management's Discussion and Analysis of Financial
Condition and Results of Operations . . . . . . . . .    14
Business. . . . . . . . . . . . . . . . . . . . . . .    18
Management. . . . . . . . . . . . . . . . . . . . . .    23
Principal Shareholders. . . . . . . . . . . . . . . .    28
Related Party Transactions. . . . . . . . . . . . . .    30
Description of Capital Stock. . . . . . . . . . . . .    32
Selling Stockholders. . . . . . . . . . . . . . . . .    35
Plan of Distribution. . . . . . . . . . . . . . . . .    40
Legal Matters . . . . . . . . . . . . . . . . . . . .    41
Experts . . . . . . . . . . . . . . . . . . . . . . .    41
The Female Health Company Index to Consolidated
Financial Statements. . . . . . . . . . . . . . . . .  F-1

                               PROSPECTUS SUMMARY

     THIS SUMMARY PROVIDES AN OVERVIEW OF SELECTED INFORMATION CONTAINED ELSEWHERE IN THIS PROSPECTUS AND DOES NOT CONTAIN ALL OF THE INFORMATION YOU SHOULD CONSIDER. THEREFORE, YOU SHOULD ALSO READ THE MORE DETAILED INFORMATION IN THIS PROSPECTUS AND OUR FINANCIAL STATEMENTS.

                                  OUR BUSINESS

The Female Health Company manufactures, markets and sells the female condom. We were incorporated in Wisconsin in 1971 and established in our current form as The Female Health Company on February 1, 1996.

     Initially, we expended significant time and resources in the development of the female condom and securing FDA approval to market the female condom in the United States. During this time, we also operated our original recreational products business. After considering various alternatives, in 1995 our Board of Directors selected the female condom as the central focus for our strategic direction. As a result, in January 1996, we sold our recreational products business, changed our name to The Female Health Company and devoted ourselves solely to the commercialization of the female condom.

     As part of this restructuring, on February 1, 1996, we acquired the stock of Chartex Resources Limited, the manufacturer and owner of worldwide rights to, and our then sole supplier of, the female condom. As a result of these transactions, our sole business now consists of the manufacture, marketing and sale of the female condom. We own global intellectual property rights for the female condom, including:

     - patents in the United States, the European Union, Japan and various other countries;

     - a Pre-Market Approval granted by the United States Food and Drug Administration (FDA) approving and permitting marketing of the female condom in the United States;

     - a CE mark in the European Union representing that the product, as a medical device, has been approved by the European Union for marketing in the member countries of the European Union;

     -    regulatory  approvals in various other countries, including Japan; and

     -    proprietary  manufacturing  technology.

     We also lease a state of the art manufacturing facility in London, England, capable of producing 60 million female condoms per year. The facility has been inspected and approved by the FDA and the European Union.

     Our principal executive offices are located at 515 North State Street, Suite 2225, Chicago, Illinois 60610, and our telephone number is 312-595-9123.

                                  THE OFFERING

Common stock offered by the selling stockholders.  12,250,844 shares (1)(2)(3)

Common stock outstanding as of September 30, 2001  15,668,219 shares (4)

Over the Counter Bulletin Board symbol. . . . . .  FHCO
_________________

(1)  Includes:

     - Up to 3,000,000 shares of common stock issuable upon exercise of warrants currently owned by five selling stockholders. The warrants are exercisable in the aggregate to purchase the number of shares of our common stock equal to $1,500,000 divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. These warrants have been pledged to a bank to secure guarantees executed by these selling stockholders on our behalf;

     - Up to 1,000,000 shares of common stock issuable upon exercise of a warrant currently owned by a selling stockholder. The warrant is exercisable in the aggregate to purchase the number of shares of our common stock equal to $500,000 divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share;

     - 200,000 shares of common stock issuable upon exercise of warrants currently owned by two selling stockholders. These warrants have been pledged to a bank to secure guarantees executed by these selling stockholders on our behalf;

     - 2,887,500 shares of common stock issuable upon exercise of warrants currently owned by 11 selling stockholders.

     - 900,000 shares of common stock which may be received by three selling stockholders upon conversion of convertible debentures in the aggregate principal amount of $450,000; and

     -    4,263,344  shares  of  common  stock owned by 21 selling stockholders.

(2) A total of 5,300,844 shares of common stock offered under this prospectus were previously registered and are included in this prospectus as allowed under Rule 429 under the Securities Act of 1933. A total of 6,950,000 shares of common stock are being newly registered under this prospectus, including 4,500,000 shares beneficially owned by our directors or executive officers.

(3) A total of 5,433,338 shares of common stock offered under this prospectus are beneficially owned by our directors or executive officers, including up to 2,800,000 shares issuable upon exercise of warrants and 500,000 shares issuable upon conversion of a convertible debenture.

(4)  Does  not  include:

     - 8,297,500 shares of common stock issuable upon exercise of warrants outstanding as of September 30, 2001;

     - 2,859,533 shares of common stock issuable upon exercise of stock options outstanding as of September 30, 2001;

     - 660,000 shares of common stock issuable upon conversion of outstanding preferred stock; and

     - 900,000 shares issuable upon conversion of $450,000 of convertible debentures outstanding.

                          SUMMARY FINANCIAL INFORMATION

     The summary financial information below is derived from our financial statements appearing elsewhere in this prospectus. You should read this information in conjunction with those financial statements, including the notes to the financial statements.

                                          YEAR ENDED SEPTEMBER 30,         NINE MONTHS ENDED
                                     1998          1999          2000       JUNE 30, 2001
                                 ------------  ------------  ------------  -----------------
STATEMENTS OF OPERATIONS DATA:
Net revenues. . . . . . . . . .  $ 5,451,399   $ 4,715,477   $ 5,766,868   $     4,959,512
Cost of products sold . . . . .    5,273,369     4,598,747     5,184,735         3,998,978
Net loss. . . . . . . . . . . .   (3,357,316)   (3,750,309)   (3,690,163)         (976,404)
Net loss attributable to common
    stockholders. . . . . . . .   (4,306,985)   (3,884,228)   (3,822,358)       (1,076,133)
Net loss per common share
    outstanding . . . . . . . .  $     (0.43)  $     (0.36)  $     (0.30)  $         (0.07)


                                   SEPTEMBER 30, 2000    JUNE 30, 2001
                                  --------------------  ---------------
CONSOLIDATED BALANCE SHEET DATA:
Working capital. . . . . . . . .  $        (1,425,516)  $      199,245
Total assets . . . . . . . . . .            4,120,782        4,095,862
Long-term debt and capital lease
 obligations . . . . . . . . . .                    -        1,048,471
Stockholders' deficit. . . . . .             (693,067)        (418,317)

                                  RISK FACTORS

     You should carefully consider the following risk factors, as well as the other information contained in this prospectus, before purchasing our common stock.

WE NEED ADDITIONAL CAPITAL TO SUPPORT OUR OPERATIONS. WE MAY NOT BE ABLE TO RAISE SUFFICIENT AMOUNTS OF ADDITIONAL CAPITAL WHEN NEEDED AND, IF WE DO RAISE ADDITIONAL CAPITAL, IT COULD DILUTE THE HOLDINGS OF OUR SHAREHOLDERS.

     Sales of our sole product, the female condom, are currently insufficient to cover our fixed manufacturing overhead, advertising and general and administrative costs. Consequently, we must secure additional capital to fund operating losses. We may not be successful in raising sufficient amounts of additional capital when needed and, even if we are able to raise additional capital, the terms of our financing activities may be costly and/or dilute the holdings of our shareholders.

     We estimate that we may need up to $0.5 million before the end of 2001 to fund our anticipated cash needs for working capital, capital expenditures and debt obligations, depending on the level of sales of our product. However, at this stage in our development, the amount and timing of our future capital requirements cannot be precisely determined. Many of the factors affecting our capital requirements, including new market launches by our international partners and sales orders from existing customers, are outside of our control.

     We expect to raise additional capital through one or more of the following means:

     -    the  sale  of  debt  or  equity  securities;

     -    the  sale  of  assets  or  rights;  or

     - by discounting receivables and/or letters of credit to facilitate collection.

     We can make no assurance that we will be successful in raising additional capital. Further, we can make no assurance that any amount, if raised, will be sufficient to continue our operations until sales of the female condom generate sufficient revenues to fund operations.

OUR  SUCCESS  IS  COMPLETELY  DEPENDENT  UPON  THE SUCCESS OF THE FEMALE CONDOM.

     We expect to derive our future revenues from sales of the female condom, our sole current product. Our current level of expenditures has been established to support a higher level of revenues. For us to begin generating cash from operations, sales of the female condom will have to increase to approximately 15 million per year based upon the current average selling price per unit, which would represent approximately 25% of our manufacturing capacity compared to approximately 13% of our manufacturing capacity that we used in fiscal 2000. If sales do not increase from current levels to this degree or if the cost to obtain this level of sales is prohibitive, we will continue to experience operating losses and, ultimately, our viability will be in jeopardy. Our ability to achieve a higher level of revenues is uncertain because the product is in the early stages of its commercialization. Accordingly, the ultimate level of acceptance of the female condom by public health advocates as well as users around the world, which includes the decision to use the female condom versus other available products, is not yet known.

WE HAVE A HISTORY OF SIGNIFICANT LOSSES AND, DUE TO THAT AND OTHER FACTORS, OUR INDEPENDENT AUDITOR HAS ISSUED A QUALIFIED OPINION ON OUR FINANCIAL STATEMENTS.

     We had a net loss attributable to common stockholders of $1.1 million for the first nine months of fiscal 2001, $3.8 million for fiscal 2000 and $3.9 million for fiscal 1999. As of June 30, 2001, we had an accumulated deficit of $50.1 million, working capital of $0.2 million and a stockholders' deficit of $0.4 million. Historically, we have experienced cash operating losses relating to expenses to develop, manufacture and promote the female condom. Consistent with the availability of resources, we expect to make substantial expenditures in future periods in an effort to support our manufacturing operations and increase awareness and distribution of the female condom around the globe. Until our internally generated funds are sufficient to meet cash requirements, we will remain dependent upon our ability to generate sufficient capital from outside sources. We can make no assurance that we will achieve a profitable level of operations in the near term or at all.

     Our independent auditor's reports on our consolidated financial statements for the fiscal years ended September 30, 2000, 1999, 1998 and 1997 were qualified as to our ability to continue as a going concern. While many factors are considered by the auditor in reaching its opinion, the primary reason for the going concern opinion was due to our continued deficit cash flows from operations, driven largely by continued operating losses. Our net cash used in operations was $0.6 million for the first nine months of fiscal 2001, $1.0 million for fiscal 2000 and $2.8 million for fiscal 1999.

     In the near term, we expect operating costs to continue to exceed funds generated from operations due principally to our fixed manufacturing costs relative to our current production volumes. We can make no assurance that we will achieve positive cash flows from our operations in the near term or at all. We believe we must first achieve, on a continuing basis, positive cash flow from operations and net operating profits in order for our independent auditors to re-evaluate their going concern opinion.

BECAUSE OUR PRODUCT FACES SIGNIFICANT COMPETITION FROM OTHER PRODUCTS, SUCH AS THE MALE CONDOM, WE MAY NOT BE ABLE TO ACHIEVE ANTICIPATED GROWTH LEVELS OR PROFIT MARGINS.

     We may be unable to compete successfully against current and future competitors, and competitive pressures could have a negative effect on our revenues, cash flows and profit margins. Although we believe that there is currently no other female condom sold in the world, other parties may seek to develop an intravaginal pouch which does not infringe our patents. These products, if developed, could be distributed by companies with greater financial resources and customer contacts than us. In addition, there are a number of other products currently marketed which have a higher degree of accepted efficacy for preventing pregnancy than does the female condom. These products include male condoms, birth control pills, Norplant and Depo Provera. However, other than the female condom, only the latex male condom is generally recognized as being efficacious in preventing unintended pregnancies and sexually transmitted diseases. Companies manufacturing these competing products are generally much larger than we are and have access to significantly greater resources than we do. In addition, the female condom is generally sold at prices comparatively greater than the price of the latex male condom. Accordingly, the female condom will not be able to compete with the latex male condom solely on the basis of price.

FUTURE SALES OF OUR COMMON STOCK IN THE PUBLIC MARKET MAY REDUCE THE STOCK'S TRADING PRICE.

     A large number of our shares of common stock which are currently outstanding or which we may issue in the near future may be immediately resold in the public market. Sales of our common stock in the public market or the perception that sales may occur, could cause the market price of our common stock to decline even if our business is doing well. Virtually all of the 15,668,219 shares of our common stock and 660,000 shares of our convertible preferred stock outstanding as of September 30, 2001 may be immediately resold in the public market, although sales of our shares by our directors, executive officers or other persons who may control us may be subject to restrictions under Rule 144, including limitations on the number of shares that may be sold. Further, as of September 30, 2001, we have issued options and warrants to purchase 11,157,033 shares of common stock and convertible debentures convertible into 900,000 shares of common stock. We have filed or intend to file registration statements under the Securities Act to register the sale of the shares underlying these options and warrants and, accordingly, any shares received upon exercise of these options or warrants will also be freely tradable, except for shares received by our directors, executive officers or other persons who may control us which are subject to the restrictions under Rule 144.

SINCE OUR COMMON STOCK IS NO LONGER LISTED ON THE AMERICAN STOCK EXCHANGE, YOU MAY HAVE GREATER DIFFICULTY BUYING AND SELLING OUR COMMON STOCK.

     On February 5, 1999, our common stock was delisted from the American Stock Exchange since it did not meet all of the criteria for continued listing. Commencing on approximately February 10, 1999, the common stock has been quoted on the OTC Bulletin Board under the symbol "FHCO." You may find it more difficult to obtain accurate quotations of the price of the our common stock and to sell the common stock on the open market than was the case when the common stock was listed on the American Stock Exchange. In addition, companies whose stock is listed on the American Stock Exchange must adhere to the rules of that exchange. These rules include various corporate governance procedures which, among other items, require a company to obtain shareholder approval prior to completing various types of important transactions including issuances of common stock equal to 20% or more of the company's then outstanding common stock for less than the greater of book or market value or most issuances of stock options. Since our stock is quoted on the OTC Bulletin Board, we are not subject to those or any comparable rules.

OUR STOCK PRICE HAS BEEN EXTREMELY VOLATILE AND, AS A RESULT, THE PRICE COULD BE DOWN AT A TIME WHEN YOU DESIRE TO SELL YOUR SHARES.

     The market price of our common stock has been and may continue to be affected by quarter-to-quarter variations in our operating results, announcements by our competitors and other factors. In addition, the stock market has from time to time experienced extreme price and volume fluctuations, particularly among the stock of emerging growth companies, which have often been unrelated to the operating performance of particular companies. Factors not directly related to our performance, such as governmental regulation or negative industry reports, may also have a significant adverse impact on the market price of our common stock.

BECAUSE OUR COMMON STOCK IS A "PENNY STOCK," TRADING IN IT IS SUBJECT TO THE PENNY STOCK RULES WHICH COULD AFFECT YOUR ABILITY TO RESELL THE STOCK IN THE MARKET.

     The Securities Enforcement and Penny Stock Reform Act of 1990 imposes restrictions when making trades in any stock such as our common stock which is defined as a "penny stock." The SEC's regulations generally define a penny stock as an equity security that has a price of less than $5.00 per share, other than securities which are traded on markets such as the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market. As a result of being a penny stock, the market liquidity for our common stock may be adversely affected since the regulations on penny stocks could limit the ability of broker-dealers to sell our common stock and thus your ability to sell our common stock in the secondary market. The regulations restricting trades in penny stock include:

     - a requirement that stock brokers deliver to their customers, prior to any transaction involving a penny stock, a disclosure schedule explaining the penny stock market and the risks associated with the penny stock market; and

     - a requirement that broker-dealers who recommend penny stocks to persons other than their established customers and a limited class of accredited investors must make a special written suitability determination for the purchaser and receive the purchaser's written agreement to the transaction prior to the sale of the securities.

AS A MANUFACTURER AND MARKETER OF A CONSUMER PRODUCT, WE COULD EXPERIENCE PRODUCT LIABILITY CLAIMS.

     The nature of our product may expose us to significant product liability risks. We maintain product liability insurance with coverage limits of $5 million per year on the female condom. We can make no assurance that we will be able to maintain this insurance on acceptable terms or that the insurance will provide adequate coverage against product liability claims. While no product liability claims on the female condom have been brought against us to date, a successful product liability claim against us in excess of our insurance coverage could be extremely damaging to us.

SINCE WE SELL PRODUCT IN FOREIGN MARKETS, WE ARE SUBJECT TO FOREIGN CURRENCY AND OTHER INTERNATIONAL BUSINESS RISKS THAT COULD ADVERSELY AFFECT OUR OPERATING RESULTS.

     We manufacture the female condom in a leased facility located in London, England. In addition, a material portion of our future sales are likely to be in foreign markets. Manufacturing costs and sales to foreign markets are subject to inherent risks and challenges that could adversely affect our revenues, cash flows and profit margins, including:

     - normal currency risks associated with changes in the exchange rate of foreign currencies relative to the United States dollar;

     - unexpected changes in international regulatory requirements and tariffs;

     -    difficulties  in  staffing  and  managing  foreign  operations;

     -    greater  difficulty  in  accounts  receivable  collection;

     -    political  or  economic changes, especially in developing nations; and

     -    price  controls  and  other  restrictions  on  foreign  currency.

     To date, we have not used currency hedging strategies to manage our currency risks. On an ongoing basis, we will continue to evaluate our commercial transactions and will consider employing currency hedging strategies if appropriate.

OUR PRODUCT IS SUBJECT TO SUBSTANTIAL GOVERNMENT REGULATION WHICH EXPOSES US TO RISKS THAT WE WILL BE FINED OR EXPOSED TO CIVIL OR CRIMINAL LIABILITY, RECEIVE NEGATIVE PUBLICITY OR BE PREVENTED FROM SELLING OUR PRODUCT.

     The female condom is subject to regulation by the FDA under the Food, Drug and Cosmetic Act, and by other state and foreign regulatory agencies. Under the Food, Drug and Cosmetic Act, medical devices must receive FDA clearance before they can be sold. FDA regulations also require us to adhere to "Good
Manufacturing Practices," which include testing, quality control and documentation procedures. Our compliance with applicable regulatory requirements is monitored through periodic inspections by the FDA and other foreign regulatory agencies. If we fail to comply with applicable regulations, we could:

     -    be  fined  or  exposed  to  civil  or  criminal  liability;

     - face suspensions of clearances, seizures or recalls of products or operating restrictions;

     -    receive  negative  publicity;  or

     - be prevented from selling our product in the United States or in foreign markets.

OUR SHAREHOLDERS MAY BE PERSONALLY LIABLE FOR UP TO $.01 FOR EACH SHARE HELD IF WE FAIL TO REPAY OUR DEBTS TO OUR EMPLOYEES FOR UNPAID COMPENSATION.

     Since we are a Wisconsin corporation, our shareholders may be personally liable for our debts to our employees for services performed. Wisconsin law limits the potential amount of our shareholders' liability to the par value of our shares, which is $.01 per share, for each share held. Potential liability is also limited to debts for a maximum of six months' services.

A LIMITED NUMBER OF OUR SHAREHOLDERS CAN EXERCISE SUBSTANTIAL INFLUENCE OVER OUR COMPANY.

     As of September 30, 2001, our directors and executive officers and their affiliates beneficially own in the aggregate approximately 46.0% of our outstanding shares of common stock. If these shareholders were to vote together as a group, they would have the ability to exert significant influence over our board of directors and policies. For instance, these shareholders would be able to exert a significant influence over the outcome of all shareholder votes, including votes concerning director elections, by-law amendments and possible mergers, corporate control contests and other significant corporate transactions. See "Principal Shareholders" for more information.

A HOLDER OF CONVERTIBLE DEBENTURES HAS ALLEGED THAT WE DEFAULTED IN OUR OBLIGATIONS UNDER THE CONVERTIBLE DEBENTURES AND HAS DEMANDED THAT WE ISSUE 1,500,000 SHARES OF OUR COMMON STOCK UNDER THE DEFAULT PROVISIONS OF THE CONVERTIBLE DEBENTURES.

     We issued convertible debentures in the principal amount of $1.5 million to five investors on May 19, 1999 and June 3, 1999. These convertible debentures were secured by a first security interest in all of our assets. The holder of convertible debentures in the principal amount of $1 million has alleged that we are in default with respect to the perfection of the investors' security interest in our assets, and has made a demand pursuant to the default provisions of the convertible debentures for the immediate repayment of all amounts outstanding under the convertible debentures and for the issuance of 1,500,000 shares of our common stock to the investors. In May 2001, we repaid the principal amount outstanding under the convertible debentures using the proceeds of a new loan agreement. The holder of the convertible debentures, however, has not released his claim or acted to terminate the security interest of the investors in our assets. We dispute this claim and intend to vigorously defend our position. However, any resolution of this matter may result in dilution to our existing shareholders and may adversely affect our results of operations.

              FORWARD-LOOKING STATEMENTS MAY PROVE TO BE INACCURATE

     We have made forward-looking statements in this prospectus that are subject to risks and uncertainties. When we use the words "believes," "expects," "anticipates" or similar expressions, we are making forward-looking statements. Because many factors can materially affect results, including those listed under "Risk Factors," you should not regard our inclusion of forward-looking information as a representation by us or any other person that our objectives or plans will be achieved. Our assumptions relating to budgeting, research, sales, results and market penetration and other management decisions are subjective in many respects and thus are susceptible to interpretations and periodic revisions based on actual experience and business developments. The impact of any of these factors may cause us to alter our capital expenditures or other budgets, which may in turn affect our business, financial position, results of operations and cash flows. Therefore, you should not place undue reliance on forward-looking statements contained in this prospectus, which speak only as of the date of this prospectus. Factors that might cause actual results to differ from those anticipated in the forward-looking statements include, but are not limited to, those described in "Risk Factors."

                                 USE OF PROCEEDS

     The proceeds from the sale of the shares offered by this prospectus will be received directly by the selling stockholders. We will not receive any proceeds from the sale of the shares.

                           PRICE RANGE OF COMMON STOCK

     Our common stock is currently quoted on the OTC Bulletin Board under the symbol "FHCO." As of September 30, 2001, there were approximately 447 holders of record of our common stock.

     Prior to February 5, 1999, our common stock was listed on the American Stock Exchange. The following table lists the historical high and low sale prices of a share of our common stock on the American Stock Exchange for periods prior to February 5, 1999 and on the OTC Bulletin Board for periods on or after February 9, 1999:

                        COMMON STOCK
                         SALE PRICE
                       -------------
                        HIGH    LOW
                        -----  -----
1999 Fiscal Year:
  Quarter ended:
    December 31, 1998.  $2.00  $1.13
    March 31, 1999       2.06   1.06
    June 30, 1999        2.00   0.88
    September 30, 1999   1.69   0.69
2000 Fiscal Year
  Quarter ended:
    December 31, 1999    1.59   0.78
    March 31, 2000       1.25   0.75
    June 30, 2000        1.09   0.50
    September 30, 2000   0.72   0.41
2001 Fiscal Year
  Quarter ended:
    December 31, 2000    0.84   0.38
    March 31, 2001       0.66   0.41
    June 30, 2001        0.59   0.34
    September 30, 2001   0.80   0.41



     The sale price quotations above reflect inter-dealer prices, without retail mark-ups, mark-downs or commissions.

                                 DIVIDEND POLICY

     We have not paid a dividend on our common stock and do not anticipate paying any dividends in the foreseeable future.

                         DETERMINATION OF OFFERING PRICE

     The common stock offered by this prospectus may be offered for sale by the selling stockholders from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. As such, the offering price is indeterminate as of the date of this prospectus. See "Plan of Distribution."

                                 CAPITALIZATION

     The following table includes information regarding our unaudited short-term indebtedness and stockholders' equity as of June 30, 2001.

                                                                    JUNE 30, 2001
                                                                    -------------
                                                                     (UNAUDITED)
Short-term indebtedness:
  Notes payable, related party, net
    of unamortized discount. . . . . . . . . . . . . . . . . . . .  $  1,281,956

Long-term indebtedness:
  Note payable, bank, net
    of unamortized discount. . . . . . . . . . . . . . . . . . . .       598,471
  Convertible debentures . . . . . . . . . . . . . . . . . . . . .       450,000
                                                                    -------------
      Total long-term indebtedness . . . . . . . . . . . . . . . .     1,048,471
                                                                    -------------

Stockholders' equity:
  Class A Convertible Preferred Stock-Series 1, par value $.01 per
    Share, 5,000,000 shares authorized, 660,000 shares issued and
    outstanding as of March 31, 2001 . . . . . . . . . . . . . . .         6,600
  Common stock, par value $.01 per share, 27,000,000 shares
    authorized, 14,668,219 shares issued and outstanding as of
    June 30, 2001. . . . . . . . . . . . . . . . . . . . . . . . .       146,683
  Additional paid-in capital . . . . . . . . . . . . . . . . . . .    49,625,703
  Unearned consulting compensation . . . . . . . . . . . . . . . .      (104,637)
  Accumulated other comprehensive income . . . . . . . . . . . . .        18,003
  Accumulated deficit. . . . . . . . . . . . . . . . . . . . . . .   (50,078,593)
  Treasury stock, at cost. . . . . . . . . . . . . . . . . . . . .       (32,076)
                                                                    -------------
      Total stockholders' deficit. . . . . . . . . . . . . . . . .      (418,317)
                                                                    -------------
      Total liabilities and stockholders' deficit. . . . . . . . .  $  4,095,862
                                                                    =============

                MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL
                       CONDITION AND RESULTS OF OPERATIONS

     The following discussion is intended to provide an analysis of our financial condition and results of operations and should be read in conjunction with our financial statements and the notes to our financial statements contained elsewhere in this prospectus. The discussion also includes forward-looking statements. As indicated in "Forward-Looking Statements May Prove To Be Inaccurate," you should not place undue reliance on forward-looking statements.

OVERVIEW

     Over the past few years, we have completed significant aspects of the development and commercialization of the female condom. These initiatives have resulted in our attainment of proprietary manufacturing technology and product design patents, necessary regulatory approvals, endorsements from various organizations within the world medical community and the development of significant manufacturing capacity. These steps, taken as part of our plan to develop and sell a product with global commercial and humanitarian value, have required the expenditure of significant amounts of capital and resulted in significant operating losses including the period 1996 through the present.

     We have begun the process of developing the market for the female condom around the world. As part of this plan, we have entered into a number of distribution agreements and are pursuing other arrangements for the marketing and sale of the female condom. We believe that as the number of markets in which the female condom is sold increases, sales will grow and, if our sales increase significantly, we will become profitable. However, we can make no assurance that we will achieve profitability in the near term or at all.

RESULTS  OF  OPERATIONS

NINE  MONTHS  ENDED  JUNE  30,  2001 COMPARED TO NINE MONTHS ENDED JUNE 30, 2000

     We had revenues of $4,959,512 and a net loss of $1,076,133 for the nine months ended June 30, 2001 compared to revenues of $3,923,425 and a net loss of $3,225,119 for the nine months ended June 30, 2000.

     Our operating loss for the nine months ended June 30, 2001 was $613,205 compared to $1,942,792 for the nine months ended June 30, 2000 for a decrease of 68%. As discussed more fully below, the decrease in our net operating loss was result of an increase in gross profit coupled with a decrease in operating expenses. The decrease in our net loss resulted from reductions in our operating loss, amortization of debt issuance costs and non-operating interest expenses.

     Sales increased $1,036,087 for the nine months ended June 30, 2001, or 26%, compared with the nine months ended June 30, 2000. The increased sales resulted from higher unit sales shipped to both global public sector and domestic customers.

     We expect significant quarter to quarter variation due to the timing of receipt of large orders, subsequent production scheduling, and shipping of products as various countries launch the product. We believe this variation between quarters will continue for several quarters to come until reorders form an increasing portion of total sales.

     Cost of goods sold increased $386,762 to $3,998,978 for the nine months ended June 30, 2001 from $3,612,216 for nine months ended June 30, 2000. The cost of goods increase of 11% on a 26% sales increase resulted because costs of goods as a percentage of sales decreased to 81% in the current year compared to 92% during the same period in the prior year. The decline in the cost of goods sold percentage as a percentage of sales is due to several factors. One factor impacting the change is that nearly all of the our sales for the nine months ended June 30, 2001 were comprised of a new less expensive (1000 pack) bulk sized product which was not available during the nine months ended June 30, 2000. Another key factor is our absorption of our fixed costs as we reach higher production and sales levels.

     Advertising and promotional expenditures decreased $58,845 to $110,155 for the nine months ended June 30, 2001 from $169,000 for the nine months ended June 30, 2000. The decrease primarily resulted from a reduction of in-store promotion expenses between the current and prior fiscal year.

     Selling, general and administrative expenses decreased $621,417, or 29%, to $1,463,584 for the nine months ended June 30, 2001 from $2,085,001 for the nine months ended June 30, 2000. The decline is a result of a reduction of finance, sales and administrative staff and thereby related labor costs, as well as reduced costs in the areas of investor relations, consulting, and research and development during the nine months ended June 30, 2001 compared to that incurred during the nine months ended June 30, 2000.

     We did not incur non-cash amortization of debt issuance costs during the nine months ended June 30, 2001 compared to $245,676 for the nine months ended June 30, 2000. The elimination of these costs is due to the completion of the amortization period in the third quarter of fiscal 2000. The amortization of debt issuance costs related to the issuance of convertible debentures which began in May and June 1999. We have not issued new convertible debentures with a discount feature in any subsequent period.

     Net interest and non-operating expenses decreased $574,362 to $363,199 for the nine months ended June 30, 2001 from $937,561 for the nine months ended June 30, 2000. The decrease exists because we had a smaller amount of non-cash expenses incurred from the amortization of discounts on notes payable and convertible debentures during the nine months ended June 30, 2001 compared to that incurred during the nine months ended June 30, 2000.

FISCAL YEAR ENDED SEPTEMBER 30, 2000 COMPARED TO FISCAL YEAR ENDED SEPTEMBER 30, 1999

     We had net revenues of $5.8 million and a net loss attributable to common stockholders of $(3.8) million, or $(0.30) per share in 2000 compared to net revenues of $4.7 million and a net loss attributable to common stockholders of $(3.9) million, or $(0.36) per share in 1999.

     Our operating loss for 2000 was $(2,392,631) compared to $(2,851,873) for 1999, for a decrease of 16%. As discussed in more detail in the following paragraphs, the decrease in our net operating loss was a result of gross profit improvements while operating expenses between years had a negligible change. The decline in net loss was smaller, however, due to increases in non-operating interest expenses and amortization of debt issuance costs.

     Net revenues increased $1.1 million, or 23%, in 2000 over the prior year. The higher net revenues primarily resulted from increased unit sales shipped to international customers.

     Cost of goods sold increased $585,988, or 12%, to $5,184,735 for 2000 from $4,598,747 for 1999. The increase was not in proportion with the sales increase as a result of a larger portion of our total sales being comprised of international and global public sector business (63%) in 2000 than in the prior year (50%). The costs of goods sold per unit for such customers' business is less expensive because of the efficiencies related to the production of the bulk sized product sold. Our U.K.-based manufacturing facility utilized approximately 13% of its capacity in 2000 compared with approximately 11% of its capacity in 1999.

     Advertising and promotion expenditures did not change materially between years, decreasing 1% to $0.2 million in 2000 compared to $0.3 million in 1999. Advertising and promotion relates exclusively to the U.S. market and includes the costs of print advertising, trade and consumer promotions, product samples and other marketing costs incurred to increase consumer awareness and purchases of the female condom. We entered an agreement with Mayer Laboratories, Inc. to distribute the female condom to the wholesale retail trade in the United Sates effective October 1, 2000. We will continue to distribute directly to U.S. Public sector customers. Mayer currently distributes birth control and STD prevention products and its objective is to increase unit sales of the female condom in the wholesale retail trade arena. This agreement complements our strategy to serve as a manufacturer supplying public sector customers and commercial partners worldwide. Additionally, due to the consolidation of administrative functions we estimate this agreement will permit us to save $0.3 million in expenses annually.

     Selling, general and administrative expenses were $2.7 million in 2000 and 1999. As a percentage of net revenues, the selling, general and administrative expenses were 47% in 2000 compared with 57% in 1999. The decrease as a percentage of net revenues exists, because although the change in general and administrative expenses was flat, net revenues increased 22% between 2000 and 1999. Selling, general and administrative expenses did not proportionately increase, however, because increases in investor relations and selling expenses were offset by reductions in legal and research and development costs.

     Our strategy is to act as a manufacturer supplying the public sector and commercial partners throughout the world. Our partners pay for all marketing and shipping costs. Consequently, as the our sales volume increases our operating expenses will not increase significantly.

     Non-cash amortization of debt issuance costs increased $71,552 to $245,676 for 2000 from $174,124 for 1999. The increase is due to the amortization period of debt issuance costs relating to the issuance of convertible debentures in May and June 1999.

     Net interest and non-operating expenses increased $327,544, or 45%, to $1,051,856 for 2000 compared to $724,312 for 1999. The increase exists because we had a higher level of debt outstanding during 2000 than 1999 as a result of the issuance of convertible debentures. The result is a larger amount of non-cash expenses incurred from the amortization of discounts on notes payable and convertible debentures for 2000 than for 1999.

     We were able to cover fixed manufacturing overhead costs and exceeded break-even at the gross profit level. However, we must achieve cumulative annual unit sales of approximately 19 million female condoms based upon the current average selling price per unit in order to cover operating and non-operating expenses or approximately 32% of manufacturing capacity.

LIQUIDITY  AND  SOURCES  OF  CAPITAL

     Historically, we have incurred cash operating losses relating to expenses incurred to develop and promote the female condom. During the first nine months of fiscal 2001, cash used in operations totaled $0.6 million. Cash used in operations was $1.0 million in fiscal 2000 and $2.8 million in fiscal 1999. We used net proceeds from the issuance of our common stock and convertible debentures in order to fund cash used in operations; thereby avoiding a reduction of our cash position.

     We entered into a loan agreement on May 18, 2001, providing for a three-year loan commitment from a bank of up to $2,000,000. We may borrow under this loan agreement from time to time subject to a number of conditions, including obtaining personal guarantees of 125% of the amount outstanding under the loan. In May 2001, we borrowed a total of $1.5 million under this loan agreement, and used the proceeds to repay convertible debentures that we originally issued on May 19, 1999 and June 3, 1999 to five investors in the principal amount of $1.5 million. Borrowings under the loan accrue interest at an annual rate of 10% and payments of interest are due monthly. Final maturity of the principal amount of the loan and accrued but unpaid interest is on May 18, 2004.

     In connection with the loan, we issued warrants to the lender to purchase the number of shares of our common stock equal to $500,000 divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share.

     Five persons provided guarantees equal in total to the $1.5 million outstanding under the loan. The guarantors included James R. Kerber, a member of our board of directors, Stephen M. Dearholt, a member of our board of directors, Richard E. Wenninger, a member of our board of directors, and a trust for the benefit of O.B. Parrish, our Chairman of the Board and Chief Executive Officer. Each guarantor may be liable to the lender for up to 125% of the guarantor's guarantee amount if we default under the loan. We issued warrants to the guarantors to purchase the number of shares of our common stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 or more than $1.00. We also issued additional warrants to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share to each of Stephen M. Dearholt and Richard E. Wenninger because each of them guaranteed $500,000 under the loan.

     At June 30, 2001, we had current liabilities of $2.2 million including a $1.0 million note payable due March 25, 2001 to Stephen M. Dearholt, a member of our board of directors. We subsequently agreed with Mr. Dearholt to extend the note to March 25, 2002 and, in connection with the extension, we issued to Mr. Dearholt a warrant to purchase 280,000 shares of our common stock at an exercise price of $0.45 per share.

     We also extended a $50,000 note payable from O.B. Parrish, our Chairman of the Board and Chief Executive Officer, to February 18, 2002 and a $250,000 note payable from Stephen M. Dearholt to February 12, 2002. In connection with the extensions, we issued to Mr. Parrish a warrant to purchase 14,000 shares of our common stock at an exercise price of $0.45 per share and we issued to Mr. Dearholt a warrant to purchase 70,000 shares of our common stock at an exercise price of $0.45 per share. We subsequently repaid these notes.

     Effective March 30, 2001, we issued a convertible debenture to Richard E. Wenninger in the principal amount of $250,000. The convertible debenture bears interest at an annual rate of 12% and has a three-year term. Mr. Wenninger may convert the convertible debenture into common stock at any time based on a conversion rate of $0.50 per share.

     On June 1, 2001, we issued a total of $200,000 of convertible debentures to two accredited investors. The debentures are due on May 30, 2004, bear interest payable at the rate of 10% per year and are convertible into shares of our common stock at a rate of $0.50 per share. We did not issue warrants to the investors in connection with this issuance.

     On August 1, 2001, we issued 1,000,000 shares of our common stock to Richard E. Wenninger for a total purchase price of $500,000.

     In the near term, we expect operating and capital costs to continue to exceed funds generated from operations, due principally to our fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. We estimate that our cash burn rate, with revenues, is less than $100,000 per month.

     While we believe that revenue from sales of the female condom will eventually exceed operating costs, and that, ultimately, operations will generate sufficient funds to meet capital requirements, we can make no assurance that we will achieve such level of operations in the near term or at all. Likewise, we can make no assurance that we will be able to source all or any portion of our required capital through the sale of debt or equity or, if raised, the amount will be sufficient to operate until sales of the female condom generate sufficient revenues to fund operations. In addition, any funds raised may be costly to us and/or dilutive to our shareholders.

     If we are not able to source the required funds or any future capital which becomes required, we may be forced to sell part or all of our assets or rights or cease operations. Further, if we are not able to source additional capital, the lack of funds to promote the female condom may significantly limit our ability to realize value from the sale of such assets or rights or otherwise capitalize on the investments made in the female condom.

                                    BUSINESS

GENERAL

     We manufacture, market and sell the female condom around the world. The female condom is the only FDA-approved product under a woman's control which can prevent unintended pregnancy and sexually transmitted diseases ("STDs"), including HIV/AIDS.

     The female condom has undergone extensive testing for efficacy, safety and acceptability, not only in the United States but also in over 50 additional countries. Several of the studies show that having the female condom available increases protected sex acts and decreases the incidence of STDs.

     The product is currently sold or available in various venues including commercial sector outlets, public sector clinics and research programs in over 75 countries. It is commercially marketed in 14 countries, including the U.S., the U.K., Canada, France and Japan.

     In the U.S., the product is marketed to city and state public health clinics as well as not-for-profit organizations. Under an agreement with the Joint United Nations Programme on AIDS ("UNAIDS"), UNAIDS facilitates the availability and distribution of the female condom in the developing world and we sell the product to developing countries at a reduced price based on the total number of units purchased. The current price is 38 pence sterling, or approximately $0.55 per unit. Under this agreement, the product is currently available in 70 countries with major programs in about 10 countries including Zimbabwe, Tanzania, Brazil, Uganda, South Africa, Namibia, Ghana and Haiti.

PRODUCT

     The female condom is made of polyurethane, a thin but strong material which is resistant to rips and tears during use. The female condom consists of a soft, loose fitting sheath and two flexible O rings. One of the rings is used to insert the device and hold it in place. The other ring remains outside the vagina after insertion and lines the vagina, preventing skin from touching skin during intercourse. The female condom is prelubricated and disposable and is intended for use during one sex act.

GLOBAL  MARKET  POTENTIAL

     Male condom market: It is estimated the global annual market for male condoms is 5.4 billion units. The major segments are in the Global Public sector, the U.S., Japan, India and The People's Republic of China. However, the majority of all acts of sexual intercourse, excluding those intended to result in pregnancy, are completed without protection. As a result, it is estimated the potential market for barrier contraceptives is much larger than the identified male condom market.

     HIV/AIDS is an epidemic far more extensive than what was predicted. UNAIDS and the World Health Organization ("WHO") now estimate that the number of people living with HIV/AIDS stands at about 36 million, more than 50% higher than WHO's original projection in 1991 for year end 2000. Further, African countries with over 80% of the reported cases are experiencing devastating effects to their economic growth. Gross domestic product in hard-hit countries such as South Africa is projected to decrease 13% - 22% by 2010. Based on these recently released figures, UNAIDS has initiated a new strong campaign which brings together African leaders, public and private donors to immediately address various aspects to thwart the plague including aggressive and broad education out-reach prevention programs specifically including female and male condoms.

     The focus is also extending to Eastern Europe and Asia as the estimated number of bases of HIV/AIDS has, according to UNAIDS, exponentially jumped in the last year. Major prevention and education out-reach programs are being planned and implemented in these countries.

     In the United States, the Center for Disease Control and Prevention reports that one in four Americans has an STD, one in five adults over the age of 12 has Herpes and 1 in every 3 sexually active people will get an STD by age 24. Women are currently the fastest growing group infected with HIV and are expected to comprise the majority of the new cases by the coming year.

     Currently, there are only two products that prevent the sexual transmission of HIV/AIDS and other STDs - the latex male condom and the female condom.

ADVANTAGES  VERSUS  THE  MALE  CONDOM

     The female condom is currently the only available barrier contraceptive method controlled by women which allows them to protect themselves against unintended pregnancy and STDs, including HIV/AIDS. The most important advantage is that a woman can control whether or not she is protected as many men do not like to wear male condoms and may refuse to do so.

     The polyurethane material that is used for the female condom offers a number of benefits over latex, the material that is most commonly used in male condoms. Polyurethane is 40% stronger than latex, reducing the probability that the female condom sheath will tear during use. Unlike latex, polyurethane quickly transfers heat, so the female condom immediately warms to body temperature when it is inserted, which may result in increased pleasure and sensation during use. The product offers an additional benefit to the 7% to 20% of the population that is allergic to latex and who, as a result, may be irritated by latex male condoms. To our knowledge, there is no reported allergy to date to polyurethane. The female condom is also more convenient, providing the option of insertion hours before sexual arousal and as a result is less disruptive during sexual intimacy than the male condom which requires sexual arousal for application.

COST  EFFECTIVENESS

     Over the past two years several studies have been completed which show that providing the female condom in public clinics in both the United States and countries in the developing world is, at a minimum, cost effective and usually cost saving. This is important information for governments to have in determining where their public health dollars are allocated. These studies have been or are about to be published and also presented at various scientific meetings around the world.

WORLDWIDE  REGULATORY  APPROVALS

     The female condom received PMA approval as a Class III Medical Device from the FDA in 1993. The extensive clinical testing and scientific data required for FDA approval laid the foundation for approvals throughout the rest of the world, including receipt of a CE Mark in 1997 which allows us to market the female condom throughout the European Union. In addition to the United States and the European Union, several other countries have approved the female condom for sale, including Brazil, Mexico, Canada, The People's Republic of China, Japan, Russia, and Australia.

     We believe that the female condom's PMA approval and FDA classification as a Class III Medical Device create a significant barrier to entry. We estimate that it would take a minimum of four to six years to implement, execute and receive FDA approval of a PMA to market another type of female condom.

     We believe there are no material issues or material costs associated with our compliance with environmental laws related to the manufacture and distribution of the female condom.

STRATEGY

     Our strategy is to act as a manufacturer, selling the female condom to the global public sector, United States public sector and commercial partners for country-specific marketing. The public sector and commercial partners assume the cost of shipping and marketing the product. As a result, as volume increases, our operating expenses will not increase significantly.

COMMERCIAL  MARKETS

     We have commercial partners which have launched the product in countries, including the U.S., the U.K., Canada, Japan and France.

RELATIONSHIPS  AND  AGREEMENTS  WITH  PUBLIC  SECTOR  ORGANIZATIONS

     Currently, it is estimated more than 1.7 billion male condoms are distributed worldwide by the public sector each year. The female condom is seen as an important addition to prevention strategies by the public sector because studies show that the availability of the female condom decreases the amount of unprotected sex by as much as one-third over offering only a male condom.

     We have a multi-year agreement with UNAIDS to supply the female condom to developing countries at a reduce price which is negotiated each year based on our cost of production. The current price per unit is approximately 0.38 (pounds) or $0.55.

     In the United States, the product is marketed to city and state public health clinics, as well as not-for-profit organizations. The female condom is available in all 50 states with major programs in the states of New York, Florida, California, Louisiana, Maryland, New Jersey, South Carolina and
Illinois and the cities of Chicago, Philadelphia, New York and Houston. All major cities and states have reordered product after their initial shipments.

STATE-OF-THE-ART  MANUFACTURING  FACILITY

     We manufacture the female condom in a 40,000 square foot leased facility in London, England. The facility is currently capable of producing 60 million units per year. With additional equipment, this capacity can be significantly increased.

GOVERNMENT  REGULATION

     In the U.S., the female condom is regulated by the FDA. Section 515(a)(3) of the Safe Medical Amendments Act of 1990 authorizes the FDA to temporarily suspend approval and initiate withdrawal of the PMA if the FDA finds that the female condom is unsafe or ineffective, or on the basis of new information with respect to the device, which, when evaluated together with information available at the time of approval, indicates a lack of reasonable assurance that the device is safe or effective under the condition of use prescribed, recommended or suggested in the labeling. Failure to comply with the conditions of FDA approval invalidates the approval order. Commercial distribution of a device that is not in compliance with these conditions is a violation of the Safe Medical Amendments Act of 1990.

COMPETITION

     The female condom competes in part with male condoms. Latex male condoms cost less and have brand names that are more widely recognized than the female condom. In addition, male condoms are generally manufactured and marketed by companies with significantly greater financial resources than we have. It is also possible that other parties may develop a female condom. Competing products could be manufactured, marketed and sold by companies with significantly greater financial resources than we have.

EMPLOYEES

     As of September 30, 2001, we had 89 full-time employees within the U.S. and the U.K. and one part-time employee. None of our employees are represented by a labor union. We believe that our employee relations are good.

BACKLOG

     At September 30, 2001, we had unfilled orders of $0.8 million. The comparable amount as of the same date of the prior year was $0.4 million. All of these unfilled orders are expected to be filled during fiscal 2001. The unfilled orders are a result of requested shipping dates from our customers rather than delays in manufacturing.

PATENTS  AND  TRADEMARKS

     We currently hold product and technology patents in the United States, Japan, the United Kingdom, France, Italy, Germany, Spain, the European Patent Convention, Canada, The People's Republic of China, New Zealand, Singapore, Hong Kong and Australia. These patents expire between 2005 and 2013. Due to a change in patent regulations, the U.S. product patent, which formerly expired on April 14, 2005, has had its expiration extended to April 14, 2007 providing us with two additional years of protection. Additional product and technology patents are pending in Brazil, South Korea, Germany, Japan and several other countries. The patents cover the key aspects of the female condom, including its overall design and manufacturing process. We recently began distribution of the product in the United States under the new trademark "FC female condom" and we plan to end our license for the trademark "Reality" in the United States. We made this change because we wish to introduce commonality across countries as the product is most often referred to as "the female condom." We hold other trademarks on the names "femidom" and "femy" in a number of foreign countries. We have also secured, or applied for, 27 trademarks in 14 countries to protect the various names and symbols used in marketing the product around the world. In addition, the experience that has been gained through years of manufacturing the female condom has allowed us to develop trade secrets and know-how, including proprietary production technologies, that further secure our competitive position.

RESEARCH  AND  DEVELOPMENT

     We had research and development costs from continuing operations of $67,099 in fiscal 2000 and $122,196 in fiscal 1999. These expenditures were primarily related to conducting acceptability studies and analyzing second generation products. We did not have any research and development costs from continuing operations for the nine months ended June 30, 2001.

INDUSTRY  SEGMENTS  AND  FINANCIAL  INFORMATION  ABOUT  FOREIGN  AND  DOMESTIC
OPERATIONS

     See Note 11 to Notes to Consolidated Financial Statements, included elsewhere in this prospectus.

HISTORY

     The female condom was invented by a Danish physician who obtained a U.S. patent for the product in 1988. The physician subsequently sold rights to the female condom to Chartex Resources Limited. In the years that followed, Chartex, with resources provided by a nonprofit Danish foundation, developed the manufacturing processes and completed other activities associated with bringing the female condom to market in a number of non-U.S. countries. Wisconsin Pharmacal Company, Inc., which then had a license from Chartex to the female condom in the U.S., Canada and Mexico, pursued the pre-clinical and clinical studies and overall development of the product for worldwide use and U.S. FDA approval of the product.

     We are the successor to Wisconsin Pharmacal Company, Inc., a company which previously manufactured and marketed a wide variety of disparate specialty chemical and branded consumer products in addition to licensing rights to the female condom described above.

     In fiscal 1995, our Board of Directors approved a plan to complete a series of actions designed, in part, to maximize the potential of the female condom. First, we restructured and transferred all of our assets and liabilities, other than those related primarily to the female condom, to a newly-formed, wholly-owned subsidiary, WPC Holdings, Inc. In January 1996, we sold WPC Holdings to an unrelated third party. Then, in February 1996, we acquired Chartex, renamed The Female Health Company - UK in 1997, the manufacturer and owner of worldwide rights to, and our then sole supplier of, the female condom. As a result of the sale of WPC Holdings and the acquisition of Chartex, we evolved to our current state with our sole business consisting of the manufacture, marketing and sale of the female condom.

     The FDA approved the female condom for distribution in 1993 and our manufacturing facility in 1994. Since that time, we have sold over 39 million female condoms around the world.

PROPERTIES

     We lease approximately 3,000 square feet of office space at 515 North State Street, Suite 2225, Chicago, Illinois 60610 under a lease that expires in 2006. We utilize warehouse space and sales fulfillment services of an independent public warehouse located near Minneapolis, Minnesota, for storage and distribution of the female condom. We manufacture the female condom in a 40,000 square foot leased facility located in London, England under a lease that expires in 2015. The FDA-approved manufacturing process is subject to periodic inspections by the FDA as well as the European Union quality group. Current capacity at the manufacturing facility is approximately 60 million female condoms per year. We believe the properties are adequately insured.

LEGAL  PROCEEDINGS

     We  are  not  currently involved in any material pending legal proceedings.

WHERE  YOU  CAN  FIND  ADDITIONAL  INFORMATION

     We file reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room at 450 Fifth Street, N.W., Washington, D.C. You can obtain information concerning the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. In addition, we have filed the registration statement of which this prospectus is a part and other filings with the SEC through its EDGAR system, and our filings are publicly available through the SEC's site on the World Wide Web on the Internet located at www.sec.gov.

     This prospectus does not contain all of the information in the registration statement of which this prospectus is a part and which we have filed with the SEC. For further information about us and the securities offered by this prospectus, you should review the registration statement, including the exhibits filed as a part of the registration statement, at the public reference rooms. We may update information about us by filing appendices or supplements to this prospectus.

                                   MANAGEMENT

DIRECTORS  AND  EXECUTIVE  OFFICERS

     Our directors and executive officers as of September 30, 2001 are as follows:

NAME                                             TITLE                       AGE
O.B. Parrish                Chairman of the Board, Chief Executive Officer    68
                            and Director

Mary Ann Leeper, Ph.D.      President, Chief Operating Officer and Director   61

Jack Weissman               Vice President-Trade Sales                        53

Michael Pope                Vice President, General Manager of The Female     45
                            Health Company (UK) Plc.

Mitchell Warren             Vice President-International Affairs              35

Robert R. Zic               Principal Accounting Officer                      38

William R. Gargiulo, Jr.    Secretary and Director                            73

David R. Bethune            Director                                          61

Stephen M. Dearholt         Director                                          55

Michael R. Walton           Director                                          64

James R. Kerber             Director                                          69

Richard E. Wenninger        Director                                          54

     Mr. Parrish has served as our Chief Executive Officer since 1994, and as our Chairman of the Board and a Director since 1987. Mr. Parish also served as our acting Chief Financial Officer and Accounting Officer from February 1996 to March 1999. Mr. Parrish is a shareholder and has served as the President and as a Director of Phoenix Health Care of Illinois, Inc. since 1987. Phoenix Health Care of Illinois owns approximately 295,000 shares of our common stock. Mr. Parrish also was the Co-Chairman and a Director of Inhalon Pharmaceuticals, Inc. until its sale to Medeva Plc, and is Chairman and a Director of ViatiCare, L.L.C., a financial services company, Chairman and a Director of MIICRO, Inc., a neuroimmaging company, and a Director of Amerimmune Pharmaceuticals, Inc. Mr. Parrish is also a trustee of Lawrence University. From 1977 until 1986, Mr.
Parrish was the President of the Global Pharmaceutical Group of G.D. Searle & Co., a pharmaceutical/consumer products company. From 1974 until 1977, Mr. Parrish was the President of Searle International, the foreign sales operation of Searle. Prior to that, Mr. Parrish was Executive Vice President of Pfizer's International Division.

     Dr. Leeper has served as our President and Chief Operating Officer since 1996, as a Director since 1987, as President and Chief Executive Officer of The Female Health Company division from May 1994 until January 1996 and as our Senior Vice President - Development from 1989 until January 1996. Dr. Leeper is a shareholder and has served as a Vice President and Director of Phoenix Health Care of Illinois since 1987. From 1981 until 1986, Dr. Leeper served as Vice President - Market Development for Searle's Pharmaceutical Group and in various Searle research and development management positions. As Vice President -
Market Development for Searle's Pharmaceutical Group, Dr. Leeper was responsible for worldwide licensing and acquisition, marketing and market research. In earlier positions, she was responsible for preparation of new drug applications and was a liaison with the FDA. Dr. Leeper currently serves on the Board of Directors of the Temple University School of Pharmacy and on the Board of Directors of the Northwestern University School of Music. She is on the Board of CEDPA, an international not-for-profit organization working on women's issues in the developing world. Dr. Leeper is also a director of Influx, Inc., a pharmaceutical research company.

     Mr. Weissman has served as our Vice President-Trade Sales since June 1995. From 1992 until 1994, Mr. Weissman was Vice President - Sales for Capitol Spouts, Inc., a manufacturer of pouring spouts for gable paper cartons. From 1989 to 1992, Mr. Weissman acted as General Manager - HTV Group, an investment group involved in the development of retail stores. Mr. Weissman joined Searle's consumer products group in 1979 and held positions of increasing responsibility, including National Account Manager and Military Sales Manager. From 1985 to 1989, Mr. Weissman was Account Manager - Retail Business Development, for the NutraSweet Company, a Searle subsidiary. Prior to Searle, Mr. Weissman worked in the consumer field as Account Manager and Territory Manager for Norcliff Thayer and Whitehall Laboratories.

     Mr. Pope has served as our Vice President since 1996 and as General Manager of The Female Health Company (UK) Plc., formerly Chartex International, Plc., since our 1996 acquisition of Chartex. Mr. Pope has also served as a Director of The Female Health Company, Ltd., formerly Chartex Resources Limited, and The Female Health Company (UK) Plc. since 1995. From 1990 until 1996, Mr. Pope was Director of Technical Operations for Chartex with responsibility for manufacturing, engineering, process development and quality assurance. Mr. Pope was responsible for the development of the high speed proprietary manufacturing technology for the female condom and securing the necessary approvals of the manufacturing process by regulatory organizations, including the FDA. Mr. Pope was also instrumental in developing and securing Chartex's relationship with its Japanese marketing partner. Prior to joining Chartex, from 1986 to 1990, Mr. Pope was Production Manager and Technical Manager for Franklin Medical, a manufacturer of disposable medical devices. From 1982 to 1986, Mr. Pope was Site Manager, Engineering and Production Manager, Development Manager and Silicon Manager for Warne Surgical Products.

     Mr. Warren has served as our Vice President - International Affairs since February 2000 and as our Director of International Affairs from January 1999 to February 2000. From 1993 to 1998, Mr. Warren was employed by Population
Services International (PSI), an international social marketing and communications organization, first as Executive Director of PSI/South Africa and then of PSI/Europe. From 1989 to 1993, Mr. Warren was Program Director of Medical Education for South African Blacks.

     Mr. Zic has served as our Principal Accounting Officer since March 1999. From 1998 to 1999, Mr. Zic held the dual positions of Acting Controller and Acting Chief Financial Officer at Ladbroke's Pacific Racing Association. From 1995 to 1998, Mr. Zic served as the Chief Accounting Manager and Assistant Controller at Argonaut Insurance Company. In this capacity, he was responsible for the financial and accounting operations at Argonaut's ten divisions and the external and internal financial reporting of Argonaut and its four subsidiaries. From 1990 to 1994, Mr. Zic was the Assistant Controller of CalFarm Insurance Company, where he was responsible for the company's external financial reporting duties. From 1988 to 1990, Mr. Zic was a Senior Accountant responsible for the statutory-based financials of Allstate Insurance Company. Mr. Zic's career began in 1986 as an auditor with Arthur Andersen & Co.

     Mr. Gargiulo has served as a Director since 1987, as our Secretary since 1996, as our Vice President from 1996 to September 30, 1998, as our Assistant Secretary from 1989 to 1996, as Vice President International of The Female
Health Company Division from 1994 until 1996, as our Chief Operating Officer from 1989 to 1994, and as our General Manager from 1988 to 1994. Mr. Gargiulo is a Trustee of a trust which is a shareholder of Phoenix Health Care of Illinois. From 1984 until 1986, Mr. Gargiulo was the Executive Vice President of the Pharmaceutical Group of G.D. Searle & Co., in charge of Searle's European operations. From 1976 until 1984, Mr. Gargiulo was the Vice President of Searle's Latin American operations.

     Mr. Bethune has served as a Director since January 1996. Mr. Bethune has been Chairman and Chief Executive Officer of Atrix Laboratories since 1999. From 1997 to 1998, Mr. Bethune held the position of President and Chief Operating Officer of the IVAX Corporation. From 1996 to 1997, Mr. Bethune was a consultant to the pharmaceutical industry. From 1995 to 1996, Mr. Bethune was President and Chief Executive Officer of Aesgen, Inc., a generic pharmaceutical company. From 1992 to 1995, Mr. Bethune was Group Vice President of American Cyanamid Company and a member of its Executive Committee until the sale of the company to American Home Products. He had global executive authority for human biologicals, consumer health products, pharmaceuticals and opthalmics, as well as medical research. Mr. Bethune is on the Board of Directors of the Southern Research Institute, Atrix Pharmaceuticals and the American Foundation for Pharmaceutical Education, Partnership for Prevention. He is a founding trustee of the American Cancer Society Foundation and an associate member of the National Wholesale Druggists' Association and the National Association of Chain Drug Stores. He is the founding chairman of the Corporate Council of the Children's Health Fund in New York City and served on the Arthritis Foundation Corporate Advisory Council.

     Mr. Dearholt has served as a Director since April 1996. Mr. Dearholt is a co-founder of and has been a partner in Insurance Processing Center, Inc., one of the largest privately owned life insurance marketing organizations in the United States, since 1972. He has over 23 years of experience in direct response advertising and database marketing of niche products. Since 1985, he has been a 50% owner of R.T. of Milwaukee, a private investment holding company which operates a stock brokerage business in Milwaukee, Wisconsin. In late 1995, Mr. Dearholt arranged, on very short notice, a $1 million bridge loan which assisted us in our purchase of Chartex. Mr. Dearholt is also very active in the nonprofit sector. He is currently on the Board of Directors of Children's Hospital Foundation of Wisconsin, an honorary board member of the Zoological Society of Milwaukee, and the national Advisory Council of the Hazelden Foundation. He is a past board member of Planned Parenthood Association of Wisconsin, and past Chairman of the Board of the New Day Club, Inc.

     Mr. Walton has served as a Director since April 1999. Mr. Walton is President and owner of Sheboygan County Broadcasting Co., Inc., a company he founded in 1972. In addition to its financial assets, Sheboygan County Broadcasting Co. currently owns four radio stations. The company has focused on start-up situations, and growing value in underperforming, and undervalued business situations. It has purchased and sold properties in Wisconsin, Illinois and Michigan. Prior to 1972, Mr. Walton was owner and President of Walton Co., an advertising representative firm which he founded in New York City. He has held sales and management positions with Forbes Magazine, The Chicago Sun Times and Gorman Publishing Co., a trade magazine publisher specializing in new magazines which was subsequently sold to a large international publishing concern. Mr. Walton has served on the Boards of the American Red Cross, the Salvation Army and the Chamber of Commerce.

     Mr. Kerber has served as a Director since April 1999. Mr. Kerber has been a business consultant to the insurance industry since January 1996. He has over 40 years of experience in operating insurance companies, predominantly those associated with life and health. From October 1994 until January 1996, he was Chairman, President, Chief Executive Officer and director of the 22 life and health insurance companies which comprise the ICH Group. In 1990, Mr. Kerber was founding partner in the Life Partners Group where he was Senior Executive Vice President and a director. Prior to that, he was involved with operating and consolidating over 200 life and health companies for ICH Corporation, HCA Corporation and US Life Corporation.

     Mr. Wenninger has served as a Director since July 2001. Mr. Wenninger has served as President and Chief Executive Officer of Wenninger Company, Inc., a mechanical contracting and engineering company, since 1976. He is also Secretary of Wenn Soft, Inc., a software development, sales and service company he founded in 1990, and President of WENNREAL, LLC, a real estate company he founded in 1997. From 1992 to 1999, Mr. Wenninger served as Secretary of
Liftco, Inc. Mr. Wenninger is a current board member of the Boys & Girls Club of Milwaukee, a former President and board member of the Milwaukee Athletic Club, a former board member of the Wisconsin Psychoanalytic Foundation, a former board member of University Lake School, the former President and a current board member of the Plumbing and Mechanical Contractors Association of Milwaukee, the former President and a former board member of the Sheet Metal Contractors Association of Milwaukee and a former board member of the Mechanical Contractors Association of America.

EXECUTIVE  COMPENSATION

     SUMMARY  COMPENSATION  TABLE

     The table below gives information for each of our last three fiscal years regarding all annual, long-term and other compensation paid by us to our chief executive officer and the only executive officer whose total annual salary and bonus exceeded $100,000 for services rendered during the fiscal year ended September 30, 2001. The individuals listed in this table are referred to elsewhere in this prospectus as the "named executive officers."


                                   ANNUAL      LONG-TERM COMPENSATION
                                COMPENSATION           AWARDS
                                -------------  -------------------------
                                               RESTRICTED   SECURITIES
NAME AND                                         STOCK      UNDERLYING
PRINCIPAL               FISCAL     SALARY        AWARDS    OPTIONS/SARS
POSITION                 YEAR        ($)          ($)           (#)
----------------------  ------  -------------  ----------  -------------
O.B. Parrish . . . . .    2001         90,000          --             --
  Chairman and . . . .    2000         90,000          --             --
  Chief Executive. . .    1999         90,000          --        200,000
  Officer

Mary Ann Leeper, Ph.D.    2001        225,000          --             --
  President and. . . .    2000        225,000          --             --
  Chief Operating. . .    1999        225,000          --        500,000
  Officer

OPTION  GRANTS  DURING  LAST  FISCAL  YEAR

     No stock options were granted to the named executive officers during the fiscal year ended September 30, 2001.

FISCAL  YEAR-END  OPTION/SAR  VALUES

     The following table sets forth the number and value of unexercised options held by the named executive officers at September 30, 2001:

                        NUMBER OF SECURITIES UNDERLYING   VALUE OF UNEXERCISED IN-
                            UNEXERCISED OPTIONS AT          THE-MONEY OPTIONS AT
                                FISCAL YEAR END               FISCAL YEAR-END
 NAME                      EXERCISABLE/UNEXERCISABLE     EXERCISABLE/UNEXERCISABLE
----------------------  -------------------------------  --------------------------
O.B. Parrish                             88,000/376,000  $                      0/0

Mary Ann Leeper, Ph.D.                   96,667/693,333  $                      0/0

EMPLOYMENT  AGREEMENTS

     We entered into an employment agreement with Dr. Leeper effective May 1, 1994. The original term of Dr. Leeper's employment extended to April 30, 1997 and after April 30, 1997 her employment term renews automatically for additional three-year terms unless notice of termination is given. The employment agreement has automatically renewed for a term ending on April 30, 2003. We may terminate the employment agreement at any time for cause. If Dr. Leeper's employment is terminated without cause, we are obligated to continue to pay Dr. Leeper her base salary and any bonus to which she would otherwise have been entitled for a period equal to the longer of two years from date of termination or the remainder of the then applicable term of the employment agreement. In addition, we are obligated to continue Dr. Leeper's participation in any of our health, life insurance or disability plans in which Dr. Leeper participated prior to her termination of employment. Dr. Leeper's employment agreement provided for a base salary of $175,000 for the first year of her employment term, $195,000 for the second year of her employment term and $225,000 for the third year of her employment term, subject to the achievement of performance goals established by Dr. Leeper and the Board of Directors. If the employment agreement is renewed beyond the initial three-year term, it requires her base salary to be increased annually by the Board of Directors based upon her performance and any other factors that the Board of Directors considers appropriate. For fiscal 1998 and 1999, Dr. Leeper's base salary was $225,000 per year. The employment agreement also provides Dr. Leeper with various fringe benefits including an annual cash bonus of up to 100% of her base salary. The Board of Directors may award the cash bonus to Dr. Leeper in its discretion. To date, Dr. Leeper has not been awarded a cash bonus.

CHANGE  OF  CONTROL  AGREEMENTS

     In fiscal 1999, we entered into Change of Control Agreements with each of O.B. Parrish, our Chairman and Chief Executive Officer, Mary Ann Leeper, our President and Chief Operating Officer, and Michael Pope, our Vice President. In fiscal 2000, we entered into a Change of Control Agreement with Mitchell Warren, our Vice President - International Affairs. These agreements essentially act as springing employment agreements which provide that, upon a change of control, as defined in the agreement, we will continue to employ the executive for a period of three years in the same capacities and with the same compensation and benefits as the executive was receiving prior to the change of control, in each case as specified in the agreements. If the executive is terminated without cause or if he or she quits for good reason, in each case as defined in the agreements, after the change of control, the executive is generally entitled to receive a severance payment from us equal to the amount of compensation remaining to be paid to the executive under the agreement for the balance of the three-year term.

                             PRINCIPAL SHAREHOLDERS

     The following table provides information regarding the beneficial ownership of our common stock as of September 30, 2001 by:

     - each person known by us to be the beneficial owner of more than 5% of our common stock;

     -    each  director;

     -    each  named  executive  officer;  and

     -    all  directors  and  executive  officers  as  a  group.

     We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. Unless otherwise indicated, the persons and entities included in the table have sole voting and investment power with respect to all shares beneficially owned, except to the extent authority is shared by spouses under applicable law. Shares of common stock subject to options that are either currently exercisable or exercisable within 60 days of September 30, 2001, and shares of common stock subject to the conversion of preferred stock or convertible debentures outstanding as of September 30, 2001, are treated as outstanding and beneficially owned by the holder for the purpose of computing the percentage ownership of the holder. However, these shares are not treated as outstanding for the purpose of computing the percentage ownership of any other person.

                                              SHARES
                                        BENEFICIALLY OWNED
                                   ----------------------------
 NAME                                  NUMBER      PERCENT
---------------------------------  -------------  -------------
O.B. Parrish (1)                         920,501           5.7%
Mary Ann Leeper, Ph.D. (1)               462,068           2.9
William R. Gargiulo, Jr. (1)             352,168           2.2
David R. Bethune (2)                      50,000             *
Michael R. Walton (3)                    539,900           3.4
James R. Kerber (4)                      573,710           3.6
Stephen M. Dearholt (5)                4,158,083          22.6
Richard E. Wenninger (6)               3,346,941          19.4
Gary O. Benson (7)                     1,680,450           9.8
All directors and executive
officers as a group (12 persons)
(1)(3)(4)(5)(6)(8)                     9,784,369          46.0

__________

*        Less  than  1%.

(1) Includes 294,501 shares owned by Phoenix Health Care of Illinois and 30,000 shares under option to Phoenix Health Care of Illinois. Under the rules of the Securities and Exchange Commission, Messrs. Parrish and Gargiulo and Dr. Leeper may share voting and dispositive power as to these shares since Mr. Gargiulo is a trustee of a trust which is a shareholder, and Mr. Parrish and Dr. Leeper are officers, directors and shareholders, of Phoenix Health Care of Illinois. For Dr. Leeper, also includes 40,900 shares owned by her and 96,667 shares under option to her; for Mr. Parrish, also includes 71,500 shares owned by him, 36,500 shares under warrants to him, 88,000 shares under option to him and 400,000 shares under warrants held by the Geneva O. Parrish 1996 Living Trust of which Mr. Parrish is beneficiary and for which Mr. Parrish may be deemed to share voting and investment power; and for Mr. Gargiulo, also includes 10,500 shares owned by him, 16,667 shares under option to him and 500 shares held by

                                       28

     the William R. Gargiulo 1991 Convertible Trust of which Mr. Gargiulo and his spouse are the trustees and share voting and investment power over such shares.
(2)  Represents  options  which  are  currently  exercisable.
(3) Includes 200,000 shares of our common stock owned directly by Mr. Walton, 155,999 shares of preferred stock owned by Mr. Walton, warrants to purchase 30,900 shares owned by Mr. Walton and 153,001 shares of preferred stock held by a trust of which Mr. Walton is trustee.
(4) Includes 30,000 shares of common stock subject to exercise of options and 200,000 shares of common stock subject to exercise of warrants. The warrants have been pledged to a bank to secure a guarantee by Mr. Kerber on our behalf.
(5) Includes 733,605 shares owned directly by Mr. Dearholt. Also includes 69,500 shares held by the Dearholt, Inc. Profit Sharing Plan; 9,680 shares held by Response Marketing Money Purchase Plan; 13,700 shares held in a self-directed IRA; 162,898 shares held by the Mary C. Dearholt Trust of which Mr. Dearholt, a sibling and his mother are trustees; 18,100 shares held by Mr. Dearholt's minor child; 418,100 shares held by the John W. Dearholt Trust of which Mr. Dearholt is a co-trustee with a sibling; and 60,000 shares of preferred stock held by the Mary C. Dearholt Trust, of which Mr. Dearholt, a sibling and his mother are trustees, that are convertible share-for-share into our common stock. Mr. Dearholt shares the power to vote and dispose of 640,998 shares of common stock (including 60,000 shares of preferred stock convertible into common stock) held by the Mary C. Dearholt Trust and the John W. Dearholt Trust. Mr. Dearholt has sole power to vote and dispose of the remaining shares of common stock, except that North Central Trust has the sole power to vote and dispose of the 9,680 shares of common stock held by the Response Marketing Money Purchase Plan. Also includes warrants to purchase 2,622,500 shares of common stock (of which warrants to purchase up to 1,100,000 shares have been pledged to a bank to secure a guarantee executed by Mr. Dearholt on behalf of us) and options to purchase 50,000 shares.
(6) Includes (a) 500,000 shares of common stock subject to conversion of a convertible debenture due March 30, 2004 (based upon $250,000 of principal under such convertible debenture, divided by the conversion rate of $0.50),
     (b) 5,000 shares of common stock held by Mr. Wenninger's spouse (Mr. Wenninger disclaims beneficial ownership of the shares held by his spouse), and (c) 1,100,000 shares of common stock subject to exercise of warrants, consisting of a warrant to purchase 100,000 shares and a warrant to purchase a maximum of 1,000,000 shares. The warrants described in (c) above have been pledged to a bank to secure a guarantee executed by Mr. Wenninger on our behalf.
(7)  Includes  warrants  to  purchase  1,500,000  shares  of  common  stock.
(8)  Includes  50,000  shares  under  option  held  by  Mr.  Bethune.

                           RELATED PARTY TRANSACTIONS

     On February 18, 1999, we borrowed $50,000 from O.B. Parrish, our Chairman and Chief Executive Officer. The borrowing was completed through the execution of a $50,000, one-year promissory note payable by us to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Mr. Parrish was granted warrants to purchase 10,000 shares of our common stock at an exercise price of $1.35 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 18, 2000, we extended the due date of the note to February 18, 2001, and in connection with this extension, we issued to Mr. Parrish warrants to purchase 12,500 shares of our common stock at an exercise price of $0.72 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. Effective February 18, 2001, we extended the due date of the note to February 18, 2002, and in connection with this extension, we issued to Mr. Parrish warrants to purchase 14,000 shares of our common stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of our common stock for the fair trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. We also granted Mr. Parrish securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement. We subsequently repaid this note in full.

     On February 12, 1999, we borrowed $250,000 from Mr. Dearholt. The borrowing was completed through the execution of a $250,000, one-year promissory note payable by us to Mr. Dearholt. As part of this transaction, we entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.248 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 12, 2000, we extended the due date of the note to February 12, 2001, and in connection with this extension, we issued to Mr. Dearholt warrants to purchase 62,500 shares of our common stock at an exercise price of $0.77 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. Effective February 12, 2001, we extended the due date of the note to February 12, 2002, and, in connection with this extension, we issued to Mr. Dearholt warrants to purchase 70,000 shares of our common stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance. We also granted Mr. Dearholt securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement. We subsequently repaid this note in full.

     On  March  25,  1997,  1998, 1999, 2000 and 2001, we extended a $1 million, one-year promissory note payable by us to Mr. Dearholt for a previous loan Mr. Dearholt made to us. The promissory note is now payable in full on March 25, 2002 and bears interest at 12% annually, payable monthly. The borrowing transactions were effected in the form of a promissory note from us to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, we issued to Mr. Dearholt warrants to purchase 200,000 shares of common stock in 1997 at an exercise price of $1.848 per share, 200,000 shares of common stock in 1998 at an exercise price of $2.25 per share and 200,000 shares of common stock in 1999 at an exercise price of $1.16 per share. In connection with the extension of the note to March 25, 2001, we issued warrants to purchase 250,000 shares of our common stock in 2000 at an exercise price of $0.71 per share. In connection with the extension of the note to March 25, 2002, we issued warrants to purchase 280,000 shares of our common stock in 2001 at an exercise price of $0.45 per share. In each case, the exercise price of the warrants equaled 80% of the market price of our common stock on the date of issuance. The warrants expire upon the earlier of their exercise or on March 25, 2005 for the warrants issued in 1997, March 25, 2007 for the warrants issued in 1998, March 25, 2009 for the warrants issued in 1999, March 25, 2010 for the warrants issued in 2000, and March 25, 2011 for the warrants issued in 2001. Under the Stock Issuance Agreement, if we fail to pay the $1 million under the note when due, we must issue 200,000 shares of our common stock to Mr. Dearholt. This issuance will not, however, alleviate our liability under the note. We also granted Mr. Dearholt securities registration rights for any common stock he receives from us under these warrants or the Stock Issuance Agreement. In consideration of Mr. Dearholt's agreement to extend the note's due date to March 25, 2000, we extended the expiration date of warrants held by Mr. Dearholt to purchase 200,000 shares of our common stock from March 25, 2001 to March 25, 2002.

     On September 24, 1999, we completed a private placement of 666,671 shares of our common stock to various investors at a purchase price of $0.75 per share, representing a discount of 12% from the closing price of a share of our common stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt, one of our directors, purchased 266,667 shares for $200,000 in this private placement. The terms of Mr. Dearholt's purchase were identical to the terms offered to the other, unrelated investors. As part of this private placement, we granted all of the investors, including Mr. Dearholt, registration rights which require that we register the investors' resale of these shares.

     On June 14, 2000, we completed a private placement of 400,000 shares of our common stock to The John W. Dearholt Trust at a price of $0.50 per share, representing a discount of 6% from the closing price of our common stock on the Over the Counter Bulletin Board on that date. Stephen M. Dearholt is a co-trustee of this trust. As part of this private placement, we granted the investor registration rights which require that we register the investor's resale of those shares.

     We entered into a loan agreement on May 18, 2001, providing for a three-year loan commitment from a bank of up to $2,000,000. We may borrow under this loan agreement from time to time subject to a number of conditions, including obtaining personal guarantees of 125% of the amount outstanding under the loan. In May 2001, we borrowed a total of $1.5 million under this loan agreement. Five persons provided guarantees equal in total to the $1.5 million outstanding under the loan. The guarantors included James R. Kerber, a member of our board of directors, Stephen M. Dearholt, a member of our board of directors, Richard E. Wenninger, a member of our board of directors, and a trust for the benefit of O.B. Parrish, our Chairman of the Board and Chief Executive Officer. Each guarantor may be liable to the lender for up to 125% of the guarantor's guarantee amount if we default under the loan. We issued warrants to the guarantors to purchase the number of shares of our common stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. We also issued additional warrants to purchase 100,000 shares of our common stock at an exercise price of $0.50 per share to each of Stephen M. Dearholt and Richard E. Wenninger because each of them guaranteed $500,000 under the loan. We granted all of the guarantors registration rights which require that we register the shares of common stock underlying the warrants. The registration statement, of which this prospectus is a part, registers the guarantors' resale from time to time of those shares.

     Effective March 30, 2001, we issued a $250,000 convertible debenture to Richard E. Wenninger. Mr. Wenninger subsequently became a member of our board of directors in July 2001. The convertible debenture bears interest at 12% per annum and has a three-year term. Mr. Wenninger may convert the convertible debenture into common stock at any time based on a conversion rate of $0.50 per share.

     In August 2001, we issued 1,000,000 shares of common stock to Richard E. Wenninger for a total purchase price of $500,000. We granted Mr. Wenninger registration rights which require that we register the shares of common stock we issued to Mr. Wenninger. The registration statement, of which this prospectus is a part, registers Mr. Wenninger's resale from time to time of those shares.

     It has been and currently is our policy that transactions between us and our officers, directors, principal shareholders or affiliates are to be on terms no less favorable to us than could be obtained from unaffiliated parties. We intend that any future transactions between us and our officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

                          DESCRIPTION OF CAPITAL STOCK

     Our authorized capital stock consists of 27 million shares of common stock, $.01 par value per share and 5 million shares of Class A Preferred Stock, $.01 par value per share. The Class A Preferred Stock may be issued in series, at any times and with any terms, that the Board of Directors considers appropriate. To date, the Board of Directors has authorized for issuance 1,040,000 shares of Class A Preferred Stock--Series 1, of which 660,000 shares are currently outstanding and 1,500,000 shares of Class A Preferred Stock--Series 2, of which no shares are currently issued and outstanding since the 729,927 shares of Class A Preferred Stock--Series 2 which were previously issued have all converted into a like number of shares of common stock. Our Amended and Restated Articles of Incorporation provide that any shares of Class A Preferred Stock which are issued and subsequently converted into common stock may not be reissued. Accordingly, we currently have 2,460,000 shares of Class A Preferred Stock authorized and available for issuance in series designated by the Board.

COMMON  STOCK

     Holders of common stock are entitled to one vote for each share held of record on all matters to be voted on by the shareholders. Subject to the prior rights of the holders of Class A Preferred Stock, as described below, holders of common stock are entitled to receive dividends when and as declared by the Board of Directors out of funds legally available for the payment of dividends. Upon liquidation or dissolution, holders of common stock are entitled to share, based on the number of shares owned, in our remaining assets which may be available for distribution after payment of our creditors and satisfaction of any accrued but unpaid dividends on the Class A Preferred Stock and the liquidation preferences, if any, of the Class A Preferred Stock. Holders of common stock have no preemptive, subscription or redemption rights. The common stock has no cumulative voting rights. As a result, holders of more than 50% of the outstanding shares of common stock can elect all of our directors.

     All outstanding shares of common stock are fully paid and nonassessable. Wisconsin law, however, may make our shareholders personally liable for unpaid wages due employees for up to six months' services, but not in an amount greater than the par value of the shares.

CLASS  A  PREFERRED  STOCK

     The Board of Directors is authorized, subject to the limitations described below, to issue from time to time, without shareholder authorization, in one or more designated series, shares of Class A Preferred Stock and to determine the dividend, redemption, liquidation, sinking fund and conversion rights of each particular series. No dividends or other distributions will be payable on the common stock unless dividends are paid in full on the Class A Preferred Stock and all sinking fund obligations for the Class A Preferred Stock, if any, are fully funded. Dividends on the Class A Preferred Stock will be cumulative from the date of issuance. In the event of a liquidation or dissolution, the Class A Preferred Stock would have priority over the common stock to receive the amount of the liquidation preference as specified in each particular series, together with any accrued but unpaid dividends out of our remaining assets. Holders of shares of Class A Preferred Stock will have the right, at any time on or before the redemption of the shares, to surrender the certificate evidencing the shares of Class A Preferred Stock and receive upon conversion of the shares of Class A Preferred Stock, a certificate evidencing one share of common stock for each share of Class A Preferred Stock so surrendered. The holders of Class A
Preferred Stock are entitled to cast one vote per share held of record by them at all meetings of our shareholders.

Class  A  Preferred  Stock--Series  1

     As authorized by our Articles of Incorporation, on August 15, 1997, the Board of Directors by resolution designated the relative rights and preferences of the first series of Class A Preferred Stock which was designated "Class A Preferred Stock--Series 1." The Board authorized for issuance 1,040,000 shares of this Series 1 Preferred Stock and 680,000 shares were issued, 660,000 of which are currently outstanding. We have no present intention of issuing any additional shares of Series 1 Preferred Stock. The Series 1 Preferred Stock accrues dividends on a daily basis at the rate of 8% per year on the "liquidation value" of the Series 1 Preferred Stock, which currently is $2.50 per share and is subject to adjustment and increase for accrued dividends. The dividends will accrue through the earliest of the date of repurchase of the Series 1 Preferred Stock, its conversion into common stock or liquidation. Dividends on the Series 1 Preferred

Stock must be paid in full before dividends may be paid on any other class of our stock or before any sums may be set aside for the redemption or purchase of any of the Preferred Stock. Dividends will accrue whether or not they have been declared and whether or not there are funds legally available for the payment of dividends. Dividends are payable on October 1 of each year. Dividends which are not paid on the dividend reference date will accrue and be added to the liquidation value of each share of Series 1 Preferred Stock. No dividends can be declared and set aside for any shares of common stock unless the Board declares a dividend payable on the outstanding shares of Series 1 Preferred Stock, in addition to the dividends which the Series 1 Preferred Stock is otherwise entitled as described above. Additional dividends on the Series 1 Preferred Stock must be declared in the same amount per share of Series 1 Preferred Stock as would be declared payable on the shares of common stock into which each share of Series 1 Preferred Stock could be converted.

     On or after August 1, 1998, each share of Series 1 Preferred Stock is convertible into one share of common stock. Upon conversion, certificates for shares of common stock will be issued together with, to the extent legally available, an amount of cash equal to the remaining accrued but unpaid dividends on the shares of Series 1 Preferred Stock so converted. We may redeem the Series 1 Preferred Stock on or after August 1, 2000, unless the holder converts the shares before our redemption is effective, at a price of $2.50 per share plus all accrued but unpaid dividends. Upon a liquidation, the Series 1 Preferred Stock is entitled to a liquidation preference equal to $2.50 per share plus any accrued but unpaid dividends. This amount must be paid prior to any distribution on shares of common stock. Except as provided above, the Series 1 Preferred Stock will have the same rights, preferences and limitations as any other series of Preferred Stock to be issued in the future, whenever designated and issued.

Class  A  Preferred  Stock--Series  2

     On December 30, 1997, the Board of Directors by resolution designated the relative rights and preferences of the second series of Class A Preferred Stock which is designated "Class A Preferred Stock-Series 2." The Board authorized for issuance 1,500,000 shares of this Series 2 Preferred Stock and 729,927 shares were issued. However, as of the date of this prospectus, no shares of Series 2 Preferred Stock are issued and outstanding since they all converted into shares of common stock on a one-for-one basis on April 3, 1998. The Series 2 Preferred Stock does not carry any dividend preference. Upon a liquidation, each share of the Series 2 Preferred Stock outstanding at the time of liquidation is entitled to a liquidation preference equal to the purchase price paid for each share. This amount must be paid prior to any distribution on shares of common stock, however, the liquidation preference on the Series 1 Preferred Stock must be paid before the liquidation preference on the Series 2 Preferred Stock is paid.

     The issuance of one or more series of Class A Preferred Stock could have an adverse effect on the rights of the holders of common stock, including dividend rights, rights upon liquidation and voting rights. The Preferred Stock could also be issued by us to defend against the threat of a takeover, if the Board of Directors determines that the takeover is not in our best interests or the best interests of our shareholders. This could occur even if a takeover was favored by a majority of shareholders and was at a premium to the market price of the common stock. We have no current plans or intention to issue additional shares of Class A Preferred Stock.

TRANSFER  AGENT

     The transfer agent and registrar for the common stock is Firstar Bank, N.A., Milwaukee, Wisconsin.

WISCONSIN  ANTI-TAKEOVER  PROVISIONS

     Section 180.1150 of the Wisconsin Business Corporation Law provides that the voting power of shares of public corporations, such as us, which are held by any person holding in excess of 20% of the voting power of our stock shall be limited to 10% of the full voting power of the shares. This statutory voting restriction does not apply to shares acquired directly from us, acquired in a transaction incident to which our shareholders vote to restore the full voting power of the shares and under other circumstances more fully described in section 180.1150. In addition, this statutory voting restriction is not applicable to shares of common stock acquired before April 22, 1986.

     Section 180.1141 of the Wisconsin Business Corporation Law provides that a "resident domestic corporation," such as us, may not engage in a "business combination" with a person beneficially owning 10% or more of the voting power of our outstanding stock for three years after the date the interested shareholder acquired his 10% or greater interest, unless the business combination or the acquisition of the 10% or greater interest was approved before the stock acquisition date by our Board of Directors. After the three-year period, a business combination that was not so approved can be completed only if it is approved by a majority of the outstanding voting shares not held by the interested shareholder or is made at a specified price intended to provide a fair price for the shares held by noninterested shareholders.
Section 180.1141 is not applicable to shares of common stock acquired by a shareholder prior to the registration of the common stock under the Securities Exchange Act of 1934 and shares acquired before September 10, 1987.

INDEMNIFICATION

     Our directors and officers are entitled to statutory rights to be indemnified by us against litigation-related liabilities and expenses if the director or officer is either successful in the defense of litigation or is otherwise determined not to have engaged in willful misconduct, knowingly violated the law, failed to deal fairly with us or our shareholders or derived an improper personal benefit in the performance of his duties to us. These rights are incorporated in our By-Laws. To the extent that indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers and controlling persons, we have been advised that in the opinion of the Securities and Exchange Commission, the indemnification provisions are against public policy as expressed in the Securities Act and are, therefore, unenforceable.

                              SELLING STOCKHOLDERS

     Information regarding beneficial ownership of our common stock by the selling stockholders as of September 30, 2001 follows. The table assumes that the selling stockholders sell all shares offered under this prospectus. We can make no assurance as to how many of the shares offered that the selling stockholders will in fact sell.

                                     SHARES OWNED       SHARES BEING      SHARES OWNED
 SELLING  STOCKHOLDER               BEFORE OFFERING       OFFERED        AFTER OFFERING
---------------------          -----------------------  ------------   -------------------
                                  NUMBER      PERCENT                   NUMBER    PERCENT
                               -------------  --------                 ---------  --------
Gary Benson                     1,680,450(1)      9.8%   1,500,000(1)    180,450       12%
2925 Dean Parkway
Minneapolis, MN 55416

Daniel Bishop                     210,800(2)      1.3%     150,000(2)     60,800        *
17235 Two Mile Road
Franksville, WI 53126

Mike Snow                         388,800(3)      2.4%     300,000(3)     88,800        *
3300 Norwest Center
90 South Seventh Street
Minneapolis, MN 55402

Robert Johander                   150,000(4)        *      150,000(4)          0        0%
8480 Montgomery Court
Eden Prairie, MN 55347

W.G. Securities Limited           150,000(5)        *      150,000(5)          0        0%
Partnership
PMB 452
774 Mays Boulevard, No. 10
Incline Village, NV 89451

R.J. Steichen & Company            33,750(6)        *       33,750(6)          0        0%
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

Chip Rice                         168,750(7)      1.1%     168,750(7)          0        0%
c/o R. J. Steichen & Company
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

John E. Feltl                     101,250(8)        *      101,250(8)          0        0%
c/o R. J. Steichen & Company
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

Wayne Mills                        33,750(9)        *       33,750(9)          0        0%
c/o R. J. Steichen & Company
Suite 100
120 South Sixth Street
Minneapolis, MN 55402

Stephen M. Dearholt            4,158,083(10)     22.6%  1,766,671(11)  2,391,412     13.8%
759 North Milwaukee Street
Suite 316
Milwaukee, WI 53202

Thomas W. Bodine and             138,000(12)        *      80,000(12)     58,000        *
Peggy L. Bodine as
Joint owners with right
of survivorship
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105

Thomas W. Bodine                 400,000(13)      2.5%    400,000(13)          0        0%
14 Huntleigh Manor
St. Louis, MO 63131

                                       35

                                     SHARES OWNED       SHARES BEING      SHARES OWNED
 SELLING  STOCKHOLDER               BEFORE OFFERING       OFFERED        AFTER OFFERING
---------------------          -----------------------  ------------   -------------------
                                  NUMBER      PERCENT                   NUMBER    PERCENT
                               -------------  --------                 ---------  --------
Leo B. Schmid Trust               20,000(14)        *      20,000(14)          0        0%
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105

Jerome F. Martin and              33,334(15)        *      33,334(15)          0        0%
Diane M. Martin as
Joint Tenants
c/o PaineWebber, Inc.
Suite 1500
8000 Maryland Avenue
St. Louis, MO 63105

John H. Biggs Revocable          133,334(16)        *     133,334(16)          0        0%
Trust
Apt. 23D
240 East 47th Street
New York, NY 10097

Love Family Charitable            36,334(17)        *      33,334(17)      3,000        *
Foundation
Suite 201
212 South Central
St. Louis, MO 63105

Andrew Sproule Love               33,334(17)        *      33,334(17)          0        0%
Suite 201
212 South Central
St. Louis, MO 63105

Love Group Joint Venture          80,934(17)        *      33,334(17)     47,600        *
Suite 201
212 South Central
St. Louis, MO 63105

Love Real Estate Company          33,334(17)        *      33,334(17)          0        0%
Profit Sharing Plan (1994)
Suite 201
212 South Central
St. Louis, MO 63105

James Chase                         610,000       3.9%    575,000(18)     35,000        *
7815 North River Road
Milwaukee, WI 53217

William Witcroft                 143,334(19)        *     133,334(19)     10,000        *
7160 N. Barnett Lane
Milwaukee, WI 53217

Gregory P. DiCresce and          150,334(20)        *     133,334(20)     17,000        *
Nancy L.P. DiCresce
Joint owners with right
of survivorship
12 Myrtle Street
Saratoga Springs, NY 12866

John Burke                        50,000(21)        *      50,000(21)          0        0%
622 Water Street
Suite 200
Milwaukee, WI 53202

                                       36

                                     SHARES OWNED       SHARES BEING      SHARES OWNED
 SELLING  STOCKHOLDER               BEFORE OFFERING       OFFERED        AFTER OFFERING
---------------------          -----------------------  ------------   -------------------
                                  NUMBER      PERCENT                   NUMBER    PERCENT
                               -------------  --------                 ---------  --------
Kingsbridge Capital Limited      300,000(22)      1.9%   300,000 (22)          0        0%
P.O. Box 3340
Dawson Building
Main Street
Tortola
British Virgin Islands

John O. Robertson                303,857(23)      2.4%    200,000(23)    103,857        *
336 Danforth Street
Portland, ME 04102

Richard E. Wenninger           3,346,941(24)      9.9%  2,866,667(25)    480,274      3.1%
855 W. Dean Road
Milwaukee, WI 53217

T. Benjamin Wenninger             21,667(26)        *       6,667(26)     15,000        *
855 W. Dean Road
Milwaukee, WI 53217

Margaret E. Wenninger             21,667(26)        *       6,667(26)     15,000        *
855 W. Dean Road
Milwaukee, WI 53217

Jerry Popiel                        150,000         *     100,000(27)     50,000        *
Geotek
8036 40th Avenue
Denver, CO 80207

Gerald Stein                        506,000       3.2%    225,000(28)    281,000      1.8%
2510 West Dean Road
Milwaukee, WI 53217-2009

Michael R. Walton                539,900(29)      3.4%    200,000(30)    339,900        *
1626 North Prospect Avenue
No. 2310
Milwaukee, WI 53202

James R. Kerber                  573,710(31)      3.6%    200,000(32)    373,710      2.4%
8547 East Arapahoe Road
#J217
Englewood, CO 80112

The Geneva O. Parrish            400,000(33)      2.5%    400,000(33)          0        0%
1996 Living Trust
515 North State Street
Suite 2225
Chicago, IL 60610

Heartland Bank                 1,000,000(34)      6.0%  1,000,000(34)          0        0%
212 S. Central Avenue
St. Louis, MO 63105

Dr. James P. Elmes IRA          567,249 (35)      2.9%    500,000(35)     67,249        *
c/o Larry Fey
655 N. LaGrange Road
Suite 202
Frankfurt, IL 60423

Larry Fey                        200,000(36)      1.3%    200,000(36)          0        0%
655 N. LaGrange Road
Suite 202
Frankfurt, IL 60423

Total                                                  12,250,844
                                                      =============
____________

*       less  than  1%

(1)     Represents  180,450  shares  of  common  stock  beneficially  owned by the selling stockholder  as  of  September  30, 2001, and 1,500,000 shares receivable upon exercise of warrants  owned  by  the  selling  stockholder.  The  shares  being offered by the selling stockholder  consist  of  the  shares  receivable  upon  exercise  of  the  warrants.


                                       37

(2)     Represents  60,800  shares  of  common  stock  beneficially  owned  by the selling stockholder  as  of  September  30,  2001,  and 150,000 shares receivable upon exercise of warrants  owned  by  the  selling  stockholder.  The  shares  being offered by the selling stockholder  consist  of  the  shares  receivable  upon  exercise  of  the  warrants.

(3)     Represents  88,800  shares  of  common  stock  beneficially  owned  by the selling stockholder  as  of  September  30,  2001,  and 300,000 shares receivable upon exercise of warrants  owned  by  the  selling  stockholder.  The  shares  being offered by the selling stockholder  consist  of  the  shares  receivable  upon  exercise  of  the  warrants.

(4)     Represents  150,000  shares  receivable  upon  exercise  of  warrants owned by the selling  stockholder.

(5)     Represents  150,000  shares  receivable  upon  exercise  of  warrants owned by the selling  stockholder.  William  Deters and Graceanne K. Deters are the general partners of the  selling  stockholder  and  share  beneficial  ownership  of  these  shares.

(6)     Represents  33,750  shares  receivable by the selling stockholder upon exercise of warrants currently owned by the selling stockholder.  John E. Feltl is the sole beneficial owner  of  these  shares.

(7)     Represents  168,750  shares receivable by the selling stockholder upon exercise of warrants  currently  owned  by  the  selling  stockholder.

(8)     Represents  101,250  shares receivable by the selling stockholder upon exercise of warrants  currently  owned  by  the  selling  stockholder.

(9)     Represents  33,750  shares  receivable by the selling stockholder upon exercise of warrants  currently  owned  by  the  selling  stockholder.

(10)     Represents  4,158,083  shares  of  common stock beneficially owned by the selling stockholder  as  of  September  30,  2001.  Mr.  Dearholt  is  one  of our directors.  See
"Principal  Shareholders."

(11)     Represents  266,671  shares  of  common  stock purchased from us on September 24,
1999,  400,000 shares purchased by a trust for the benefit of Mr. Dearholt's child on June
14, 2000, and 1,100,000 shares subject to exercise of warrants that have been pledged to a bank  to secure a guarantee executed by Mr. Dearholt on our behalf, including a warrant to purchase  up to a maximum of 1,000,000 shares of common stock (based on a guarantee amount of  $500,000  divided  by  the  minimum  warrant  purchase  price  of  $0.50  per  share).

(12)     Represents  138,000  shares  of  common  stock  beneficially owned by the selling stockholder  as  of  September  30, 2001, including the 80,000 shares purchased from us on
September  24,  1999  and  offered for sale by the selling stockholder by this prospectus.

(13)     Consists  of  shares  of  common  stock  subject to a warrant to purchase up to a maximum of 400,000 shares of common stock (based on a guarantee amount of $200,000 divided by  the minimum warrant purchase price of $0.50 per share).  This warrant has been pledged to  a  bank  to  secure  a  guarantee  executed  by  Mr.  Bodine  on  our  behalf.

(14)     Represents  20,000 shares purchased from us on September 24, 1999 and offered for sale  by the selling stockholder by this prospectus.  Leo B. Schmid is the sole beneficial owner  of  these  shares.

(15)     Represents  33,334 shares purchased from us on September 24, 1999 and offered for sale  by  the  selling  stockholder  by  this  prospectus.

(16)     Represents 133,334 shares purchased from us on September 24, 1999 and offered for sale  by the selling stockholder by this prospectus.  John H. Biggs is the sole beneficial owner  of  these  shares.

(17)     Represents  36,334  shares  of  common  stock  beneficially  owned by the selling stockholder  as  of  September  30, 2001, including the 33,334 shares purchased from us on
September  24,  1999  and  offered for sale by the selling stockholder by this prospectus.
Also  includes the shares owned by Love Family Charitable Foundation, Andrew Sproule Love,
Love  Group Joint Venture and Love Real Estate Company Profit Sharing Plan (1994).  Andrew
Sproule  Love  is  the  sole  beneficial  owner  of  these  shares.

(18)     Represents  shares  which  the  selling  stockholder received as compensation for investor  relations  and other consulting services which the selling stockholder performed for  us.

(19)     Represents  143,334  shares  of  common  stock  beneficially owned by the selling stockholder  as  of  September 30, 2001, including the 133,334 shares purchased from us on
November  4,  1999  and  offered  for  sale by the selling stockholder by this prospectus.


                                       38

(20)     Represents  150,334  shares  of  common  stock  beneficially owned by the selling stockholder  as  of  September 30, 2001, including the 133,334 shares purchased from us on
November  22,  1999  and  offered  for sale by the selling stockholder by this prospectus.

(21)     Represents  50,000  shares purchased from us on November 23, 1999 and offered for sale  by  the  selling  stockholder  by  this  prospectus.

(22)     Represents  300,000  shares  of which will be received by the selling stockholder upon  exercise  of  warrants  currently  owned  by  the  selling  stockholder.

(23)     Represents  303,857  shares  of  common  stock  beneficially owned by the selling stockholder  as  of  September  30,  2001,  including  100,000 shares purchased from us on
January  31,  2000 and 100,000 shares purchased from us in March 2001 and offered for sale by  the  selling  stockholder  by  this  prospectus.

(24)     Represents  3,346,941  shares  of  common stock beneficially owned by the selling stockholder  as  of  September  30,  2001.  Mr.  Wenninger  is  one or our directors.  See
"Principal  Shareholders."

(25)     Includes  66,667  shares  of  common stock purchased from us on February 1, 2000, shares  of  common  stock  subject  to  a warrant to purchase up to a maximum of 1,000,000 shares  of  common  stock  (based on a guarantee amount of $500,000 divided by the minimum warrant  purchase  price  of  $0.50 per share) and a warrant to purchase 100,000 shares of common  stock.  These  warrants have been pledged to a bank to secure a guarantee executed by  Mr. Wenninger on our behalf.  Also includes (a) 500,000 shares of common stock subject to  conversion  of  a  convertible  debenture  due  March 30, 2004 (based upon $250,000 of principal  under  the convertible debenture, divided by the conversion rate of $0.50), (b)
200,000  shares  of  common  stock  purchased  by  Mr. Wenninger in November 2000, and (c)
1,000,000  shares  of  common  stock  purchased  by  Mr.  Wenninger  in  July  2001.

(26)     Represents  21,667  shares  of  common  stock  beneficially  owned by the selling stockholder as of September 30, 2001, including 6,667 shares purchased from us on February
1,  2000  and  offered  for  sale  by  the  selling  stockholder  by  this  prospectus.

(27)     Represents  100,000 shares of common stock purchased from us on June 14, 2000 and offered  for  sale  by  the  selling  stockholder  by  this  prospectus.

(28)     Represents  225,000  shares  of common stock purchased from us on October 2, 2000 and  offered  for  sale  by  the  selling  stockholder  by  this  prospectus.

(29)     Represents  539,900  shares  of  common  stock  beneficially owned by the selling stockholder as of September 30, 2001.  Mr. Walton is one of our directors.  See "Principal
Shareholders."

(30)     Represents  200,000  shares  of common stock purchased from us on October 2, 2000 and  offered  for  sale  by  the  selling  stockholder  by  this  prospectus.

(31)     Represents  573,710  shares  of  common  stock  beneficially owned by the selling stockholder as of September 30, 2001.  Mr. Kerber is one of our directors.  See "Principal
Shareholders."

(32)     Consists  of  shares  of  common  stock  subject to a warrant to purchase up to a maximum of 200,000 shares of common stock (based on a guarantee amount of $100,000 divided by  the minimum warrant purchase price of $0.50 per share).  This warrant has been pledged to  a  bank  to  secure  a  guarantee  executed  by  Mr.  Kerber  on  our  behalf.

(33)     Consists  of  shares  of  common  stock  subject to a warrant to purchase up to a maximum of 400,000 shares of common stock (based on a guarantee amount of $200,000 divided by  the minimum warrant purchase price of $0.50 per share).  This warrant has been pledged to a bank to secure a guarantee executed by The Geneva O. Parrish 1996 Living Trust on our behalf.  O.B.  Parrish,  our  Chairman  of  the  Board and Chief Executive Officer, is the
beneficiary  of  The Geneva O. Parrish 1996 Living Trust and may be deemed to share voting and  investment  power over the warrants in the trust.  The number of shares listed in the table  does  not  include  any  shares  beneficially owned by Mr. Parrish.  See "Principal
Shareholders."

(34)     Consists  of  shares  of  common  stock  subject to a warrant to purchase up to a maximum  of  1,000,000  shares  of  common stock (based on $500,000 divided by the minimum warrant  purchase  price  of  $0.50  per  share).

(35)     Represents  567,249  shares  of  common  stock  beneficially  owned by the seller stockholder  as  of September 30, 2001, including the following shares offered for sale by the  selling stockholder by this prospectus: (a) 200,000 shares of common stock subject to conversion  of  a convertible debenture due May 30, 2004 (based upon $100,000 of principal under  the  convertible  debenture,  divided  by  the  conversion  rate of $0.50), and (b)
300,000  shares  of  common  stock  purchased by the selling stockholder in November 2000.

                                       39

(36)     Consists of 200,000 shares of common stock subject to conversion of a convertible debenture  due  May  30,  2004  (based  upon  $100,000  of principal under the convertible debenture,  divided  by  the  conversion  rate  of  $0.50).

     We have agreed to bear certain expenses (other than broker discounts and commissions, if any) in connection with the registration statement.

                              PLAN OF DISTRIBUTION

     We have been advised by the selling stockholders that the selling stockholders may sell the shares from time to time in transactions on the OTC Bulletin Board, in negotiated transactions, or otherwise, or by a combination of these methods, at fixed prices which may be changed, at market prices at the time of sale, at prices related to market prices or at negotiated prices. The selling stockholders may effect these transactions by selling the shares to or through broker-dealers, who may receive compensation in the form of discounts, concessions or commissions from the selling stockholders or the purchasers of the shares for whom the broker-dealer may act as an agent or to whom it may sell the shares as a principal, or both. The compensation to a particular broker-dealer may be in excess of customary commissions.

     Broker-dealers who act in connection with the sale of the shares may be underwriters. Profits on any resale of the shares as a principal by such broker-dealers and any commissions received by such broker-dealers may be underwriting discounts and commissions under the Securities Act.

     Any broker-dealer participating in transactions as agent may receive commissions from the selling stockholders and, if they act as agent for the purchaser of the shares, from the purchaser. Broker-dealers may agree with the selling stockholders to sell a specified number of shares at a stipulated price per share and, to the extent a broker-dealer is unable to do so acting as agent for the selling stockholders, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer commitment to the selling stockholders. Broker-dealers who acquire shares as principal may resell the shares from time to time in transactions (which may involve crosses and block transactions and which may involve sales to and through other broker-dealers, including transactions of the nature described above) in the over-the-counter market, in negotiated transactions or otherwise at market prices prevailing at the time of sale or at negotiated prices, and may pay to or receive from the purchasers of the shares commissions computed as described above. To the extent required under the Securities Act, a supplemental prospectus will be filed, disclosing:

     -    the  name  of  the  broker-dealers;

     -    the  number  of  shares  involved;

     -    the  price  at  which  the  shares  are  to  be  sold;

     - the commissions paid or discounts or concessions allowed to the broker-dealers, where applicable;

     - that broker-dealers did not conduct any investigation to verify the information in this prospectus, as supplemented; and

     -    other  facts  material  to  the  transaction.

     Under applicable rules and regulations under the Exchange Act, any person engaged in a distribution of the shares may not simultaneously engage in market making activities with the common stock for a period beginning when the person becomes a distribution participant and ending upon the person's completion of participation in a distribution, including stabilization activities in the common stock to effect covering transactions, to impose penalty bids or to effect passive market making bids. In addition, we and the selling stockholders will be subject to applicable provisions of the Exchange Act, including Rule 10b-5 and to the extent we and the selling stockholders are distribution participants, Regulation M. These rules and regulations may affect the marketability of the shares.

     The selling stockholders will pay all commissions associated with the sale of the shares. The shares offered by this prospectus are being registered to comply with contractual obligations, and we have paid the expenses of the preparation of this prospectus. We have also agreed to indemnify the selling stockholders against various liabilities, including liabilities under the Securities Act, or, if the indemnity is unavailable, to contribute toward amounts required to be paid.

                                  LEGAL MATTERS

     The validity of the securities offered by this prospectus will be passed upon for us by Reinhart Boerner Van Deuren s.c., Milwaukee, Wisconsin.

                                     EXPERTS

          The consolidated financial statements of The Female Health Company at September 30, 2000 and for the two years in the period ended September 30, 2000 included in this prospectus have been audited by McGladrey & Pullen LLP, independent auditors, as set forth in their report (which contains an explanatory paragraph with respect to conditions which raise substantial doubt about our ability to continue as a going concern), in reliance upon such report given upon the authority of such firm as experts in accounting and auditing. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or amounts and classification of liabilities that might result from the outcome of that uncertainty.

                            The Female Health Company
                   Index to Consolidated Financial Statements

Document                                                                             Page No.
-----------------------------------------------------------------------------  -------------------
Audited Consolidated Financial Statements.

  Report of McGladrey & Pullen, LLP, Independent Auditors.. . . . . . . . . . .                F-2

  Consolidated Balance Sheet as of September 30, 2000.. . . . . . . . . . . . .                F-3

  Consolidated Statements of Operations for the years ended
    September 30, 2000 and 1999.. . . . . . . . . . . . . . . . . . . . . . . .                F-4

  Consolidated Statements of Stockholders' Equity (Deficit) for the years ended
    September 30, 2000 and 1999.. . . . . . . . . . . . . . . . . . . . . . . .        F-5 and F-6

  Consolidated Statements of Cash Flows for the years ended
    September 30, 2000 and 1999.. . . . . . . . . . . . . . . . . . . . . . . .                F-7

  Notes to Consolidated Financial Statements. . . . . . . . . . . . . . . . . .   F-8 through F-23

Unaudited Condensed Consolidated Financial Statements.

  Unaudited Condensed Consolidated Balance Sheet
    as of June 30, 2001.. . . . . . . . . . . . . . . . . . . . . . . . . . . .               F-24

  Unaudited Condensed Consolidated Statements of Operations
    for the Nine Months Ended June 30, 2001 and 2000. . . . . . . . . . . . . .               F-25

  Unaudited Condensed Consolidated Statements of Cash Flows
    for the Nine Months Ended June 30, 2001 and 2000. . . . . . . . . . . . . .               F-26

  Notes to Unaudited Condensed Consolidated Financial Statements. . . . . . . .  F-27 through F-32


                          INDEPENDENT AUDITOR'S REPORT


To  the  Board  of  Directors  and  Stockholders
The  Female  Health  Company
Chicago,  Illinois

We have audited the accompanying consolidated balance sheet of The Female Health Company and subsidiaries, as of September 30, 2000, and the related consolidated statements of operations, stockholders' equity (deficit), and cash flows for the years ended September 30, 2000 and 1999. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Female Health Company and subsidiaries as of September 30, 2000, and the results of their operations and their cash flows for the years ended September 30, 2000 and 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been presented assuming that The Female Health Company will continue as a going concern. As more fully described in Note 14, the Company has experienced slower than expected growth in revenues from its sole product, which has adversely affected the Company's current results of operations and liquidity. These conditions raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 14. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts of classification of liabilities that may result from the outcome of this uncertainty.


/s/  McGladrey  &  Pullen,  LLP
Schaumburg,  Illinois
November  17,  2000

THE  FEMALE  HEALTH  COMPANY

CONSOLIDATED  BALANCE  SHEET
SEPTEMBER  30,  2000
--------------------------------------------------------------------------------


ASSETS
Current Assets
  Cash. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $    457,122
  Accounts receivable, net of allowance for doubtful accounts
    of $86,200 and allowance for product returns of $31,800 . . . . . . .       847,979
  Inventories . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       490,815
  Prepaid expenses and other current assets . . . . . . . . . . . . . . .       192,460
                                                                           -------------
     Total current assets . . . . . . . . . . . . . . . . . . . . . . . .     1,988,376
                                                                           -------------

Other Assets
  Intellectual property, net of accumulated amortization of $513,600. . .       594,421
  Other Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       144,652
                                                                           -------------
                                                                                739,073
                                                                           -------------
Property, Plant and Equipment
  Equipment, furniture and fixtures . . . . . . . . . . . . . . . . . . .     3,674,398
  Less accumulated depreciation . . . . . . . . . . . . . . . . . . . . .     2,281,065
                                                                           -------------
                                                                              1,393,333
                                                                           -------------

                                                                           $  4,120,782
                                                                           =============
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)
Current Liabilities
  Notes payable, related parties, net of unamortized discount of $88,155.  $  1,211,845
  Convertible debentures, net of unamortized discount of $101,664 . . . .     1,398,336
  Accounts payable. . . . . . . . . . . . . . . . . . . . . . . . . . . .       427,556
  Accrued expenses and other current liabilities. . . . . . . . . . . . .       244,155
  Preferred dividends payable . . . . . . . . . . . . . . . . . . . . . .       132,000
                                                                           -------------
     Total current liabilities. . . . . . . . . . . . . . . . . . . . . .     3,413,892
                                                                           -------------

Long-Term Liabilities
  Deferred gain on sale of facility . . . . . . . . . . . . . . . . . . .     1,373,212
  Other long-term liabilities . . . . . . . . . . . . . . . . . . . . . .        26,745
                                                                           -------------
                                                                              1,399,957
                                                                           -------------
Stockholders' Equity (Deficit)
  Convertible preferred stock, Series 1, par value $.01 per share.
    Authorized 5,000,000 shares; issued and outstanding 660,000 shares. .         6,600
  Common stock, par value $.01 per share.  Authorized 27,000,000
    shares; issued and outstanding 13,803,699 shares. . . . . . . . . . .       138,037
  Additional paid-in capital. . . . . . . . . . . . . . . . . . . . . . .    48,231,986
  Unearned consulting fees. . . . . . . . . . . . . . . . . . . . . . . .       (90,815)
  Accumulated other comprehensive income. . . . . . . . . . . . . . . . .        55,661
  Accumulated deficit . . . . . . . . . . . . . . . . . . . . . . . . . .   (49,002,460)
                                                                           -------------
                                                                               (660,991)
  Treasury Stock, at cost, 20,000 shares of common stock. . . . . . . . .       (32,076)
                                                                           -------------
                                                                               (693,067)
                                                                           -------------
                                                                           $  4,120,782
                                                                           =============



See  Notes  to  Consolidated  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY

CONSOLIDATED  STATEMENTS  OF  OPERATIONS
YEARS  ENDED  SEPTEMBER  30,  2000  AND  1999
--------------------------------------------------------------------------------


                                                          2000          1999
                                                      ------------  ------------
Net revenues . . . . . . . . . . . . . . . . . . . .  $ 5,766,868   $ 4,715,477

Cost of products sold. . . . . . . . . . . . . . . .    5,184,735     4,598,747
                                                      ------------  ------------

     Gross Profit. . . . . . . . . . . . . . . . . .      582,133       116,730
                                                      ------------  ------------

Operating expenses:
  Advertising and promotion. . . . . . . . . . . . .      247,222       251,867
  Selling, general and administrative. . . . . . . .    2,727,542     2,716,736
                                                      ------------  ------------
     Total operating expenses. . . . . . . . . . . .    2,974,764     2,968,603
                                                      ------------  ------------

     Operating (loss). . . . . . . . . . . . . . . .   (2,392,631)   (2,851,873)
                                                      ------------  ------------

Nonoperating income (expense):
  Amortization of debt issuance costs. . . . . . . .     (245,676)     (174,124)
  Interest expense . . . . . . . . . . . . . . . . .   (1,231,832)     (860,523)
  Interest income. . . . . . . . . . . . . . . . . .       34,772        36,030
  Nonoperating income. . . . . . . . . . . . . . . .      145,204       100,181
                                                      ------------  ------------
                                                       (1,297,532)     (898,436)
                                                      ------------  ------------

     Net (loss). . . . . . . . . . . . . . . . . . .   (3,690,163)   (3,750,309)

Preferred dividends, Series 1. . . . . . . . . . . .      132,195       133,919
                                                      ------------  ------------

     Net (loss) attributable to common stockholders.  $(3,822,358)  $(3,884,228)
                                                      ============  ============

     Net (loss) per common share outstanding . . . .  $     (0.30)  $     (0.36)

Weighted average common shares outstanding . . . . .   12,764,498    10,890,173

See  Notes  to  Consolidated  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY

CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)
YEARS  ENDED  SEPTEMBER  30,  2000  AND  1999
--------------------------------------------------------------------------------


                                                                                    Accumulated
                                                        Additional     Unearned        Other                        Cost of
                                 Preferred     Common     Paid-in     Consulting    Comprehensive    Accumulated    Treasury
                                   Stock       Stock      Capital        Fees          Income          Deficit       Stock
                                ------------  --------  -----------  ------------  ---------------  -------------  ----------
Balance at September 30, 1998.  $     6,800   $104,157  $43,833,844  $         -   $      304,980   $(41,295,874)  $ (19,330)
  Issuance of 482,964 shares
    of Common Stock under
    the equity line of credit.            -      4,685      480,315            -                -              -           -
  Issuance of 20,718 shares
    of Common Stock upon
    conversion of Preferred
    Stock. . . . . . . . . . .         (200)       200            -            -                -              -           -
  Issuance of 120,000 shares
    of Common Stock upon
    exercise of warrants . . .            -      1,200      128,760            -                -              -           -
  Issuance of 175,000 shares
    of Common Stock for
    consulting services. . . .            -      1,750      184,188     (185,938)               -              -           -
  Issuance of warrants with
    convertible debentures . .            -          -    1,276,300            -                -              -           -
  Issuance of 15,000 shares
    of Common Stock under
    stock bonus plan . . . . .            -        150       23,288            -                -              -           -
  Issuance of 18,000 shares
    of Common Stock upon
    exercise of stock options.            -        180       16,695            -                -              -           -
  Issuance of warrants with
    short-term notes payable .            -          -      253,515            -                -              -           -
  Issuance of 30,691 shares
    of Common Stock as
    payment of preferred
    stock dividends. . . . . .            -        307       31,058            -                -              -           -
  Issuance of warrants for
    consulting services. . . .            -          -       99,483      (99,483)               -              -           -
  Preferred Stock dividends. .            -          -            -            -                -       (133,919)          -
  Purchase of 10,000 shares
    of Common Stock held in
    Treasury . . . . . . . . .            -          -            -            -                -              -     (12,746)
  Issuance of 666,671 shares
    of Common Stock. . . . . .            -      6,667      493,333            -                -              -           -
Amortization of unearned
  consulting fees. . . . . . .            -          -            -       84,047                -              -           -
Comprehensive income (loss):
  Net (loss) . . . . . . . . .            -          -            -            -                -     (3,750,309)          -
  Foreign currency
    translation adjustment . .            -          -            -            -         (115,133)             -           -
Comprehensive income (loss). .   (3,865,442)

Balance at September 30, 1999.  $     6,600   $119,296  $46,820,779  $  (201,374)  $      189,847   $(45,180,102)  $ (32,076)
                                ============  ========  ===========  ============  ===============  =============  ==========


                                   Total
                                ------------
Balance at September 30, 1998.  $ 2,934,577
  Issuance of 482,964 shares
    of Common Stock under
    the equity line of credit.      485,000
  Issuance of 20,718 shares
    of Common Stock upon
    conversion of Preferred
    Stock. . . . . . . . . . .            -
  Issuance of 120,000 shares
    of Common Stock upon
    exercise of warrants . . .      129,960
  Issuance of 175,000 shares
    of Common Stock for
    consulting services. . . .            -
  Issuance of warrants with
    convertible debentures . .    1,276,300
  Issuance of 15,000 shares
    of Common Stock under
    stock bonus plan . . . . .       23,438
  Issuance of 18,000 shares
    of Common Stock upon
    exercise of stock options.       16,875
  Issuance of warrants with
    short-term notes payable .      253,515
  Issuance of 30,691 shares
    of Common Stock as
    payment of preferred
    stock dividends. . . . . .       31,365
  Issuance of warrants for
    consulting services. . . .            -
  Preferred Stock dividends. .     (133,919)
  Purchase of 10,000 shares
    of Common Stock held in
    Treasury . . . . . . . . .      (12,746)
  Issuance of 666,671 shares
    of Common Stock. . . . . .      500,000
Amortization of unearned
  consulting fees. . . . . . .       84,047
Comprehensive income (loss):
  Net (loss) . . . . . . . . .   (3,750,309)
  Foreign currency
    translation adjustment . .     (115,133)
Comprehensive income (loss)

Balance at September 30, 1999.  $ 1,722,970
                                ============


THE  FEMALE  HEALTH  COMPANY

CONSOLIDATED  STATEMENTS  OF  STOCKHOLDERS'  EQUITY  (DEFICIT)
YEARS  ENDED  SEPTEMBER  30,  2000  AND  1999
--------------------------------------------------------------------------------


                                                                                    Accumulated
                                                        Additional     Unearned        Other                        Cost of
                                 Preferred     Common     Paid-in     Consulting    Comprehensive    Accumulated    Treasury
                                   Stock       Stock      Capital        Fees          Income          Deficit       Stock
                                ------------  --------  -----------  ------------  ---------------  -------------  ----------
  Issuance of 197,093 shares
    of Common Stock under
    the equity line of credit.            -      1,971        95,029             -                -              -           -
  Issuance of 200,000 shares
    of Common Stock for
    consulting services. . . .            -      2,000       112,055      (114,055)               -              -           -
  Issuance of warrants with
    convertible debentures . .            -          -       157,700             -                -              -           -
  Forfeiture of 6,000 shares
    of Common Stock under
    stock bonus plan . . . . .            -        (60)      (17,190)            -                -              -           -
  Issuance of warrants with
    short-term notes payable .            -          -       193,289             -                -              -           -
  Issuance of 20,005 shares
    of Common Stock as
    payment of interest on
    debentures . . . . . . . .            -        200        16,356             -                -              -           -
  Issuance of 41,352 shares
    of Common Stock as
    payment of preferred
    stock dividends. . . . . .            -        413        33,185             -                -              -           -
  Preferred Stock dividends. .            -          -             -             -                -       (132,195)          -
  Issuance of 1,421,669
    shares of Common
    Stock. . . . . . . . . . .            -     14,217       820,783             -                -              -           -
Amortization of unearned
  consulting fees. . . . . . .            -          -             -       224,614                -              -           -
Comprehensive income (loss):
  Net (loss) . . . . . . . . .            -          -             -             -                -     (3,690,163)          -
  Foreign currency
    translation adjustment . .            -          -             -             -         (134,186)             -           -

Comprehensive income (loss). .   (3,824,349)

Balance at September 30, 2000.  $     6,600   $138,037   $48,231,986   $   (90,815)  $       55,661   $(49,002,460)  $ (32,076)
                                ============  =========  ============  ============  ===============  =============  ==========


                                   Total
                                ------------
  Issuance of 197,093 shares
    of Common Stock under
    the equity line of credit.       97,000
  Issuance of 200,000 shares
    of Common Stock for
    consulting services. . . .            -
  Issuance of warrants with
    convertible debentures . .      157,700
  Forfeiture of 6,000 shares
    of Common Stock under
    stock bonus plan . . . . .      (17,250)
  Issuance of warrants with
    short-term notes payable .      193,289
  Issuance of 20,005 shares
    of Common Stock as
    payment of interest on
    debentures . . . . . . . .       16,556
  Issuance of 41,352 shares
    of Common Stock as
    payment of preferred
    stock dividends. . . . . .       33,598
  Preferred Stock dividends. .     (132,195)
  Issuance of 1,421,669
    shares of Common
    Stock. . . . . . . . . . .      835,000
Amortization of unearned
  consulting fees. . . . . . .      224,614
Comprehensive income (loss):
  Net (loss) . . . . . . . . .   (3,690,163)
  Foreign currency
    translation adjustment . .     (134,186)
                                ------------
Comprehensive income (loss)

Balance at September 30, 2000.  $  (693,067)
                                ============

See  Notes  to  Consolidated  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY

CONSOLIDATED  STATEMENTS  OF  CASH  FLOWS
YEARS  ENDED  SEPTEMBER  30,  2000  AND  1999
--------------------------------------------------------------------------------


                                                                           2000          1999
                                                                       ------------  ------------
OPERATING ACTIVITIES
  Net (loss). . . . . . . . . . . . . . . . . . . . . . . . . . . . .  $(3,690,163)  $(3,750,309)
   Adjustments to reconcile net (loss) to net cash (used in)
     operating activities:
     Depreciation . . . . . . . . . . . . . . . . . . . . . . . . . .      425,899       468,758
     Amortization of intellectual property rights . . . . . . . . . .      110,025       119,501
     Provision for (recovery of) inventory obsolescence . . . . . . .       40,286        (6,394)
     Provision for doubtful accounts, returns and discounts . . . . .     (224,846)       22,460
     Issuance of common stock for bonuses and consulting services . .            -        23,438
     Amortization of unearned consulting fees . . . . . . . . . . . .      224,614        84,047
     Amortization of discounts on notes payable
       and convertible debentures . . . . . . . . . . . . . . . . . .      957,192       671,854
     Amortization of deferred income realized on U.K. grant . . . . .      (53,490)     (142,723)
     Amortization of deferred gain on sale and leaseback of building.      (84,495)      (91,772)
     Amortization of debt issuance costs. . . . . . . . . . . . . . .      245,676       174,124
     Changes in operating assets and liabilities:
       Accounts receivable. . . . . . . . . . . . . . . . . . . . . .      869,242      (507,929)
       Inventories. . . . . . . . . . . . . . . . . . . . . . . . . .      438,442      (105,433)
       Prepaid expenses and other current assets. . . . . . . . . . .       30,676       149,617
       Accounts payable . . . . . . . . . . . . . . . . . . . . . . .     (222,543)      128,165
       Accrued expenses and other current liabilities . . . . . . . .      (98,352)      (78,733)
                                                                       ------------  ------------
          Net cash (used in) operating activities . . . . . . . . . .   (1,031,837)   (2,841,329)
                                                                       ------------  ------------

INVESTING ACTIVITIES
  Capital expenditures, net cash (used in) investing activities . . .      (11,284)      (22,637)
                                                                       ------------  ------------

FINANCING ACTIVITIES
  Proceeds from issuance of common stock. . . . . . . . . . . . . . .      835,000       500,000
  Proceeds from issuance of common stock under the
    equity line of credit . . . . . . . . . . . . . . . . . . . . . .       97,000       485,000
  Proceeds from issuance of common stock upon exercise of puts. . . .            -       146,835
  Proceeds from related party notes issued. . . . . . . . . . . . . .            -       300,000
  Proceeds from convertible debentures issued . . . . . . . . . . . .            -     1,305,000
  Purchase of common stock held in treasury . . . . . . . . . . . . .            -       (12,746)
  Dividend paid on preferred stock. . . . . . . . . . . . . . . . . .      (40,150)     (161,670)
  Payments on long-term debt and capital lease obligations. . . . . .            -      (638,620)
          Net cash provided by financing activities . . . . . . . . .      891,850     1,923,799
                                                                       ------------  ------------

Effect of exchange rate changes on cash . . . . . . . . . . . . . . .  $    37,684   $    30,589
                                                                       ------------  ------------

          Net (decrease) in cash. . . . . . . . . . . . . . . . . . .     (113,587)     (909,578)

Cash at beginning of year . . . . . . . . . . . . . . . . . . . . . .      570,709     1,480,287
                                                                       ------------  ------------

Cash at end of year . . . . . . . . . . . . . . . . . . . . . . . . .  $   457,122   $   570,709
                                                                       ============  ============

Supplemental Cash Flow Disclosures:
  Interest paid . . . . . . . . . . . . . . . . . . . . . . . . . . .  $   191,634   $   190,444

Supplemental Schedule of Noncash Financing Activities:
  Issuance of warrants on convertible debentures and notes payable. .  $   350,989   $ 1,529,815
  Common stock issued for payment of preferred stock dividends
    and convertible debenture interest. . . . . . . . . . . . . . . .       50,154        31,365
  Preferred dividends declared, Series 1. . . . . . . . . . . . . . .      132,195       133,919
  Renewal of notes payable with related parties . . . . . . . . . . .    1,300,000     1,000,000


See  Notes  to  Consolidated  Financial  Statements.

THE  FEMALE  HEALTH  COMPANY

NOTES  TO  CONSOLIDATED  FINANCIAL  STATEMENTS
----------------------------------------------

NOTE  1.     NATURE  OF  BUSINESS  AND  SIGNIFICANT  ACCOUNTING  POLICIES

Principles  of  consolidation  and  nature  of  operations:  The  consolidated
----------------------------------------------------------
financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the Reality female condom, "Reality," in the U.S. and "femidom" or "femy" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company - UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

The product is currently sold or available in either or both commercial (private sector) and public sector markets in 30 countries. It is commercially marketed directly by the Company in the United States and the United Kingdom and through marketing partners globally.

Use  of  estimates:  The  preparation of financial statements in conformity with
------------------
generally accepted accounting principles requires management to make estimates and use assumptions that affect certain reported amounts and disclosures. Actual results may differ from those estimates.

Significant  accounting  estimates  include  the  following:

Trade receivables include a provision for sales returns and trade allowances, which is based on management's estimate of future product returns from customers in connection with unsold product which has expired or is expected to expire before it is sold. The estimated cost for product returns, price discounts and trade allowances are accrued when the initial sale is recorded.

The market value of inventory is based on management's best estimate of future sales and the time remaining before the existing inventories reach their expiration dates.

The Company evaluates intellectual property rights for impairment by comparing the net present value of the asset's estimated future income stream to the asset's carrying value.

Although management uses the best information available, it is reasonably possible that the estimates used by the Company will be materially different from the actual results. These differences could have a material effect on the Company's future results of operations and financial condition.

Cash:  Substantially all of the Company's cash was on deposit with one financial
----
institution.

Inventories:  Inventories  are  valued at the lower of cost or market.  The cost
-----------
is determined using the first-in, first-out (FIFO) method. Inventories are also written down for management's estimates of product which will not sell prior to its expiration date. Write downs of inventories establish a new cost basis which is not increased for future increases in the market value of inventories or changes in estimated obsolescence.

NOTE  1.     NATURE  OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Foreign currency translation:  In accordance with Financial Accounting Standards
----------------------------
No. 52, "Foreign Currency Translation", the financial statements of the Company's international subsidiaries are translated into U.S. dollars using the exchange rate at each balance sheet date for assets and liabilities, the historical exchange rate for stockholders' equity and a weighted average exchange rate for each period for revenues, expenses, and gains and losses. Translation adjustments are recorded as a separate component of stockholders' equity as the local currency is the functional currency.

Equipment and furniture and fixtures:  Depreciation and amortization is computed
------------------------------------
by  the  estimated useful lives of the respective assets which range as follows:

     Equipment                    5  -  10  years
     Furniture  and  fixtures     3  years

Intellectual property rights:  The Company holds patents on the female condom in
----------------------------
the United States, the European Union, Japan, Canada, Australia and The People's Republic of China and holds patents on the manufacturing technology in various countries. The Company also licenses the trademark "Reality" in the United States and has trademarks on the names "femidom" and "femy" in certain foreign countries. Intellectual property rights are amortized on a straight-line basis over their estimated useful life of twelve years.

Financial  instruments:  The  Company has no financial instruments for which the
----------------------
carrying  value  materially  differs  from  fair  value.

Revenue Recognition:  Revenues from product sales are recognized as the products
-------------------
are  shipped  to  the  customers.

Research  and Development Costs:  Research and development costs are expensed as
-------------------------------
incurred. The amount of costs expensed for the years ended September 2000 and 1999 was $67,099 and $122,196, respectively.

Stock-Based  Compensation:  The  value  of stock options awarded to employees is
-------------------------
measured using the intrinsic value method prescribed by Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees." The Company has provided pro forma disclosures in Note 7 of net income as if the fair value-based method prescribed by Financial Accounting Standard No. 123, "Accounting for Stock-Based Compensation," ("FAS 123") was used in measuring compensation expense.

Advertising:  The  Company's policy is to expense production costs in the period
-----------
in  which  the  advertisement  is  initially  presented  to  consumers.

NOTE  1.     NATURE  OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)

Income  taxes:  The  Company  files  separate income tax returns for its foreign
-------------
subsidiaries. Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes" (FAS 109) requires recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been included in the financial statements or tax returns. Under this method, deferred tax assets and liabilities are determined based on the differences between the financial statements and tax bases of assets and liabilities using enacted tax rates in effect for the year in which the differences are expected to reverse. Deferred tax assets are also provided for carryforwards for income tax purposes. In addition, the amount of any future tax benefits is reduced by a valuation allowance to the extent such benefits are not expected to be realized.

Earnings per share (EPS):  Basic EPS is computed by dividing income available to
------------------------
common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon conversion of convertible preferred shares or convertible debt and the exercise of stock options and warrants for all periods. Fully diluted (loss) per share is not presented since the effect would be anti-dilutive.

Other  comprehensive  income:  Accounting  principles  generally  require  that
----------------------------
recognized revenue, expenses, gains and losses be included in net income. Although certain changes in assets and liabilities, such as foreign currency translation adjustments, are reported as a separate component of the equity section of the balance sheet, such items, along with net income, are components of comprehensive income.

New  accounting  pronouncements:  In  June  1998,  the  FASB  adopted  SFAS 133,
-------------------------------
Accounting for Derivative Instruments and Hedging Activities. SFAS 133 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and assess the effectiveness of transactions that receive hedge accounting. In June 1999, the FASB adopted SFAS 137, Accounting for Derivative Instruments and Hedging Activities Deferral of the Effective Date of FASB Statement No. 133. SFAS 133, as amended by SFAS 137, is effective for all fiscal quarters of all fiscal years beginning after June 15, 2000. Management believes that the adoption of FAS No. 133 will have no material impact on the Company.

Reclassifications:  Certain  expenses  on  the  statement of income for the year
-----------------
ended September 30, 1999, have been reclassified to be consistent with the presentation shown for the year ended September 30, 2000.

NOTE  2.     INVENTORIES

The  components  of  inventory  consist  of the following at September 30, 2000:

Raw materials . . . . . . . . .  $210,933
Work in process . . . . . . . .   193,182
Finished goods. . . . . . . . .   160,700
Less allowance for obsolescence   (74,000)
                                 ---------
                                 $490,815
                                 =========

NOTE  3.     LEASES

The Company entered into a seven-year operating lease with a third party for office space effective September 12, 1994. The Company has also guaranteed an affiliate's lease with an unrelated third party which expires January 31, 2001. On November 1, 1998 the office space was sublet for the remaining term of the lease. Rental expense under the affiliate lease was $15,797 and $14,999 in 2000 and 1999, respectively, which is net of sublease rentals of $39,204 and $35,018 in 2000 and 1999, respectively.

On December 10, 1996, the Company entered into what is in essence a sale and leaseback agreement with respect to its 40,000 square foot manufacturing facility located in London, England. The Company received $3,365,000 (1,950,000 pounds) for leasing the facility to a third party for a nominal annual rental charge and for providing the third party with an option to purchase the facility for one pound during the period December 2006 to December 2027.

As part of the same transaction, the Company entered into an agreement to lease the facility back from the third party for base rents of $304,000 (195,000 pounds) per year payable quarterly until 2016. The lease is renewable through December 2027. The Company was also required to make a security deposit of $304,000 (195,000 pounds) to be reduced in subsequent years. The facility had a net book value of $1,398,819 (810,845 pounds) on the date of the transaction. The $1,966,181 (1,139,155 pounds) gain which resulted from this transaction will be recognized ratably over the initial term of the lease. Unamortized deferred gain as of September 30, 2000 was $1,373,212 (925,585 pounds).

In 1987, a subsidiary entered into a lease for office and factory space expiring January 31, 2001. These offices and factory space were vacated and subsequently this space was subleased to a third party for a period expiring January 31, 2001. At the time the sublease was entered into a liability was established for all future costs to the end of the lease, net of expected sublease receipts.

Details of operating lease expense in total and separately for transactions with related parties are as follows:

                                                September 30,
                                               2000      1999
                                             --------  --------
Operating lease expense:
  Factory and office leases . . . . . . . .  $614,333  $691,399
  Affiliate lease (net of sublease rentals)    15,797    14,999
  Other . . . . . . . . . . . . . . . . . .    19,063    22,231
                                             --------  --------
                                             $649,193  $728,629
                                             ========  ========

Future minimum payments under operating leases, including the affiliate lease guarantee, consisted of the following at September 30, 2000:

                                      Rentals
                                    Receivable
                                      Under
                        Operating   Subleases
                        ----------  ----------
2001 . . . . . . . . .  $  427,324  $   13,068
2002 . . . . . . . . .     315,450           -
2003 . . . . . . . . .     315,450           -
2004 . . . . . . . . .     313,334           -
2005 . . . . . . . . .     303,615           -
Thereafter . . . . . .   3,402,342           -
                        ----------  ----------
Total minimum payments  $5,077,515  $   13,068
                        ==========  ==========

NOTE  4.     NOTES  PAYABLE  AND  LONG-TERM  DEBT

During 1999, the Company renewed a $1,000,000 note with Mr. Dearholt, a current director of the Company. The outstanding note payable had an interest rate of 12%. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 200,000 shares of the Company's common stock at $1.16 per share, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $194,574. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2008. The discount in combination with the note's 12% coupon resulted in an effective interest rate of 35 percent on the note.

Additionally, during 1999 the Company borrowed $250,000 from Mr. Dearholt and $50,000 from O.B. Parrish, also a current director of the Company. Each note payable bears interest at 12%. As part of the transactions, the Company issued Mr. Dearholt and Mr. Parrish warrants to purchase 50,000 and 10,000 shares of the Company's common stock at $1.35 and $1.25 per share, respectively, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the notes of $49,219 and $9,722, respectively. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2008 and 2007, respectively. The discount in combination with the notes' 12% coupon resulted in an effective interest rate of 35 percent for each note.

During 2000, the Company renewed the $1,000,000 note with Mr. Dearholt. The outstanding note payable bears interest at 12% and is payable in full in 2001. As part of the transaction, the Company issued Mr. Dearholt warrants to purchase 250,000 shares of the Company's common stock at $.71 per share which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the note of $148,999. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2010. In addition, if the Company defaults on its obligation under the note, the Company is required to issue an additional 250,000 shares of its common stock to Mr. Dearholt in addition to all other remedies to which Mr. Dearholt may be entitled. The note is recorded at September 30, 2000, net of unamortized discount of $71,641. The discount in combination with the note's 12% coupon resulted in an effective interest rate of 27 percent on the note.

Additionally, during 2000 the Company renewed the $250,000 note with Mr. Dearholt and $50,000 note with O.B. Parrish. Each note payable bears interest at 12% and is payable in full in 2001. As part of the transactions, the Company issued Mr. Dearholt and Mr. Parrish warrants to purchase 62,500 and 12,500 shares of the Company's common stock at $.77 and $.72 per share, respectively, which represented 80% of the average trading price for the five trading days prior to the closing date for the transaction and resulted in an initial discount on the notes of $36,853 and $7,437, respectively. Any stock issued under the warrants carry certain registration rights. The warrants expire in 2010, for each note. Also if the Company defaults on its obligation under the note, the Company is required to issue an additional 62,500 and 12,500 shares of its common stock to Mr. Dearholt and Mr. Parrish, respectively, in addition to all other remedies to which each is entitled. The notes are recorded at September 30, 2000, net of unamortized discounts of $13,639 and $2,875, respectively. The discount in combination with the notes' 12% coupon resulted in an effective interest rate of 27 percent for each note.

NOTE  4.     NOTES  PAYABLE  AND  LONG-TERM  DEBT  (CONTINUED)

On May 19 and June 3, 1999, the Company issued an aggregate of $1,500,000 of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. These warrants expire in 2004. Interest on the convertible debentures is due at a rate of 8% per annum, payable quarterly in either cash or, at the investor's option, common stock of the Company at its then current market value. From December 2, 1999 to February 11, 2000, interest on the convertible debentures was at the rate of 10% annually, and then returned to 8% annually. Repayment of the convertible debentures is secured by a first security interest in all of the Company's assets. In addition, if the Company defaults in payment of the principal or interest due on the convertible debentures in accordance with their terms, the Company must immediately issue 1,500,000 shares of its common stock to the investor at no cost. The issuance of these shares will not affect any of the outstanding warrants then held by the investor, which warrants will continue in effect in accordance with their terms.

Additionally, warrants to purchase 337,500 shares of the Company's common stock were issued to the Company's placement agent in this offering. The warrants have a term of five years and are exercisable at an exercise price equal to the lesser of 70% of the market price of the common stock at the time of the exercise or $1.00. The warrants were valued at $224,800 which was recorded as additional paid-in capital.

The convertible debentures beneficial conversion feature is valued at $336,400 and the warrants to purchase 1,875,000 shares of the Company's common stock are valued at $715,100. In accordance with SEC reporting requirements for such transactions, the Company recorded the value of the beneficial conversion feature and warrants (a total of $1,051,500) as additional paid-in capital. The corresponding amount of $1,051,500 was recorded as a discount on convertible debentures and is amortized over 1 year using the interest rate method. The note is recorded net of a discount of $101,664 at September 30, 2000. The discount in combination with the debentures' 8% coupon resulted in an effective interest rate of 159 percent for the debentures.

The original principal balance plus any accrued but unpaid interest of the convertible debentures may be convertible into shares of the Company's common stock at the investor's election, at any time after one year, based on a per share price equal to the lesser of (a) 70% of the market price of the Company's common stock at the time of conversion or $1.00. The convertible debentures were originally payable one year after issuance. However, the Company elected, under the terms of the convertible debentures, to extend the due date to two years after issuance. As a result of the Company making this election, the Company issued to the investors at the time of the extension, 375,000 additional warrants to purchase shares of the Company's common stock on the same terms as the previously issued warrants. These warrants expire in 2005. The warrants were valued at $157,700 and recorded as additional paid-in capital.

On April 6, 1999 the Company restructured its $602,360 (370,000 pounds) Aage V. Jensen Charity Foundation note payable. The terms included immediate payment of $177,000 (110,000 pounds) as of the date of the restructuring agreement and required nine installment payments beginning April 15, 1999 and concluding on December 10, 1999. To avoid incurring additional interest related to the loan, the Company paid off the entire loan on June 10, 1999.

NOTE  5.     INCOME  TAXES

A reconciliation of income tax expense and the amount computed by applying the statutory Federal income tax rate to loss before income taxes as of September 30, 2000 and 1999, is as follows:

                                                               September 30,
                                                            2000          1999
                                                        ------------  ------------
Tax credit statutory rates . . . . . . . . . . . . . .  $(1,254,700)  $(1,275,100)
Nondeductible expenses . . . . . . . . . . . . . . . .       59,100        59,300
State income tax, net of federal benefits. . . . . . .     (175,900)     (177,700)
Benefit of net operating loss not recognized, increase
  in valuation allowance . . . . . . . . . . . . . . .    1,371,500     1,374,500
Other. . . . . . . . . . . . . . . . . . . . . . . . .            -        19,000
                                                        ------------  ------------
                                                        $         -   $         -
                                                        ============  ============

As of September 30, 2000, the Company had federal and state net operating loss carryforwards of approximately $35,428,000 for income tax purposes expiring in years 2005 to 2016. The benefit relating to $1,537,800 of these net operating losses relates to exercise of common stock options and will be credited directly to stockholders' equity when realized. The Company also has investment tax and research and development credit carryforwards for income tax purposes aggregating approximately $127,000 at September 30, 2000, expiring in years 2006 to 2010. The Company's U.K. subsidiary, The Female Health Company - UK, plc subsidiary has U.K. net operating loss carryforwards of approximately $65,770,000 as of September 30, 2000. These U.K. net operating loss carryforwards can be carried forward indefinitely to be used to offset future
U.K. taxable income. Significant components of the Company's deferred tax assets and liabilities are as follows at September 30, 2000:

Deferred tax assets:
  Federal net operating loss carryforwards . .  $12,046,000
  State net operating loss carryforwards . . .    2,335,000
  Foreign net operating loss carryforwards . .   19,732,000
  Foreign capital allowances . . . . . . . . .      906,000
  Tax credit carryforwards . . . . . . . . . .      127,000
  Accounts receivable allowances . . . . . . .       48,000
  Other. . . . . . . . . . . . . . . . . . . .       17,000
                                                ------------
Total gross deferred tax assets. . . . . . . .   35,211,000
Valuation allowance for deferred tax assets. .   35,194,000
                                                ------------
Deferred tax assets net of valuation allowance       17,000
Deferred tax liabilities:
  Equipment, furniture and fixtures. . . . . .      (17,000)
                                                ------------
Net deferred tax assets. . . . . . . . . . . .  $         -
                                                ============

The valuation allowance increased (decreased) by $(4,213,500) and $1,711,000 for the years ended September 30, 2000 and 1999, respectively.

NOTE  6.     ROYALTY  AGREEMENTS

The Company has royalty agreements for sales of its products which provide for royalty payments based on sales quantities and achievement of specific sales levels. However, no royalty expense was incurred for the years ended September 30, 1999 or 2000.

NOTE  7.     COMMON  STOCK

Stock  Option  Plans

The Company has various stock option plans that authorize the granting of options to officers, key employees and directors to purchase the Company's common stock at prices generally equal to the market value of the stock at the date of grant. Under these plans, the Company has 94,028 shares available for future grants as of September 30, 2000. The Company has also granted options to one of its legal counsel and an affiliate. Certain options are vested and exercisable upon issuance, others over periods up to four years and still others based on the achievement of certain performance criteria by the Company and market prices of its common stock.

Summarized information regarding all of the Company's stock options is as follows:

                                               Weighted
                                                Average
                                   Number of   Exercise
                                     Shares      Price
                                   ----------  ---------
Outstanding at September 30,1998.  1,174,478   $    2.29
  Granted . . . . . . . . . . . .  1,876,000        0.86
  Exercised . . . . . . . . . . .    (18,000)       0.01
  Expired or canceled . . . . . .    (79,178)       6.75
                                   ----------

Outstanding at September 30, 1999  2,953,300        1.27
  Granted . . . . . . . . . . . .     50,000        0.50
  Exercised . . . . . . . . . . .          -           -
  Expired or canceled . . . . . .    (85,900)       0.93
                                   ----------
Outstanding at September 30, 2000  2,917,400   $    1.26
                                   ==========

Options shares exercisable at September 30, 2000 and 1999 are 438,300 and 425,766, respectively.

Options  Outstanding  and  Exercisable

Range of         Number     Wghted. Avg.  Wghted. Avg.     Number     Wghted. Avg.
Exercise       Outstanding   Remaining      Exercise     Exercisable    Exercise
Prices         At 9/30/00       Life          Price      at 9/30/00       Price
-------------  -----------  ------------  -------------  -----------  -------------
$        0.50      50,000           10.0  $        0.50            -  $           -
         0.85    1,784,500           7.9           0.85            -              -
         1.56       16,000           5.3           1.56       16,000           1.56
         2.00    1,066,900           3.8           2.00      422,300           2.00
-------------  -----------  ------------  -------------  -----------  -------------
 .50 to $2.00    2,917,400           6.4  $        1.26      438,300  $        1.98
=============  ===========  ============  =============  ===========  =============

Stock options have been granted to employees at, or in excess of, fair market value at the date of grant. Accordingly, in accordance with APB 25 and related interpretations, no compensation cost has been recognized related to such stock option grants.

Had compensation cost for the Company's stock option plans been determined based on the fair value at the grant dates for all awards consistent with the method set forth under FASB Statement No. 123, "Accounting for Stock-Based Compensation" ("FAS 123") the Company's net loss and loss per share would have been increased to the pro forma amounts indicated below:

                                                Year Ending September 30,
                                                   Loss                      Loss
                                     2000       Per Share       1999       Per Share
                                 ------------  -----------  ------------  -----------
Net loss attributable to common
  stockholders. . . . . . . . .  $(3,822,355)  $    (0.30)  $(3,884,228)  $    (0.36)
Compensation expense related to
  stock options granted . . . .     (413,656)       (0.03)     (371,902)       (0.03)
                                 ------------  -----------  ------------  -----------
                                 $(4,236,011)  $    (0.33)  $(4,256,130)  $    (0.39)
                                 ============  ===========  ============  ===========

As the provisions of FAS 123 have been applied only to options granted since September 30, 1995, the resulting pro forma compensation cost is not representative of that to be presented in future years, when the pro forma cost would be fully reflected.

The fair value of options was estimated at the date of grant using the Black-Scholes option pricing model assuming expected volatility of 63.4% and risk-free interest rates of 5.38% and 5.00% for 2000 and 1999, respectively; and expected lives of one to three years and 0.0% dividend yield in both periods. The weighted average fair value of options granted was $.35 and $.61 for the years ended September 30, 2000 and 1999, respectively.

The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. Because the Company's employee stock options have characteristics different from those of traded options, and because changes in the input assumptions can materially affect the fair value estimate, the model may not provide a reliable single measure of the fair value of its employee stock options.

Stock  Bonus  Plan

During 1997, the Company adopted a stock bonus plan ("1997 Bonus Plan") to provide stock bonuses in lieu of cash bonuses to key employees who are responsible for the Company's future growth and financial success. The 1997
Bonus Plan provides for the award of up to 200,000 shares which are nontransferable and subject to a risk of forfeiture for one year subsequent to grant date. During the year ended September 30, 1999, 15,000 shares of restricted stock were issued to key employees. No shares of restricted stock were issued to key employees during the year ended September 30, 2000. Expense under the plan was $23,438 for the year ended September 30, 1999.

Common  Stock  Purchase  Warrants

The Company enters into consulting agreements with separate third party professionals to provide investor relations services and financial advisory services. In connection with the consulting agreements, the Company granted warrants to purchase common stock. At September 30, 2000, 175,000 warrants were exercisable.

In 1999, the Company issued 100,000 warrants. The value of the warrants of $99,483 was recognized as unearned consulting fees and additional paid-in capital and the expense is being recognized over the term of the agreement. In 2000 the Company did not issue any warrants related to such arrangements.

No warrants were exercised during 2000. At September 30, 2000, the following warrants were outstanding:

                                          Number
                                        Outstanding
                                        ------------
Warrants issued in connection with:
  Financial advisory services contract  $    175,000
  Convertible Debentures . . . . . . .     2,587,500
  Convertible Preferred Stock. . . . .       176,000
  Equity Line of Credit. . . . . . . .       200,000
  Notes Payable. . . . . . . . . . . .     1,225,000
                                        ------------
  Outstanding at September 30, 2000. .  $  4,363,500

At September 30, 2000, the Company had reserved a total of 9,101,400 shares of its common stock for the exercise of options and warrants outstanding. This amount includes shares reserved to satisfy obligations due if the Company defaults on the payment of interest or principal on $1.3 million of notes due between February and March 2000, and the convertible debentures due May and June 2000.

Issuance  of  Stock

The Company has issued common stock to consultants for providing investor relation services. In 1999, the Company issued 175,000 shares of common stock with a market value of $185,938 which was recorded as unearned consulting fees which is being recognized over the term of the agreement. In 2000, the Company issued 200,000 shares of common stock with a market value of $114,055 which was recorded as unearned consulting fees and is being recognized over the term of the agreement.

NOTE  8.     PREFERRED  STOCK

The Company has outstanding 660,000 shares of 8% cumulative convertible preferred stock (Series 1). Each share of preferred stock is convertible into one share of the Company's common stock on or after August 1, 1998. Annual preferred stock dividends will be paid if and as declared by the Company's Board of Directors. No dividends or other distributions will be payable on the Company's common stock unless dividends are paid in full on the preferred stock. The preferred stock may be redeemed at the option of FHC, in whole or in part, on or after August 1, 2000, subject to certain conditions, at $2.50 per share plus accrued and unpaid dividends. In the event of a liquidation or dissolution of the Company, the preferred stock would have priority over the Company's common stock. During 1999, 20,718 shares were converted into common stock.

NOTE  9.     EQUITY  LINE  OF  CREDIT

On November 19, 1998, the Company executed an agreement with a private investor, Kingsbridge (the Equity Line Agreement). This agreement provides for the Company, at its sole discretion, subject to certain restrictions, to sell ("put") to the investor up to $6.0 million of the Company's common stock, subject to a minimum put of $1.0 million over the duration of the agreement. The Equity Line Agreement expires 24 months after the effective date of the registration statement which was February 1999 and, among other things, provides for minimum and maximum puts ranging from $100,000 to $1,000,000 depending on the Company's stock price and trading volume. The Company is required to draw down a minimum of $1 million during the two-year period. If the Company does not draw down the minimum, the Company is required to pay the investor a 12% fee on that portion of the $1 million minimum not drawn down at the end of the two-year period. Upon execution of the agreement, the Company issued Kingsbridge 200,000 warrants to purchase common stock at $2.17 per share. As of September 30, 2000, the Company had placed four puts for the combined cash proceeds of $582,000 providing the selling stockholders with a total of 680,057 shares of the Company's common stock.

NOTE  9.     EQUITY  LINE  OF  CREDIT  (CONTINUED)

The timing and amount of the stock sales under the agreement are totally at the Company's discretion, subject to the Company's compliance with each of the following conditions at the time the Company requests a stock sale under the agreement:

     - The registration statement the Company filed with the SEC for resales of stock by Kingsbridge must remain in effect.
     - All of the Company's representations and warranties in the agreement must be accurate and the Company must have complied with all of the obligations in the agreement.
     - There may not be any injunction, legal proceeding or law prohibiting the Company's sale of the stock to Kingsbridge.
     - The sale must not cause Kingsbridge's ownership of the Company's common stock to exceed 9.9% of the outstanding shares of the Company's common stock.
     - The trading price of the Company's common stock over a five-trading-day period preceding the date of the sale must equal or exceed $1.00 per share.
     - The average daily trading volume of the Company's common stock for a twenty- trading-day period preceding the date of the sale must equal or exceed 17,000 shares.

The trading price of the Company's common stock was below $1.00 per share as of September 30, 2000. Although Kingsbridge waived the condition relating to the trading price for the fourth put completed during the third quarter of fiscal year 2000, the Company can make no assurance that Kingsbridge will waive this condition or any other condition under the Equity Line Agreement if the Company cannot satisfy such conditions to use the Equity Line Agreement if needed in the near future.

NOTE  10.     EMPLOYEE  RETIREMENT  PLAN

Effective October 1, 1997, the Company adopted a Simple Individual Retirement Account (IRA) plan for its employees. Employees are eligible to participate in the plan if their compensation reaches certain minimum levels and are allowed to contribute up to a maximum of $6,000 annual compensation to the plan. The Company has elected to match 100% of employee contributions to the plan up to a maximum of 3% of employee compensation for the year ended September 30, 2000. The Company elected to match 1% of employee compensation during the prior year. Company contributions were $17,539 and $6,541 for 2000 and 1999, respectively.

NOTE 11. INDUSTRY SEGMENTS AND FINANCIAL INFORMATION ABOUT FOREIGN AND DOMESTIC OPERATIONS

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

The Company operates in foreign and domestic regions. Information about the Company's operations in different geographic areas (determined by the location of the operating unit) is as follows.

                              September 30,
(Amounts in Thousands)       2000      1999
Net revenues:
  United States . . . . .  $ 2,116   $ 2,350
  International . . . . .    3,651     2,365

Operating profit (loss):
  United States . . . . .     (917)   (1,221)
  International . . . . .   (1,476)   (1,631)

Identifiable assets
  United States . . . . .      661     1,760
  International . . . . .    3,460     4,747

On occasion, the Company's U.S. unit sells product directly to customers located outside the U.S. Were such transaction reported by geographic destination of the sale rather than the geographic location of the unit, U.S. revenues would be decreased and International revenues increased by $37,000 and $177,000 in 2000 and 1999, respectively.

NOTE  12.     CONTINGENT  LIABILITIES

The testing, manufacturing and marketing of consumer products by the Company entail an inherent risk that product liability claims will be asserted against the Company. The Company maintains product liability insurance coverage for claims arising from the use of its products. The coverage amount is currently
$5,000,000  for  FHC's  consumer  health  care  product.

NOTE  13.     RELATED  PARTIES

It has been and currently is the policy of the Company that transactions between the Company and its officers, directors, principal shareholders or affiliates are to be on terms no less favorable to the Company than could be obtained from unaffiliated parties. The Company intends that any future transactions between the Company and its officers, directors, principal shareholders or affiliates will be approved by a majority of the directors who are not financially interested in the transaction.

NOTE  14.     CONTINUING  OPERATIONS

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a loss of $3.8 million for the year ended September 30, 2000, and as of September 30, 2000, had an accumulated deficit of $49.0 million. At September 30, 2000, the Company had working capital of ($1.4) million and stockholders' deficit of ($.7) million. In the near term, the Company expects operating and capital costs to continue to exceed funds generated from operations, due principally to the Company's fixed manufacturing costs relative to current production volumes and the ongoing need to commercialize the female condom around the world. As a result, operations in the near future are expected to continue to use working capital. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the female condom.

Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the female condom and may benefit efforts to raise additional capital and to secure additional agreements to promote and distribute the female condom throughout other parts of the world.

On September 29, 1997, the Company entered into an agreement with Vector Securities International, Inc. (Vector), an investment banking firm specializing in providing advice to healthcare and life-science companies. Pursuant to this agreement, as extended, Vector will act as the Company's exclusive financial advisor for the purposes of identifying and evaluating opportunities available to the Company for increasing shareholder value. These opportunities may include selling all or a portion of the business, assets or stock of the Company or entering into one or more distribution arrangements relating to the Company's product. There can be no assurance that any such opportunities will be available to the Company or, if so available, that the Company will ultimately elect or be able to consummate any such transaction. Management is currently determining whether the Company should seek to extend this arrangement.

The Company has also obtained an equity line of credit.  See Note 9 for details.

On May 19, 1999 and June 3, 1999 the Company issued an aggregate $1.5 million of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. See Note 4 for additional detail.

Between September and November 1999 the Company completed a private placement where 983,333 shares of the Company's common stock were sold for $737,500, of which $500,000 was received through September 30, 1999. The stock sales were directly with accredited investors and included one current director of the Company. The Company provided the shares to these investors at a $.75 share price.

During the year ended September 30, 2000, the Company completed private placements where 1,305,000 shares of the Company's common stock were sold for $697,500 of which $597,500 was received through September 30, 2000. The stock sales were directly with accredited investors and included two current directors of the Company. The Company provided the shares to these investors at prices which ranged from $.50 and $.75.

While the Company believes that its existing capital resources will be adequate to fund its currently anticipated capital needs, if they are not the Company may need to raise additional capital until its sales increase sufficiently to cover operating expenses. In addition, there can be no assurance that the Company will satisfy the conditions required for it to exercise puts under the Equity Line Agreement. Accordingly, the Company may not be able to realize all or any of the funds available to it under the Equity Line Agreement.

Further, there can be no assurance, assuming the Company successfully raises additional funds or enters into business agreements with third parties, that the Company will achieve profitability or positive cash flow. If the Company is unable to obtain adequate financing, management will be required to sharply curtail the Company's efforts to promote the female condom and to curtail certain other of its operations or, ultimately, cease operations.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
                 UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEET

                                                                June 30,
                                                                  2001
                                                              -------------
ASSETS
Current Assets:
  Cash                                                        $    468,920
  Accounts receivable, net                                       1,323,721
  Inventories                                                      367,744
  Prepaid expenses and other current assets                        250,038
                                                              -------------
TOTAL CURRENT ASSETS                                             2,410,423
Intellectual property rights, net                                  486,520
Other assets                                                       138,544

PROPERTY, PLANT AND EQUIPMENT                                    3,572,586
Less accumulated depreciation and amortization                  (2,512,211)
                                                              -------------
      Net property, plant, and equipment                         1,060,375
                                                              -------------

TOTAL ASSETS                                                  $  4,095,862
                                                              =============

LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)
Current Liabilities:
Notes payable, related parties, net of unamortized discount      1,281,956
Accounts payable                                                   333,227
Accrued expenses and other current liabilities                     495,452
Preferred dividends payable                                        100,543
                                                              -------------
TOTAL CURRENT LIABILITIES                                        2,211,178

Note payable, bank, net of unamortized discount                    598,471
Convertible debentures                                             450,000
Deferred gain on lease of facility                               1,254,530
                                                              -------------
TOTAL LIABILITIES                                                4,514,179

STOCKHOLDERS' EQUITY (DEFICIENCY):
Convertible preferred stock                                          6,600
Common stock                                                       146,683
Additional paid-in-capital                                      49,625,703
Unearned consulting compensation                                  (104,637)
Accumulated deficit                                            (50,078,593)
Accumulated other comprehensive income                              18,003
Treasury stock, at cost                                            (32,076)
                                                              -------------
Total Stockholders' Equity (Deficiency)                           (418,317)

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIENCY)       $  4,095,862
                                                              =============


See  notes  to  unaudited  condensed  consolidated  financial  statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

                                                      Nine Months Ended
                                                           June 30,
                                                 --------------------------
                                                     2001          2000
                                                 ------------  ------------
Net revenues. . . . . . . . . . . . . . . . . .  $ 4,959,512   $ 3,923,425
Cost of products sold . . . . . . . . . . . . .    3,998,978     3,612,216
                                                 ------------  ------------
Gross profit. . . . . . . . . . . . . . . . . .      960,534       311,209
                                                 ------------  ------------

Advertising & promotion . . . . . . . . . . . .      110,155       169,000
Selling, general and administrative . . . . . .    1,463,584     2,085,001
                                                 ------------  ------------
Total operating expenses. . . . . . . . . . . .    1,573,739     2,254,001
                                                 ------------  ------------
Operating (loss). . . . . . . . . . . . . . . .     (613,205)   (1,942,792)

Amortization of debt issuance costs . . . . . .            -       245,676
Interest, net and other expense . . . . . . . .      363,199       937,561
                                                 ------------  ------------
(Loss) before income taxes. . . . . . . . . . .     (976,404)   (3,126,029)

Provision for income taxes. . . . . . . . . . .            -             -
                                                 ------------  ------------
Net (loss). . . . . . . . . . . . . . . . . . .     (976,404)   (3,126,029)

Preferred dividends, Series 1 . . . . . . . . .       99,729        99,090
                                                 ------------  ------------

Net (loss) attributable to common stockholders.  $(1,076,133)  $(3,225,119)
                                                 ============  ============

Net (loss) per common share outstanding . . . .  $     (0.07)  $     (0.26)
Weighted average common shares outstanding. . .   14,392,258    12,522,230


See  notes  to  unaudited  condensed  consolidated  financial  statements.

                   THE FEMALE HEALTH COMPANY AND SUBSIDIARIES
            UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                              Nine Months Ended
                                                                   June 30,
                                                          --------------------------
                                                              2001          2000
                                                          ------------  ------------
OPERATIONS:
Net (loss) . . . . . . . . . . . . . . . . . . . . . . .  $  (976,404)  $(3,126,029)
Adjusted for noncash items:
 Depreciation and amortization . . . . . . . . . . . . .      385,044       474,443
 Amortization of discounts on notes payable and
   convertible debentures. . . . . . . . . . . . . . . .      239,556       844,997
 Changes in operating assets and liabilities . . . . . .     (273,014)      961,986
                                                          ------------  ------------
Net cash (used in) operating activities. . . . . . . . .     (624,818)     (844,603)
                                                          ------------  ------------

INVESTING ACTIVITIES:
Capital expenditures, Net cash (used in)
  investing activities . . . . . . . . . . . . . . . . .      (36,415)      (11,579)
                                                          ------------  ------------
FINANCING ACTIVITIES:
Proceeds from issuance of convertible debentures . . . .      450,000             -
Dividend paid on preferred stock . . . . . . . . . . . .     (107,186)      (39,002)
Proceeds from issuance of common stock . . . . . . . . .      300,000       719,500
Borrowing on note payable, bank. . . . . . . . . . . . .    1,500,000             -
Principal payment on convertible debenture . . . . . . .   (1,500,000)            -
Net cash provided by financing activities. . . . . . . .      642,814       680,498
                                                          ------------  ------------
Effect of exchange rate changes on cash. . . . . . . . .       30,217           781
                                                          ------------  ------------
INCREASE (DECREASE) IN CASH. . . . . . . . . . . . . . .       11,798      (174,903)
Cash at beginning of period. . . . . . . . . . . . . . .      457,122       570,709
                                                          ------------  ------------
CASH AT END OF PERIOD. . . . . . . . . . . . . . . . . .  $   468,920   $   395,806
                                                          ============  ============

Schedule of noncash financing and investing
  activities:
Common stock issued for payment for consulting services.  $    93,760   $    79,680
Issuance of warrants on notes payable. . . . . . . . . .      239,556       350,989
Renewal of notes payable with related parties. . . . . .    1,300,000     1,300,000
Common stock issued for payment of preferred
  stock dividends and convertible debenture
  interest . . . . . . . . . . . . . . . . . . . . . . .       39,293        48,160
Preferred dividends declared, Series 1 . . . . . . . . .       99,729        99,090


See  notes  to  unaudited  condensed  consolidated  financial  statements.

THE  FEMALE  HEALTH  COMPANY

NOTES  TO  UNAUDITED  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
--------------------------------------------------------------------

NOTE  1  -  Basis  of  Presentation
            -----------------------

The accompanying financial statements are unaudited but in the opinion of management contain all the adjustments (consisting of those of a normal recurring nature) considered necessary to present fairly the financial position and the results of operations and cash flow for the periods presented in conformity with generally accepted accounting principles for interim financial information and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements.

Operating results for the nine months ended June 30, 2001 are not necessarily indicative of the results that may be expected for the fiscal year ending September 30, 2001. For further information, refer to the consolidated financial statements and footnotes thereto included in the Company's annual report on Form 10-KSB for the fiscal year ended September 30, 2000.

Principles  of  consolidation  and  nature  of  operations:
----------------------------------------------------------

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, The Female Health Company - UK and The Female Health Company - UK, plc. All significant intercompany transactions and accounts have been eliminated in consolidation. The Female Health Company ("FHC" or the "Company") is currently engaged in the marketing, manufacture and distribution of a consumer health care product known as the Reality female condom, "Reality," in the U.S. and "femidom" or "femy" outside the U.S. The Female Health Company - UK, is the holding company of The Female Health Company
- UK, plc, which operates a 40,000 sq. ft. leased manufacturing facility located in London, England.

Reclassification:
-----------------

Certain expenses on the statements of income for the nine months ended June 30, 2000 have been reclassified to be consistent with the presentation shown for the nine months ended June 30, 2001.

NOTE  2  -  Earnings  Per  Share
            --------------------

Earnings  per share (EPS): Basic EPS is computed by dividing income available to
-------------------------
common stockholders by the weighted average number of common shares outstanding for the period. Diluted EPS is computed giving effect to all dilutive potential common shares that were outstanding during the period. Dilutive potential common shares consist of the incremental common shares issuable upon conversion of convertible preferred or convertible debt and the exercise of stock options and warrants for all periods. Fully diluted (loss) per share is not presented since the effect would be anti-dilutive.

THE  FEMALE  HEALTH  COMPANY

NOTES  TO  UNAUDITED  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
--------------------------------------------------------------------

NOTE  3  -  Comprehensive  (Loss)
            ---------------------

Total comprehensive (loss) was $(1,113,791) for the nine months ended June 30, 2001 and $(3,323,002) for the nine months ended June 30, 2000.

NOTE  4  -  Inventories
            -----------

The  components  of  inventory  consist  of  the  following:

                                   June 30, 2001
                                  ---------------
Raw material and work in process  $      316,551
Finished goods . . . . . . . . .         108,033
                                  ---------------
Inventory, gross . . . . . . . .         424,584
Less: Inventory reserves . . . .         (56,840)
Inventory, net . . . . . . . . .  $      367,744
                                  ===============

NOTE  5  -  Financial  Condition
            --------------------

The Company's consolidated financial statements have been prepared on a going concern basis which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business. The Company incurred a net loss of $1.1 million for the nine months ended June 30, 2001 and as of June 30, 2001 had an accumulated deficit of $50.1 million. At June 30, 2001, the Company had working capital of $0.2 million and stockholders' equity of $(0.4) million. Management recognizes that the Company's continued operations depend on its ability to raise additional capital through a combination of equity or debt financing, strategic alliances and increased sales volumes.

At various points during the developmental stage of the product, the Company was able to secure resources, in large part through the sale of equity and debt securities, to satisfy its funding requirements. As a result, the Company was able to obtain FDA approval, worldwide rights, manufacturing facilities and equipment and to commercially launch the female condom.

Management believes that recent developments, including the Company's agreement with the UNAIDS, a joint United Nations program on HIV/AIDS, provide an indication of the Company's early success in broadening awareness and distribution of the female condom and may benefit future efforts to raise additional capital and to secure additional agreements to promote and distribute the female condom throughout other parts of the world.

THE  FEMALE  HEALTH  COMPANY

NOTES  TO  UNAUDITED  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
--------------------------------------------------------------------

NOTE  5-  Financial  Condition  -  (Continued)
          ------------------------------------

On May 19, 1999 and June 3, 1999 the Company issued an aggregate $1.5 million of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors.

Between September and November 1999 the Company completed a private placement where 983,333 shares of the Company's common stock were sold for $737,500, of which $500,000 was received through September 30, 1999. The stock sales were directly with accredited investors and included one current director of the Company. The Company sold the shares to these investors at a price of $0.75 per share.

During the year ended September 30, 2000, the Company completed private placements where 1,305,000 shares of the Company's common stock were sold for $697,500 of which $597,500 was received through September 30, 2000. The stock sales were directly with accredited investors and included two current directors of the Company. The Company sold the shares to these investors at prices which ranged from $0.50 and $0.75 per share.

On March 30, 2001 the Company issued an aggregate $250,000 of convertible debentures to one accredited investor. The debentures are due March 30, 2004, bear interest payable at a rate of 12% per annum, and are convertible into the Company's common stock based on a price per share equal to 70% of the market price of the common stock the day immediately prior to the date a conversion notice is provided to the Company but in no event shall the stock price be below $0.50 or more than $1.00. The Company did not issue warrants in connection with this issuance.

On May 18, 2001 the Company entered into an agreement with Heartland Bank providing for a $2,000,000 credit facility. The Company may borrow under the credit facility from time to time subject to a number of conditions, including obtaining personal guarantees of 125% of the amount outstanding under the credit facility. Principal and unpaid interest are due May 18, 2004. The credit facility bears interest payable at a rate of 10% per annum and payments of interest are due monthly. Heartland Bank was issued warrants for entering into the credit facility. The warrants are exercisable to purchase the number of shares of the Company's common stock equal to $500,000 divided by the warrant exercise price as of the date of exercise. The warrant purchase price is equal to 70% of the "market price" of the Common Stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall the per share price be less than $0.50 or more than $1.00. The warrants are valued at $270,800 and are recorded by the Company as additional paid in capital and a discount on the note.

THE  FEMALE  HEALTH  COMPANY

NOTES  TO  UNAUDITED  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
--------------------------------------------------------------------

NOTE  5-  Financial  Condition  -  (Continued)
          ------------------------------------

To secure the credit facility the Company was required by the bank to obtain guarantees of 125% of the amounts outstanding under the credit facility. The Company has currently borrowed $1,500,000 under the credit facility and has obtained guarantees from five guarantors of the amount outstanding on the loan, including three members of the Company's Board of Directors and a trust for the benefit of the Company's Chairman of the Board and Chief Executive Officer. The Company issued warrants to the five guarantors for their personal guarantees. The warrants are exercisable to purchase the number of shares of the Company's common stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is equal to 70% of the "market price" of the Common Stock as of the day immediately prior to the date the exercise notice is given to the Company, but in no event shall the per share price be less than $0.50 or more than $1.00. Two of the guarantors received additional warrants to purchase 100,000 shares of common stock each at a warrant purchase price of $0.50 per share because each of them guaranteed $500,000 under the credit facility. The warrants are valued at $667,578 and are recorded by the Company as additional paid in capital and a discount on the note.

The Company used the proceeds of the credit facility to pay off $1,500,000 of convertible debentures which were due between May 19 and June 3, 2001.

On June 1, 2001 the Company issued an aggregate $200,000 of convertible debentures to two accredited investors. The debentures are due May 30, 2004, bear interest payable at a rate of 10% per annum, and are convertible into the Company's common stock based on a price per share equal to be $0.50. The
Company  did  not  issue  warrants  in  connection  with  this  issuance.

During the nine months ended June 30, 2001, the Company completed private placements where 600,000 shares of the Company's common stock were sold for $300,000. The stock sales were directly with accredited investors and included one director of the Company. The Company sold the shares to these investors at price of $0.50 per share.

Until internally generated funds are sufficient to meet cash requirements, the Company will remain dependent upon its ability to generate sufficient capital from outside sources. While management believes that revenue from sales of the female condom will eventually exceed operating costs and that ultimately operations will generate sufficient funds to meet capital requirements, there can be no assurance that such level of operations will ultimately be achieved, or be achieved in the near term. Likewise, there can be no assurance that the Company will be able to source all or any portion of its required capital through the sale of debt or equity or, if raised, the amount will be sufficient to operate the Company until sales of the female condom generate sufficient revenues to fund operations. In addition, any funds raised may be costly to the Company and/or dilutive to stockholders. If the Company is not able to source the required funds or any future capital which becomes required, the Company may be forced to sell certain of its assets or rights or cease operations.

THE  FEMALE  HEALTH  COMPANY

NOTES  TO  UNAUDITED  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
--------------------------------------------------------------------

NOTE 6 - Industry Segments And Financial Information About Foreign and  Domestic
         -----------------------------------------------------------------------
Operations
----------

The Company currently operates primarily in one industry segment which includes the development, manufacture and marketing of consumer health care products.

The Company operates in foreign and domestic regions. Information about the Company's operations in different geographic areas (determined by the location of the operating unit) is as follows:

                          Nine Months Ended
                                June 30,
(Amounts in Thousands)     2001       2000
                        ----------  --------
Net revenues:
  United States. . . .  $      (4)  $ 1,542
  International. . . .      4,964     2,381
Operating (loss):
  United States. . . .       (267)     (328)
  International. . . .       (346)   (1,615)
Identifiable assets:
  United States. . . .        210     1,082
  International. . . .      3,886     3,640

On occasion, the Company's U.S. unit sells product directly to customers located outside the U.S. Were such transaction reported by geographic destination of the sale rather than the geographic location of the unit, U.S. revenues would be decreased and international revenues increased by $0 and $37,000 as of June 30, 2001 and 2000, respectively. Beginning October 1, 2000 primarily all revenues derived from sales to the U.S. public and trade sectors were accounted for as international revenues. In the first nine months of fiscal 2001 U.S. sales comprised $2,023,502 of the international total.

THE  FEMALE  HEALTH  COMPANY

NOTES  TO  UNAUDITED  CONDENSED  CONSOLIDATED  FINANCIAL  STATEMENTS
--------------------------------------------------------------------

Note  7  -  Recent  Accounting  Pronouncements
            ----------------------------------

Statement of Financial Accounting Standard ("SFAS") No. 133, Accounting for Derivative Instruments and Hedging Activities, as amended by SFAS 137 and 138 establishes accounting and reporting standards requiring that every derivative instrument (including certain derivative instruments embedded in other contracts) be recorded in the balance sheet as either an asset or liability measured at its fair value. SFAS 133 requires that changes in the derivative's fair value be recognized currently in earnings unless specific hedge accounting criteria are met. Special accounting for qualifying hedges allows a derivative's gains and losses to offset related results on the hedged item in the income statement, and requires that a company must formally document, designate and asses the effectiveness of transactions that receive hedge accounting. SFAS 133 was effective January 1, 2001. The Company adopted SFAS 133 and the implementation of this standard did not have a material impact on the Company's financial statements.

SFAS 140, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities, a replacement of SFAS 125, Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities revised the standards for accounting for securitizations and other transfers of financial assets and collateral and requires certain disclosures, but it carries over most of SFAS 125's provisions without reconsideration. SFAS 140 provides consistent standards for distinguishing transfers of financial assets that are sales from transfers that are secured borrowings. The provisions of SFAS 140 are effective for transfers after March 31, 2001. It is effective for disclosures about securitizations and collateral and for recognition and reclassification of collateral for fiscal years ending after December 15, 2000. The Company adopted SFAS 140 and the implementation of this standard did not have a material impact on the Company's financial statements.

On June 30, 2001, the Financial Accounting Standards Board finalized Statement of Financial Accounting Standards No. 141, Business Combinations. SFAS 141 requires all business combinations initiated after June 30, 2001 to be accounted for using the purchase method. The Company is in the process of evaluating the impact of SFAS 141.

On June 30, 2001, the Financial Accounting Standards Board finalized Statement of financial Accounting Standards No. 142, Goodwill and Other Intangible Assets. Under the provisions of SFAS 142, goodwill is no longer subject to amortization over its estimated useful life, but instead will be subject to at least annual assessments for impairment by applying a fair-value based test. SFAS 142 also requires that an acquired intangible asset should be separately recognized if the benefit of the intangible asset is obtained through contractual or other legal rights, or if the asset can be sold, transferred, licensed, rented or exchanged, regardless of the acquirer's intent to do so. The provisions of SFAS 142 are effective for fiscal years beginning after December 31, 2001. The Company is in the process of evaluating its Goodwill and Intangible assets for impairment under the provisions of SFAS 142.

     YOU SHOULD RELY ONLY ON INFORMATION CONTAINED IN THIS PROSPECTUS. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION DIFFERENT FROM THAT CONTAINED IN THIS PROSPECTUS. THE SELLING STOCKHOLDERS LISTED IN THIS PROSPECTUS IS OFFERING TO SELL, AND SEEKING OFFERS TO BUY, SHARES OF COMMON STOCK ONLY IN JURISDICTIONS WHERE OFFERS AND SALES ARE PERMITTED.

     NO ACTION IS BEING TAKEN IN ANY JURISDICTION OUTSIDE THE UNITED STATES TO PERMIT A PUBLIC OFFERING OF THE COMMON STOCK OR POSSESSION OR DISTRIBUTION OF THIS PROSPECTUS IN ANY SUCH JURISDICTION. PERSONS WHO COME INTO POSSESSION OF
THIS PROSPECTUS IN JURISDICTIONS OUTSIDE THE UNITED STATES ARE REQUIRED TO INFORM THEMSELVES ABOUT AND TO OBSERVE ANY RESTRICTIONS AS TO THIS OFFERING AND THE DISTRIBUTION OF THIS PROSPECTUS APPLICABLE TO THAT JURISDICTION.

                            THE FEMALE HEALTH COMPANY

                        12,250,844 SHARES OF COMMON STOCK

                              ____________________

                                   PROSPECTUS

                              ____________________

                                 November, 2001

                                     PART II

INFORMATION  NOT  REQUIRED  IN  THE  PROSPECTUS

Item  24.  Indemnification  of  Directors  and  Officers.

     Pursuant to sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses (i) to the extent such officers or directors are successful in the defense of a proceeding and (ii) in proceedings in which the director or officer is not successful in the defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constitute: (a) willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that section 180.0859 of the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted under sections 180.0850 to 180.0858 as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as such directors, except in circumstances paralleling those in subparagraphs (a) through (d) outlined above.

     Consistent with sections 180.0850 to 180.0859 of the Wisconsin Business Corporation Law, Article VIII of the Company's Amended and Restated By-Laws provides that the Company shall indemnify any person in connection with legal proceedings threatened or brought against him by reason of his present or past status as an officer or director of the Company in the circumstances described above. Article VIII of the Amended and Restated By-Laws also provides that the directors of the Company are not subject to personal liability to the Company, its shareholders or persons asserting rights on behalf thereof, as provided in the Wisconsin Business Corporation Law. The Amended and Restated By-Laws also contain a nonexclusivity clause which provides in substance that the indemnification rights under the Amended and Restated By-Laws shall not be deemed exclusive of any other rights to which those seeking indemnification may be entitled under any agreement with the Company, any Amended and Restated By-Law or otherwise.

     The indemnification provided as set forth above is not exclusive of any other rights to which a director or an officer of the Company may be entitled.

     The general effect of the foregoing provisions is to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item  25.  Other  Expenses  of  Issuance  and  Distribution.

     The  expenses  in  connection  with  the  offering  are  as  follows:

 ITEM                         AMOUNT*
----------------------------  --------
Registration fee . . . . . .  $    765
Printing expenses. . . . . .     5,000
Legal fees and expenses. . .    10,000
Accounting fees and expenses     5,000
Miscellaneous expenses . . .     5,000
                              --------

              Total. . . . .  $ 25,765
                              ========

____________

*  All  amounts  estimated  except  the  registration  fee.

Item  26.  Recent  Sales  of  Unregistered  Securities.

     On March 25, 1997, 1998, 1999, 2000 and 2001, the Company extended a $1 million, one-year promissory note payable by the Company to Stephen M. Dearholt for a previous loan Mr. Dearholt made to the Company. The promissory note is now payable in full on March 25, 2002 and bears interest at 12% annually, payable monthly. The borrowing transactions were effected in the form of a promissory note from the Company to Mr. Dearholt and related Note Purchase and Warrant Agreements and a Stock Issuance Agreement. Under the 1997, 1998 and 1999 Note Purchase and Warrant Agreements, the Company issued to Mr. Dearholt warrants to purchase 200,000 shares of common stock in 1997 at an exercise price of $1.848 per share, 200,000 shares of common stock in 1998 at an exercise price of $2.25 per share and 200,000 shares of common stock in 1999 at an exercise price of $1.16 per share. In connection with the extension of the note to March 25, 2001, the Company issued warrants to purchase 250,000 shares of our common stock in 2000 at an exercise price of $0.71 per share. In connection with the extension of the note to March 25, 2002, the Company issued warrants to purchase 250,000 shares of our common stock in 2001 at an exercise price of $0.45 per share. In each case, the exercise price of the warrants equaled 80% of the market price of the common stock on the date of issuance. The warrants expire upon the earlier of their exercise or on March 25, 2005 for the warrants issued in 1997, March 25, 2007 for the warrants issued in 1998, March 25, 2009 for the warrants issued in 1999, March 25, 2010 for the warrants issued in 2000, and March 25, 2011 for the warrants issued in 2001. In consideration of Mr.
Dearholt's agreement to extend the note's due date to March 25, 2000, the Company extended the expiration date of warrants held by Mr. Dearholt to purchase 200,000 shares of our common stock from March 25, 2001 to March 25, 2002.

     The Company believes that the sales described above were exempt from registration under section 4(2) of the Securities Act and/or Regulation D promulgated under the Securities Act because such sales were made to one person who is an accredited investor and a director of the Company. Mr. Dearholt also represented to the Company that he was purchasing for investment without a view to further distribution. Restrictive legends were placed on all instruments evidencing the securities described above.

     On May 19, 1999 and June 3, 1999, the Company issued an aggregate of $1,500,000 of convertible debentures and warrants to purchase 1,875,000 shares of the Company's common stock to five accredited investors. The convertible debentures bear interest at 8% per annum and have a one-year term; provided, however, that the Company may extend the repayment term for an additional one year if, upon such extension, it issues to the investors warrants to purchase 375,000 shares of the Company's common stock having the same terms and conditions as the warrants issued to the investors in the private placement. The investors may convert the convertible debentures into common stock at any time after one year from the date they were issued as follows: (a) the first 50% of the original principal balance of the convertible debentures, plus any accrued but unpaid interest thereon, is convertible into common stock based on a per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or (ii) $1.25; and (b) the second 50% of the original principal balance plus any accrued but unpaid interest thereon is convertible into common stock based on the per share price equal to the lesser of (i) 70% of the market price of the common stock at the time of conversion or (ii) $2.50. As part of this offering, the Company also issued to the investors warrants to purchase 1,875,000 shares of the Company's common stock. The warrants are exercisable by the investors at any time within five years after their date of issuance at an exercise price per share equal to the lesser of (a) 70% of the market price of the Company's common stock from the date of exercise or (b) $1.00. As part of the consideration that the Company paid R.J. Steichen & Company, the Company's placement agent in the private placement of the convertible debentures and warrants, the Company issued to R.J. Steichen warrants to purchase a total of 337,500 shares of the Company's common stock. The warrants issued to R.J. Steichen are exercisable at any time commencing one year after the date of the private placement and for a period of four years thereafter at an exercise price of $1.00 per share.

     The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On September 24, 1999, the Company completed a private placement of 666,671 shares of its common stock to nine investors. Each share of common stock was sold for a purchase price of $0.75, representing a discount of 12% from the market price on the date that the shares were sold. In connection with this private placement, the Company agreed to register the investors' resale of these shares pursuant to this registration statement. The Company raised approximately $500,000 of proceeds, net of issuance cost of $0 in connection with this private placement. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only accredited investors, most of whom had a preexisting personal or business relationship with the Company or its officers or directors and each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering. In addition, the common stock issued to these investors contained restrictive legends indicating that the shares had not been registered and, therefore, cannot be resold unless the resale was registered under the Securities Act or an exemption from such registration requirement was available.

     On February 18, 1999, the Company borrowed $50,000 from O.B. Parrish, the Company's Chairman and Chief Executive Officer. The borrowing was completed through the execution of a $50,000, one-year promissory note payable by the Company to Mr. Parrish and a Note Purchase and Warrant Agreement and Stock Issuance Agreement. Mr. Parrish was granted warrants to purchase 10,000 shares of our common stock at an exercise price of $1.35 per share. The exercise price of the warrants equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 18, 2000, the Company extended the due date of the note to February 18, 2001, and in connection with this extension, the Company issued to Mr. Parrish warrants to purchase 12,500 shares of our common stock at an exercise price of $0.72 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. Effective February 18, 2001, the Company extended the due date of the note to February 18, 2002, and in connection with this extension, the Company issued to Mr. Parrish warrants to purchase 14,000 shares of our common stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance.

On February 12, 1999, the Company borrowed $250,000 from Mr. Dearholt. The borrowing was effectuated in the form of a $250,000, one-year promissory note payable by the Company to Mr. Dearholt. As part of this transaction, the Company entered into a Note Purchase and Warrant Agreement and a Stock Issuance Agreement. Mr. Dearholt received a warrant to purchase 50,000 shares of our common stock at an exercise price of $1.248 per share. The exercise price of the warrants equaled 80% of the average market price of the common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or nine years after the date of their issuance. Effective February 12, 2000, the Company extended the due date of the note to February 12, 2001, and in connection with this extension, the Company issued to Mr. Dearholt warrants to purchase 62,500 shares of our common stock at an exercise price of $0.77 per share, which equaled 80% of the average market price of our common stock for the five trading days prior to the date of issuance. Effective February 12, 2001, the Company extended the due date of the note to February 12, 2002, and in connection with this extension, the Company issued to Mr. Dearholt warrants to purchase 70,000 shares of our common stock at an exercise price of $0.40 per share, which equaled 75% of the average market price of our common stock for the five trading days prior to the date of issuance. The warrants expire upon the earlier of their exercise or ten years after the date of their issuance.

     The Company has sold 129,506 shares of common stock on February 26, 1999, 157,356 shares of common stock on March 10, 1999, 196,102 shares of common stock on April 10, 1999 and 197,093 shares of common stock on May 31, 2000 to a private investor under an equity line agreement. The Company received net cash proceeds of $145,500, $145,500, $194,000, and $97,000 respectively, from these sales. As part of this offering, the Company also issued to the investor warrants to purchase 200,000 shares of the Company's common stock at an exercise price of $2.17 per share. The Company also issued warrants to purchase 100,000 shares of the Company's common stock at an exercise price of $1.625 to this investor on February 12, 1999 in connection with a consulting agreement. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that it was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 316,668 shares of common stock to three investors in November 1999. The Company received cash proceeds of $237,500 from these sales. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 100,000 shares of common stock to one investor in January 2000. The Company received cash proceeds of $75,000 from this sale. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that he was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     The Company sold 80,001 shares of common stock to three investors in February 2000. The Company received cash proceeds of $60,000 from these sales. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     In June, 2000, the Company sold 500,000 shares of its common stock to two investors, including 400,000 shares to a trust for the benefit of a child of Stephen M. Dearholt, a director of the Company. The Company received cash proceeds of $250,000 from this sale. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to sophisticated, accredited investors, who provided representations which the Company deemed necessary to satisfy itself that were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On May 19, 2000 and June 3, 2000, the Company issued warrants to purchase 375,000 shares of common stock to five investors, in connection with the one-year extension of the due date of $1,500,000 of convertible debentures with the exercise price of the warrants is the lesser of 70% of market value or $1.00 per share. The warrants expire upon the earlier of their exercise or four years after the date of their issuance. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with this issuance.

     On June 15, 2000, the Company issued 150,000 shares of common stock to one person as compensation for consulting services. The Company believes that it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act in connection with this issuance.

     Effective March 30, 2001, the Company issued a $250,000 convertible debentures to one accredited investor. The convertible debenture bears interest at 12% per annum and has a three-year term. The investor may convert the convertible debenture into common stock at any time based on a conversion rate of $0.50 per share. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that he was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

     The Company entered into a loan agreement on May 18, 2001, providing for a three-year loan commitment from a bank of up to $2,000,000. The Company may borrow under this loan agreement from time to time subject to a number of conditions, including obtaining personal guarantees of 125% of the amount outstanding under the loan. In connection with the loan, the Company issued warrants to the lender to purchase the number of shares of common stock equal to $500,000 divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of our common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share.

     Five persons provided guarantees equal in total to the $1.5 million outstanding under the loan. The guarantors included James R. Kerber, a member of the Company's board of directors, Stephen M. Dearholt, a member of the Company's board of directors, Richard E. Wenninger, a member of the Company's board of directors, and a trust for the benefit of O.B. Parrish, the Company's Chairman of the Board and Chief Executive Officer. Each guarantor may be liable to the lender for up to 125% of the guarantor's guarantee amount if the Company defaults under the loan. The Company issued warrants to the guarantors to purchase the number of shares of common stock equal to the guarantee amount of such guarantor divided by the warrant purchase price as of the date of exercise. The warrant purchase price is the price per share equal to 70% of the market price of common stock at the time of exercise, but in no event will the warrant purchase price be less than $0.50 per share or more than $1.00 per share. The Company also issued additional warrants to purchase 100,000 shares of common stock at an exercise price of $0.50 per share to each of Stephen M. Dearholt and Richard E. Wenninger because each of them guaranteed $500,000 under the loan.

     The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the warrants were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     Effective June 1, 2001, the Company issued an aggregate of $200,000 of convertible debentures to two accredited investors. The convertible debentures bear interest at 10% per annum and have a three-year term. The investors may convert the convertible debentures into common stock at any time based on a conversion rate of $0.50 per share. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to only sophisticated, accredited investors, each of whom provided representations which the Company deemed necessary to satisfy itself that they were accredited investors and were purchasing for investment and not with a view to resale in connection with a public offering.

     On August 1, 2001, the Company issued 1,000,000 shares of common stock to one accredited investor for a total purchase price of $500,000. The Company believes it has satisfied the exemption from the securities registration requirement provided by section 4(2) of the Securities Act and Regulation D promulgated thereunder in this offering since the securities were sold in a private placement to a sophisticated, accredited investor, who provided representations which the Company deemed necessary to satisfy itself that he was an accredited investor and was purchasing for investment and not with a view to resale in connection with a public offering.

Item 27. Exhibits. The following exhibits are filed as part of this Registration Statement.



EXHIBIT NO.    DESCRIPTION
------------  --------------------------------------------------------------------------------------

        3.1     Amended and Restated Articles of Incorporation of the Company.(20)

        3.2     Articles of Amendment to the Amended and Restated Articles of Incorporation of the
                Company. (26)

        3.3     Amended and Restated By-Laws of the Company.(3)

        4.1     Amended and Restated Articles of Incorporation (same as Exhibit 3.1).

        4.2     Articles of Amendment to Amended and Restated Articles of Incorporation of the
                Company (same as Exhibit 3.2).

        4.3     Articles II, VII and XI of the Amended and Restated By-Laws of the Company
                (included in Exhibit 3.3).

          5     Legal Opinion of Reinhart Boerner Van Deuren s.c. regarding legality of securities being issued.

       10.1     Employment Agreement between John Wundrock and the Company dated October 1,
                1989.(3)

       10.2     Wisconsin Pharmacal Company, Inc. (k/n/a The Female Health Company) 1990 Stock
                Option Plan.(4)

       10.3     Reality Female Condom Clinical Trial Data Agreement between the Company and
                Family Health International dated September 24, 1992.(6)

       10.4     Trademark License Agreement for Reality Trademark.(7)

       10.5     Office space lease between the Company and John Hancock Mutual Life Insurance
                Company dated June 1, 1994.(8)

       10.6     Employment Agreement dated September 10, 1994 between the Company and
                Dr. Mary Ann Leeper.(9)

       10.7     1994 Stock Option Plan.(10)

       10.8     Investor relations and development services Consulting Agreement between the
                Company and C.C.R.I. Corporation dated March 13, 1995.(11)

       10.9     Consultant Warrant Agreement dated March 13, 1995 between the Company and
                C.C.R.I. Corporation, as amended on April 22, 1996.(12)

      10.10     Company Promissory Note payable to Stephen M. Dearholt for $1 million dated
                March 25, 1996 and related Note Purchase and Warrant Agreement, warrants and Stock
                Issuance Agreement.(13)

      10.11     Outside Director Stock Option Plan.(12)

      10.12     Exclusive Distribution Agreement between Chartex International Plc and Taiho
                Pharmaceutical Co., Ltd. dated October 18, 1994.(14)

                                      II-7


      10.13     Supply Agreement between Chartex International Plc and Deerfield Urethane, Inc.
                dated August 17, 1994.(14)

      10.14     Employment Letter dated February 28, 1990 from Chartex Resources Ltd. to Michael
                Pope and Board Amendments thereto.(14)

      10.15     Grant Letter dated March 7, 1996 from the Government Office for London of the
                Secretary of State of Trade and Industry regarding economic development grant to the
                Company.(14)

      10.16     Letter Amendment to Asset Sale Agreement dated April 29, 1996 between the
                Company and Dowty Seals Limited and Chartex International Plc.(14)

      10.17     Form of Warrant issued by the Company to certain foreign investors as of
                September 12, 1996.(15)

      10.18     Fund Raising Agreement dated May 1, 1998 by and between Hartinvest-Medical
                Ventures and the Company. (12)

      10.19     Change of Control Agreement dated January 27, 1999, between The Female Health
                Company and Michael Pope.(16)

      10.20     Company Promissory Note to Stephen M. Dearholt for $250,000 dated February 1,
                1999 and related Note Purchase And Warrant Agreement, warrants and Stock issuance
                Agreement.(16)

      10.21     Company Promissory Note to O.B. Parrish for $50,000 dated February 1, 1999 and related Note Purchase And Warrant Agreement, warrants and Stock issuance
                Agreement.(16)

      10.22     Company Promissory Note to Stephen M. Dearholt for $1 million dated March 25,
                1999 and related Note Purchase and Warrant Agreement,  Warrant and Stock Issuance
                Agreement.(16)

      10.23     Form of Registration Rights Agreement between the Company and certain private placement investors dated as of June 1, 1999.(17)

      10.24     Amendment to Registration Rights Agreement between the Company and Private
                Placement Investors dated as of June 1, 1999.(17)

      10.25     $1 million Convertible Debenture issued by the Company to Gary Benson dated
                May 19, 1999.(17)

      10.26     $100,000 Convertible Debenture issued by the Company to Daniel Bishop dated
                June 3, 1999.(17)

      10.27     $100,000 Convertible Debenture issued by the Company to Robert Johander dated
                June 3, 1999.(17)

      10.28     $100,000 Convertible Debenture issued by the Company to Michael Snow dated
                June 3, 1999.(17)

      10.29     $100,000 Convertible Debenture issued by the Company to W.G. Securities Limited
                Partnership dated June 3, 1999.(17)

                                      II-8


      10.30     Warrant to purchase 1,250,000 shares of the Company's common stock issued to Gary
                Benson on May 19, 1999.(17)

      10.31     Warrant to purchase 125,000 shares of the Company's common stock issued to Daniel
                Bishop on June 3, 1999.(17)

      10.32     Warrant to purchase 125,000 shares of the Company's common stock issued to Robert
                Johander on June 3, 1999.(17)

      10.33     Warrant to purchase 250,000 shares of the Company's common stock issued to Michael
                Snow on June 3, 1999.(17)

      10.34     Warrant to purchase 125,000 shares of the Company's common stock issued to
                W.G. Securities Limited Partnership on June 3, 1999.(17)

      10.35     Form of Common Stock Purchase Warrant to acquire 337,500 shares issued to
                R.J. Steichen as placement agent.(17)

      10.36     Form of Change of Control Agreement between the Company and each of O.B. Parrish and Mary Ann Leeper.(20)

      10.37     Lease Agreement among Chartex Resources Limited, P.A.T. (Pensions) Limited and
                The Female Health Company.(18)

      10.38     Agreement dated March 14, 1997, between the Joint United Nations Programme on
                HIV/AIDS and Chartex International PLC.(19)

      10.39     Company promissory note payable to Stephen M. Dearholt for $1 million dated
                March 25, 1997, and related stock purchase and warrant agreement, warrants and stock issuance agreement.(21)

      10.40     1997 Stock Option Plan.(19)

      10.41     Employee Stock Purchase Plan.(19)

      10.42     Agreement dated September 29, 1997, between Vector Securities International and The
                Female Health Company.(19)

      10.43     Private Equity Line of Credit Agreement between the Company and Kingsbridge
                Capital Limited dated November 19, 1998.(2)

      10.44     Registration Rights Agreement between the Company and Kingsbridge Capital Limited dated as of November 19, 1998.(2)

      10.45     Warrant to Purchase up to 200,000 shares of common stock of the Company issued to
                Kingsbridge Capital Limited as of November 19, 1998.(2)

      10.46     Agreement between Kingsbridge Capital Limited and the Company dated February 12,
                1999.(23)

      10.47     Consulting Agreement between the Company and Kingsbridge Capital Limited dated
                February 12, 1999.(23)


                                      II-9

      10.48     Registration Rights Agreement between Kingsbridge Capital Limited and the Company dated February 12, 1999.(23)

      10.49     Warrant for 100,000 shares of the Company's common stock issued to Kingsbridge
                Capital Limited as of February 12, 1999.(23)

      10.50     Company Promissory Note to Stephen M. Dearholt for $250,000 dated February 12,
                2000 and related Warrants.(24)

      10.51     Company Promissory Note to O.B. Parrish for $50,000 dated February 18, 2000 and related Warrants.(24)

      10.52     Company Promissory Note to Stephen M. Dearholt for $1 million dated March 25,
                2000 and related Warrants.(24)

      10.53     Stock Purchase Agreement, dated as of June 14, 2000, between The Female Health
                Company and The John W. Dearholt Trust.(25)

      10.54     Warrant to purchase 250,000 shares of the Company's common stock issued to Gary
                Benson on May 19, 2000. (25)

      10.55     Warrant to purchase 25,000 shares of the Company's common stock issued to Daniel
                Bishop on June 3, 2000. (25)

      10.56     Warrant to purchase 25,000 shares of the Company's common stock issued to Robert
                Johander on June 3, 2000. (25)

      10.57     Warrant to purchase 50,000 shares of the Company's common stock issued to Michael
                Snow on June 3, 2000. (25)

      10.58     Warrant to purchase 25,000 shares of the Company's common stock issued to W.G.
                Securities Limited Partnership on June 3, 2000. (25)

      10.59     Stock Purchase Agreement, dated as of June 14, 2000, between the Company and The
                John W. Dearholt Trust. (25)

      10.60     Exclusive Distribution Agreement, dated as of ______, 2000, between the Company and Mayer Laboratories, Inc. (26)

      10.61     Amended and Restated Convertible Debenture issued by the Company to Richard E.
                Wenninger dated March 30, 2001. (27)

      10.62     Amended and Restated Promissory Note to Stephen M. Dearholt for $250,000 dated
                February 12, 2001 and related warrants. (5)

      10.63     Amended and Restated Promissory Note to O.B. Parrish for $50,000 dated February
                18, 2001 and related warrants. (5)

      10.64     Amended and Restated Promissory Note to Stephen M. Dearholt for $1,000,000 dated
                March 25, 2001 and related warrants. (27)

      10.65     Loan Agreement, dated as of May 18, 2001, between the Company and Heartland
                Bank. (27)


                                      II-10

      10.66     Registration Rights Agreement, dated as of May 18, 2001, between the Company and
                Heartland Bank. (27)

      10.67     Warrant dated May 18, 2001 from the Company to Heartland Bank. (27)

      10.68     Warrants dated May 18, 2001 from the Company to Stephen M. Dearholt.

      10.69     Warrant dated May 18, 2001 from the Company to James R. Kerber.

      10.70     Warrant dated May 18, 2001 from the Company to Tom Bodine.

      10.71     Warrant dated May 18, 2001 from the Company to The Geneva O. Parrish 1996 Living
                Trust.

      10.72     Warrants dated May 23, 2001 from the Company to Richard E. Wenninger.

      10.73     Registration Rights Agreement, dated as of May 18, 2001, among the Company and certain guarantors.

         21     Subsidiaries of Registrant. (22)

       23.1     Consent of McGladrey & Pullen, LLP

       23.2     Consent of Reinhart Boerner Van Deuren s.c. (included in Exhibit 5).

         24     Power of Attorney (incorporated by reference to the signature page hereof).

              ____________


(1)  Incorporated  herein  by  reference  to  the  Company's  1995  Form 10-KSB.

(2) Incorporated herein by reference to the Company's Form SB-2 Registration Statement filed December 8, 1998.

(3) Incorporated herein by reference to the Company's Registration Statement on Form S-18, Registration No. 33-35096, as filed with the Securities and Exchange Commission on May 25, 1990.

(4)  Incorporated  herein  by  reference to the Company's December 31, 1990 Form
     10-Q.

(5)  Incorporated  herein  by  reference  to  the  Company's March 31, 2001 Form
     10-QSB.

(6) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Registration Statement on Form S-1, Registration No. 33-51586, as filed with the Securities and Exchange Commission on September 28, 1992.

(7)  Incorporated  herein  by  reference  to  the  Company's  1992  Form 10-KSB.

(8)  Incorporated  herein by reference to the Company's June 30, 1994 Form 10-Q.

(9) Incorporated herein by reference to the Company's Registration Statement on Form S-2, Registration No. 33-84524, as filed with the Securities and
     Exchange  Commission  on  September  28,  1994.

                                      II-11

(10) Incorporated  herein  by  reference  to  the  Company's  1994  Form 10-KSB.

(11) Incorporated herein by reference to the Company's March 31, 1995 Form 10-Q.

(12) Incorporated herein by reference to the Company's Form S-1 Registration Statement filed with the Securities and Exchange Commission on April 23, 1996.

(13) Incorporated  herein by reference to the Company's June 30, 1995 Form 10-Q.

(14) Incorporated herein by reference to Pre-Effective Amendment No. 1 to the Company's Form S-1 Registration Statement filed with the Securities and
     Exchange  Commission  on  June  5,  1996.

(15) Incorporated  herein  by  reference  to  the  Company's  1996  Form  10-K.

(16) Incorporated  herein  by  reference  to  the  Company's March 31, 1999 Form
     10-QSB.

(17) Incorporated  herein  by  reference  to  the  Company's  June 30, 1999 Form
     10-QSB.

(18) Incorporated herein by reference to the Company's December 31, 1996 Form 10-QSB.

(19) Incorporated herein by reference to the Company's Form 10-KSB/A-1 for the year ended September 30, 1997.

(20) Incorporated herein by reference to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on October 19, 1999.

(21) Incorporated  herein  by  reference  to  the  Company's March 31, 1997 Form
     10-QSB.

(22) Incorporated herein by reference to the Company's Form 10-KSB for the year ended September 30, 1999.

(23) Incorporated herein by reference to the Company's December 31, 1998 Form 10-QSB.

(24) Incorporated  herein  by  reference  to  the  Company's March 31, 2000 Form
     10-QSB.

(25) Incorporated  herein  by  reference  to  the  Company's  June 30, 2000 Form
     10-QSB.

(26) Incorporated herein by reference to the Company's Form SB-2 Registration Statement filed with the Securities and Exchange Commission on September 21, 2000.

(27) Incorporated  herein  by  reference  to  the  Company's  June 30, 2001 Form
     10-QSB.

Item  28.  Undertakings.

     The  small  business  issuer  hereby  undertakes  as  follows:

     (a) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

     (b) File, during any period in which offers and sales of securities may be made pursuant to this registration, a post-effective amendment to this registration statement to:

          (i) include any prospectus required by section 10(a) (3) of the Securities Act;

          (ii) reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and

          (iii) include any additional or changed material information on the plan of distribution.

     (c) For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

     (d) File a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

                                   SIGNATURES

     In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form SB-2 and authorized this Registration Statement to be signed on its behalf by the undersigned, in the City of Chicago, State of Illinois, on the 9th day of November, 2001.

                                        THE  FEMALE  HEALTH  COMPANY

                                        BY    /s/ O.B. Parrish
                                             -----------------------------------
                                        Its Chairman and Chief Executive Officer
                                             -----------------------------------


                                POWER OF ATTORNEY

     Each person whose signature appears below hereby appoints O.B. Parrish and Mary Ann Leeper, and each of them individually, his true and lawful attorney-in-fact, with power to act with or without the other and with full power of substitution and resubstitution, in any and all capacities, to sign any or all amendments (including post-effective amendments) to the Registration Statement and file the same with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated:



SIGNATURE                                      TITLE                    DATE
---------------------------------  -----------------------------  ----------------

       /s/ O.B. Parrish
---------------------------------
         O.B. Parrish              Chairman of the Board, Chief   November 9, 2001
                                   Executive Officer and Director
                                   (Principal Executive Officer)

      /s/ Mary Ann Leeper
---------------------------------
     Mary Ann Leeper, Ph.D.        President and Chief Operating  November 9, 2001
                                   Officer and Director

       /s/ Robert R. Zic
---------------------------------
         Robert R. Zic             Principal Accounting Officer   November 9, 2001

    /s/ William R. Gargiulo
---------------------------------
    William R. Gargiulo, Jr.       Secretary and Director         November 9, 2001

      /s/ David R. Bethune
---------------------------------
        David R. Bethune           Director                       November 9, 2001

     /s/ Stephen M. Dearholt
---------------------------------
       Stephen M. Dearholt         Director                       November 9, 2001

      /s/ James R. Kerber
---------------------------------
        James R. Kerber            Director                       November 9, 2001

     /s/ Michael R. Walton
---------------------------------
       Michael R. Walton           Director                       November 9, 2001


---------------------------------
      Richard E. Wenninger         Director                       November __, 2001


                                  EXHIBIT INDEX



EXHIBIT                                                         PAGE
NUMBER    DESCRIPTION                                          NUMBER
-------  ----------------------------------------------------  ------

      5  Legal Opinion of Reinhart Boerner Van Deuren s.c.

  10.68  Warrants dated May 18, 2001 from the Company to
         Stephen M. Dearholt.

  10.69  Warrant dated May 18, 2001 from the Company to
         James R. Kerber.

  10.70  Warrant dated May 18, 2001 from the Company to
         Tom Bodine.

  10.71  Warrant dated May 18, 2001 from the Company to
         The Geneva O. Parrish 1996 Living Trust.

  10.72  Warrants dated May 23, 2001 from the Company to
         Richard E. Wenninger.

  10.73  Registration Rights Agreement, dated as of May 18,
         2001, among the Company and certain guarantors.

   23.1  Consent of McGladrey & Pullen, LLP